UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☐	Soliciting Material pursuant to §240.14a-12

BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423

NOTICE OF 2014 REGULAR MEETING OF SHAREHOLDERS

Time:	9:30 a.m., Central Time, on Tuesday, June 10, 2014
Place:	Best Buy Corporate Campus — Theater 7601 Penn Avenue South Richfield, Minnesota 55423
Internet:	Submit pre-meeting questions online by visiting www.proxyvote.com and view the live webcast of the Regular Meeting of Shareholders online at www.investors.bestbuy.com.
Items of Business:	1.	To elect the seven directors listed herein to serve on our Board of Directors for a term of one year.
	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015.
	3.	To conduct a non-binding advisory vote to approve our named executive officer compensation.
	4.	To approve the 2014 Omnibus Incentive Plan.
	5.	To transact such other business as may properly come before the meeting.
Record Date:	You may vote if you were a shareholder of record of Best Buy Co., Inc., or if you held shares through a broker or other nominee as of the close of business on Monday, April 14, 2014.
Proxy Voting:	Your vote is important. You may vote via proxy as a shareholder of record:
	1.	By visiting www.proxyvote.com on the Internet;
	2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or
	3.	By signing and returning your proxy card, if you have received paper materials.
For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee.
Regardless of whether you expect to attend the meeting in person, please vote your shares in one of the ways outlined above.

By Order of the Board of Directors

Richfield, Minnesota	Keith J. Nelsen
April 29, 2014	Secretary

BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423

Dear Fellow Shareholders,

In my last letter to you I spoke about the ways in which the Best Buy Board of Directors had acted on behalf of shareholders by resolving difficult questions, making key hires and actively supporting the Company’s transformation plans.

I am pleased to say our commitment to doing the right thing for the Company and serving the best interests of our shareholders remains firm. Furthermore, the circumstances under which we are operating have improved significantly. We have a CEO who is in charge, delivering results and driving a new culture; an executive team filled with passion and unity of purpose; and an employee base highly engaged in improving the performance of Best Buy. Outside the four walls of the Company, our vendor relationships continue to grow stronger, our focus on core operations have been reinforced through key business divestitures and customer satisfaction is on the rise.

As Chairman, I can say with confidence that we remain determined to work in a way that allows the Executive Team to run the business. We, of course, continue to be actively engaged by providing the governance and insight expected of an experienced Board. Our ability to consistently operate in a unified and cohesive manner has helped ensure the Company and its leaders can remain focused on the business priorities.

We have strengthened our Board through the addition of three sitting CEOs who understand the value that Best Buy offers - Russ Fradin of SunGard, David Kenny of The Weather Company and Tommy Millner of Cabela’s.

Russ offers the Company more than 20 years of experience in reducing operational complexity, eliminating costs and refining executive compensation. David has a long career in e-commerce and a proven track record of innovation. Tommy is a chief executive who has gone through a transformation and emerged as a successful multi-channel retailer.

As I close out another year on the Board, I am able to reflect on the honor it has been to serve this great company. I am further reminded that our guiding principle of always doing what is right remains a true source of strength for this Company, as our progress on the Renew Blue transformation clearly reflects.

That progress includes the fact that we have exceeded our cost savings target, made progress on stabilizing our top and bottom lines, enhanced how we serve our customers and built key foundational capabilities that are critical to our future.

We proudly undertake this effort and do it on behalf of our employees, for the communities in which we work and live, for the vendors who rely on us to showcase their innovations and for the investors who believe Best Buy’s best days are ahead, just as I do.

Thank you for your continued support.

Respectfully,

Hatim A. Tyabji
Chairman of the Board
Best Buy Co., Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE REGULAR MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2014:
This Notice of 2014 Regular Meeting of Shareholders and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, are available at www.proxyvote.com.
Help us make a difference by eliminating paper proxy mailings to your home or business. As permitted by rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we are furnishing proxy materials to our shareholders primarily via the Internet. On or about April 29, 2014, we mailed to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet or by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card.

Internet distribution of our proxy materials is designed to expedite receipt by our shareholders, lower the cost of the Regular Meeting of Shareholders and conserve precious natural resources. However, if you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive email notification with instructions to access these materials via the Internet unless you elect otherwise.

ATTENDING THE REGULAR MEETING OF SHAREHOLDERS

•	Doors open at 9:00 a.m. Central Time

•	Meeting starts at 9:30 a.m. Central Time

•
If you wish to attend the meeting in person, we are requesting that you RSVP and print your registration confirmation at www.proxyvote.com - select the "request meeting admission" link. A printed registration confirmation together with photo identification will be requested in order to be admitted to the meeting

•	You do not need to attend the meeting to vote if you submitted your proxy in advance of the meeting

•	Security measures may include bag search, bag scan, metal detector and hand-wand search

•	The use of cameras and recording devices is prohibited

•
If you are unable to attend the meeting in person, you can view the meeting live via the Internet at www.investors.bestbuy.com. The webcast starts at 9:30 a.m. Central Time and a replay will be available until June 17, 2014

BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423
_______________________________________________________________________________

PROXY STATEMENT
_______________________________________________________________________________

REGULAR MEETING OF SHAREHOLDERS — JUNE 10, 2014

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Best Buy Co., Inc. ("Best Buy," "we," "us," "our" or the "Company") to be voted at our 2014 Regular Meeting of Shareholders (the "Meeting") to be held on Tuesday, June 10, 2014, at 9:30 a.m., Central Time, at the Best Buy Corporate Campus — Theater, 7601 Penn Avenue South, Richfield, Minnesota, 55423 or at any postponement or adjournment of the Meeting. The proxy materials, including the proxy statement, our annual report and form of proxy, were either made available to you over the Internet or mailed to you beginning on or about April 29, 2014.

Background

What is the purpose of the Meeting?

At the Meeting, shareholders will vote on the items of business outlined in the Notice of 2014 Regular Meeting of Shareholders ("Meeting Notice") included as the cover page to this proxy statement. In addition, management will report on our business and respond to questions from shareholders.

Why did I receive this proxy statement and a proxy card or the Notice of Internet Availability?

You received this proxy statement and a proxy card or the Notice of Internet Availability because you owned shares of Best Buy common stock as of April 14, 2014, the record date for the Meeting, and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

In order to vote at the Meeting, you must have been a shareholder of record of Best Buy as of April 14, 2014, which is the record date for the Meeting. If your shares are held in "street name" (that is, through a bank, broker or other nominee), you will receive instructions from the shareholder of record that you must follow in order for your shares to be voted as you choose.

When is the record date?

The Board has established April 14, 2014, as the record date for the Meeting.

How many shares of Best Buy common stock are outstanding?

As of the record date, there were 348,421,255 shares of Best Buy common stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedures

On what items of business am I voting?

You are being asked to vote on the following items of business:

1.	The election of the seven directors listed herein for a term of one year expiring in 2015;

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015;

3.	The non-binding advisory vote to approve our named executive officer compensation;

4.	The approval of our 2014 Omnibus Incentive Plan to replace our expiring 2004 Omnibus Stock and Incentive Plan; and

5.	Such other business as may properly come before the Meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the election and ratification of directors as set forth in this proxy statement;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015;
·

•	“FOR” the non-binding advisory vote to approve our named executive officer compensation; and

•	“FOR” the approval of our 2014 Omnibus Incentive Plan.

If you are a record holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted as indicated above.

How do I vote?

If you are a shareholder of record (that is, if your shares are owned in your name and not in "street name"), you may vote:

•	Via the Internet at www.proxyvote.com;

•	By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;

•	By signing and returning the enclosed proxy card if you have received paper materials; or

•	By attending the Meeting and voting in person.

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the voting instructions provided by your broker, bank or other nominee.

If you wish to vote by telephone or via the Internet, you must do so before 11:59 p.m., Eastern Time, on Monday, June 9, 2014. After that time, telephone and Internet voting will not be permitted, and a shareholder of record wishing to vote must submit a signed proxy card or vote in person during the Meeting. Shareholders of record will be on a list held by the inspector of elections. "Street name" shareholders, also known as beneficial owners, must obtain a proxy from the institution that holds their shares, whether it is their brokerage firm, a bank or other nominee, and present it to the inspector of elections with their ballot in order to vote at the Meeting. Voting in person by a shareholder at the Meeting will replace any previous votes submitted by proxy.

In accordance with the rules of the SEC, we are making available to all shareholders who have not affirmatively opted to receive paper materials, all of their proxy materials via the Internet. However, you may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Notice of Internet Availability that we have mailed to all shareholders. We encourage you to take advantage of the option to vote your shares electronically through the Internet or by telephone. Doing so will result in cost savings for the Company.

How are my voting instructions carried out?

When you vote via proxy, you appoint the Chairman of the Board, Hatim A. Tyabji, and the Secretary of the Company, Keith J. Nelsen, (collectively, the "Proxy Agents") as your representatives to vote at the Meeting. The Proxy Agents will vote your shares at the Meeting, or at any postponement or adjournment of the Meeting, as you have instructed them on the proxy card. If you return a properly executed proxy card without specific voting instructions, the Proxy Agents will vote your shares in accordance with the Board's recommendations as disclosed in this proxy statement. If you submit a proxy, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.

If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.

How many votes do I have?

You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum. In order to have a quorum, a majority of the outstanding shares of our common stock that are entitled to vote need to be present or represented by proxy at the Meeting. Your shares will be counted as present at the Meeting if you:

•	Vote via the Internet or by telephone;

•	Properly submit a proxy card (even if you do not provide voting instructions); or

•	Attend the Meeting in person.

Broker non-votes, as defined below, will be included in determining the presence of a quorum at the Meeting so long as there is at least one routine matter which the broker, bank or other nominee can vote on, as is the case with the Meeting. In addition, abstentions on any matter are included in determining the presence of a quorum.

How many votes are required to approve an item of business and what are the effects of abstentions and broker non-votes on the voting results?

Pursuant to our Amended and Restated Articles of Incorporation and our Amended and Restated By-laws, each item of business to be voted on by the shareholders at the meeting, with the exception of Item 1, requires the affirmative vote of the holders of a majority of the voting power of the shares of Best Buy common stock present at a meeting and entitled to vote. Item 1, the election of directors, requires the affirmative vote of a majority of votes cast with respect to the director.

Under the rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner of shares and you do not provide your voting instructions to your broker, bank or nominee, that firm has discretion to vote your shares for certain routine matters. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter under NYSE rules. On the other hand, your broker, bank or nominee does not have discretion to vote your shares for non-routine matters. The election of directors, the non-binding advisory vote related to executive compensation, and management's proposal to approve our 2014 Omnibus Incentive Plan are not considered routine matters under NYSE rules.

When a broker, bank or nominee votes a beneficial owner's shares on certain but not all of the proposals, because it is unable to vote due to the beneficial owner's failure to provide voting instructions on a matter as to which the broker, bank or nominee has no discretion to vote otherwise, the missing votes are referred to as “broker non-votes.”

Abstentions will have the same effect as votes against Items 2, 3, and 4 described in this proxy statement, but will have no effect on Item 1. Broker non-votes will have no effect on Items 1, 3 and 4.

What if I change my mind after I vote via proxy?

If you are a shareholder of record, you may revoke your proxy at any time before your shares are voted by:

•	Submitting a later-dated proxy prior to the Meeting (by mail, Internet or telephone);

•	Voting in person at the Meeting (attendance will not, by itself, revoke a proxy); or

•	Providing written notice of revocation to Best Buy's Secretary at our principal office at any time before your shares are voted.

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

Where can I find the voting results of the Meeting?

We plan to publish the final voting results in a Current Report on Form 8-K ("Form 8-K") filed within four business days of the Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

Proxy Solicitation

How are proxies solicited?

We expect to solicit proxies primarily by Internet and mail, but our directors, officers, other employees and agents may also solicit proxies in person, by telephone, through electronic communication and by facsimile transmission. We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of shareholders forward the Notice of Internet Availability and, as applicable, the proxy materials and annual reports on Form 10-K themselves, to the beneficial owners of our common stock. Our directors and employees do not receive additional compensation for soliciting shareholder proxies. We have retained Georgeson Inc. to act as our proxy solicitor for a fee estimated to be $30,000, plus reimbursement of out-of-pocket expenses.

Who will pay for the cost of soliciting proxies?

We pay all of the costs of preparing, printing and distributing our proxy materials and of our proxy solicitor, Georgeson, Inc., as described above. We will reimburse brokerage firms, banks and other representatives of shareholders for reasonable expenses incurred as defined in the NYSE schedule of charges.

How can multiple shareholders sharing the same address request to receive only one set of proxy materials and other investor communications?

You may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as "householding," is designed to reduce our paper use, and printing and postage costs. To make the election, please indicate on your proxy card under "Householding Election" your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent or request separate copies of our proxy materials by notifying our Investor Relations Department in writing at 7601 Penn Avenue South, Richfield, MN, 55423, or by telephone at 612-291-6147. We will start sending you individual copies of proxy materials and other investor communications following receipt of your revocation.

Can I receive the proxy materials electronically?

Yes. All shareholders may access our proxy materials electronically via the Internet. We encourage our shareholders to access our proxy materials via the Internet because it reduces the expenses for, and the environmental impact of, our shareholder meetings. You may opt to receive paper copies of proxy materials, including our Annual Report, proxy statement, and proxy card at no cost to you, by following the instructions on your Notice of Internet Availability.

An electronic version of this proxy statement is posted on our website at www.investors.bestbuy.com — select the "SEC Filings" link or the "Annual Reports and Proxy Statements" link.

Additional Information

Where can I find additional information about Best Buy?

Our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about Best Buy. You can find these reports and additional information about us on our website at www.investors.bestbuy.com.

PROXY SUMMARY

Fiscal 2014 was the first full year of our Renew Blue transformation. We launched our Renew Blue transformation effort in the fall of 2012 by identifying the two problems we had to solve - declining comparable store sales and shrinking profit margins - and establishing five strategic pillars to address those problems:

(1) Reinvigorate and rejuvenate the customer experience;
(2) Attract, grow, engage and inspire transformational leaders and employees;
(3) Work with vendor partners to innovate and drive value;
(4) Increase our Return on Invested Capital; and
(5) Continue our leadership role in positively impacting our world.

As stated in the Company’s Annual Report on Form 10-K and our Chief Executive Officer's ("CEO") accompanying statement to shareholders (which is available on www.investors.bestbuy.com under "Financial Performance"), in 2014 we made significant progress in this transformation, including:

▪	Enhancing how we serve our customers and building key foundational capabilities for the future. For example:

•	We increased our Net Promoter Score by more than 300 basis points, meaning that customers are more satisfied with their experience;

•	We significantly increased our price competitiveness and implemented a “low price guarantee”;

•	We implemented traffic-generating and customer experience initiatives that drove a 20% increase in domestic online sales;

•	We rolled out the “ship-from-store” capability to more than 1,400 locations, allowing us to unlock retail inventory to better serve our online customers; and

•	We re-launched our loyalty program, resulting in higher customer participation across channels.

•	Strengthening our management team and improving employee engagement;

•
Partnering with two of our top vendors to develop and launch 1,400 Samsung and 600 Windows “stores-within-a-store”, in a win-win-win arrangement that is benefiting our customers, our vendors and our shareholders; and

•	Making progress in stabilizing our top-line despite industry softness, delivering cost reductions above our original target, and strengthening our balance sheet:

•
Domestic comparable store sales were down (0.4%); however, when adjusted for the rationalization of non-core businesses and the short-term disruption from optimizing our retail floor space, Domestic comparable store sales were essentially flat.

•
In a little more than a year, we exceeded our multi-year Renew Blue cost reduction target of $725 million by executing annualized total reductions of $765 million, of which $350 million were realized in fiscal 2014.

•	While we have not yet stabilized our operating margin, cost savings and operational improvements offset the investments we made in pricing and other Renew Blue investments.

•
We significantly strengthened our balance sheet through a renewed focus on our core businesses and a substantially more disciplined capital allocation process. In fiscal 2014, we (1) sold our interest in Europe, (2) sold mindSHIFT Technologies, (3) restructured our information technology infrastructure to accelerate strategic systems development and optimize cost, and (4) continued to aggressively optimize inventory.

In addition to these business results, our Board continued its work to improve our corporate governance practices and further strengthen our Board. Accomplishments in this area included:

•
Declassification. This Meeting marks the first year in which the majority of our directors will stand for election to one-year terms. At our 2013 Regular Meeting of Shareholders, we implemented a shareholder proposal to declassify our Board and have all directors stand for election to a one-year term upon the conclusion of their prior terms. This year seven directors will stand for election. In 2015, the remaining directors will also stand for election to a one-year term, upon conclusion of their last two-year term of service.

•
New Director Appointments. During fiscal 2014, the Board appointed three new directors to the Board. Russell P. Fradin was appointed in April 2013 and stood for ratification by shareholders at the 2013 Regular Meeting of

Shareholders. David W. Kenny, Chairman and Chief Executive Officer of The Weather Company, joined our Board in September 2013 and Thomas L. Millner, Chief Executive Officer of Cabela's, Inc., joined our Board in January 2014. All three of these directors have extensive business leadership experience and each of them have already made valuable contributions to our Board. More information about their qualifications and background can be found in Item of Business No. 1: Election of Directors.

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Executive Compensation. Creating a strong and consistent tie between executive pay and performance is a critical element of the Company’s transformation effort. In fiscal 2014, the Company continued its efforts to delayer the organization to achieve more impactful performance from its senior executives and further align executive compensation with enterprise business results.

Our Chairman has provided you with his insight and perspective on this past year in his letter to shareholders, which is included at the beginning of this proxy statement. Please review the Company's Annual Report on Form 10-K and the complete proxy statement for more information.

As the Company continues these efforts to advance our transformation and create value for our shareholders, we ask shareholders to consider and vote on the following shareholder items at this Meeting:

Item 1: Election of Directors
We have seven director nominees standing for election this year. You will find information about all of our directors' qualifications and experience within Item 1. All of our director nominees have unique skills, proven leadership, sound judgment and integrity. More importantly, they bring a wide diversity of backgrounds, experience and expertise necessary to our transformation.

Item 2: Ratification of Appointment of our Independent Registered Public Accounting Firm
We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2015.

Item 3: Advisory Vote to Approve Named Executive Officer Compensation
For the fourth year, our shareholders have the opportunity to cast a non-binding, advisory vote on our executive compensation program, the "Say on Pay" vote, as set forth in Item 3. We have discussed in the Compensation Discussion & Analysis ("CD&A") section how we have engaged our shareholders over the past year and how we have considered and addressed concerns in this area. In evaluating this year's "Say on Pay" proposal, we recommend that you review our CD&A, which explains how and why the Compensation and Human Resources Committee arrived at its executive compensation decisions for fiscal 2014 (February 2013 - January 2014).

Item 4: Management Proposal to Adopt our 2014 Omnibus Incentive Plan
You are being asked to consider a proposal put forth by management to approve our 2014 Omnibus Incentive Plan. Our current plan, the 2004 Omnibus Stock and Incentive Plan, is scheduled to expire on June 23, 2014. This proposed plan would replace the expiring plan and provide a means to incent and reward our employees with equity-based compensation, which is an important element of our executive compensation that strengthens long-term focus on increasing shareholder value. The proposed plan also includes additional provisions not included in our current plan that are designed to further protect shareholder interests. More information regarding the proposal can be found in Item 4.

CORPORATE GOVERNANCE AT BEST BUY

Our Board is elected by our shareholders to oversee our business and affairs. In addition, the Board counsels, advises and oversees management in the long-term interests of the Company and our shareholders regarding a broad range of subjects, including:

•	Selecting and evaluating the performance of our CEO;

•	Reviewing and approving major financial, strategic and operating decisions and other significant actions;

•	Overseeing the conduct of our business and the assessment of our business risks to evaluate whether our business is being properly managed;

•	Overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with legal and ethical standards; and

•	Planning for succession with respect to the position of CEO and monitoring management's succession planning for other senior executives.

Members of the Board monitor and evaluate our business performance through regular communication with our CEO and by attending Board meetings and Board committee meetings.

The Board values effective corporate governance and adherence to high ethical standards. As such, the Board has adopted Corporate Governance Principles for our directors and a Code of Business Ethics, both of which are posted on our website at www.investors.bestbuy.com — select the "Corporate Governance" link.

Board Structure and Declassification

Our Board is committed to having a sound governance structure that promotes the best interests of our shareholders. To that end, our Board has evaluated and actively continues to examine emerging corporate governance trends and best practices. Shareholder perspectives play an important role in that process. Some key points regarding our Board's governance structure and practices are as follows:

•
Consistent with its commitment to strong corporate governance principles, the Board is in the process of implementing a declassified board structure. In 2013, shareholders approved management's proposal to amend our Amended and Restated By-laws to provide that each director shall be elected for a one-year term beginning with the directors standing for election at the 2014 Meeting. The implementation will be completed at our 2015 Regular Meeting of Shareholders when all directors will begin standing for re-election each year.

•
Our Board is predominantly independent. Of our eleven directors, only one, our CEO, is a Best Buy employee. Further, the Board has affirmatively determined that ten of our eleven directors are independent under SEC and NYSE corporate governance rules, as applicable.

•	Our Board is very active and engaged. Our directors attended, on average, over 95% of fiscal 2014 Board and Board committee meetings.

Board Leadership

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. Our CEO is responsible for setting our strategic priorities, in collaboration with the Board, and focuses on the development and execution of our strategies. He is also responsible for our ongoing leadership and performance. The Chairman of the Board provides guidance to the CEO, and sets the agenda for and presides over meetings of the full Board. He also focuses on Board oversight responsibilities, risk management and strategic planning. In addition, our Chairman periodically represents the Company at public functions and actively engages with our employees at designated Company functions.

Consistent with NYSE rules, our Corporate Governance Principles require a Lead Independent Director to be named in the event our Chairman of the Board is not independent. Our Board established the position of Lead Independent Director to preside at all executive sessions of independent directors, as defined under the rules of the NYSE, in situations where the

Chairman of the Board is not an independent director. In addition, any Lead Independent Director appointed in the absence of an independent Chairman is responsible for calling meetings of the independent directors as appropriate, serving as a stakeholder liaison on behalf of the independent directors and performing such other duties as may be requested from time to time by the Board, the independent directors, the CEO or the Chairman of the Board.

Currently, our independent Chairman of the Board is presiding over executive sessions of the independent directors and fulfilling the other functions that the Lead Independent Director would otherwise fulfill.

Board Composition

To ensure a diversity of perspectives, the Board seeks a wide range of experience and expertise. This combination of perspectives helps to ensure that we sustain a dynamic corporate culture, which is a cornerstone of our business legacy and a key competitive advantage.

In accordance with these interests and the principles of effective corporate governance, the Board established and has continued to exceed its goal to have at least 75% of our directors be independent. In addition, the Board carefully plans for the director skill sets required today and in the future, and for an orderly succession and transition of directors.

Pursuant to agreements entered into between the Company and Richard M. Schulze, our founder and beneficial owner of approximately 18% of the Company as of the date of filing, Mr. Schulze is entitled to nominate two directors for appointment to our Board until he reaches the age of 75 (which will occur in January 2016). In the event either of Mr. Schulze's nominated directors resigns from the Board or are forced to leave the Board due to death, disability or serious illness, or are not elected at the applicable meeting of shareholders by the requisite vote of shareholders, Mr. Schulze will have the right to designate their successor, subject to satisfaction of the Company’s director qualification standards and the Board’s approval, which shall not be unreasonably withheld. For more information regarding our agreements with Mr. Schulze, please see the Certain Relationships and Related Party Transactions section of this proxy statement, as well as the Current Reports on Form 8-K filed by the Company on August 26, 2012, December 14, 2012 and March 25, 2013.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, the Board has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting. During fiscal 2014, our independent Chairman, Hatim A. Tyabji, chaired the executive sessions of independent directors in accordance with our Corporate Governance Principles and NYSE requirements.

Board Meetings and Attendance

During fiscal 2014, the Board held three regular meetings instead of four as in prior years due to a mid-year shift in meeting dates to align the Board meeting calendar with the Company's current fiscal year. The Board also held three special meetings during fiscal 2014. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board and Board committees on which he or she served. In fiscal 2014, the average attendance by our incumbent directors at Board and Board committee meetings exceeded 95%. Our Board requires director attendance at our Regular Meetings of Shareholders and 100% of the then-serving directors attended the 2013 meeting.

Committees of the Board

The Board has the following four committees:

•	Audit Committee;

•	Compensation and Human Resources Committee ("Compensation Committee");

•	Nominating, Corporate Governance and Public Policy Committee ("Nominating Committee"); and

•	Finance and Investment Policy Committee.

The charters for each of the Board committees are posted on our website at www.investors.bestbuy.com — select the "Corporate Governance" link. The charters include information regarding each committee's composition, purpose and responsibilities.

The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating Committee are independent directors as defined under the SEC and NYSE corporate governance rules for such committees, and are "outside directors" for purposes of Internal Revenue Code section 162(m), as applicable. The Board has further determined that three of the four members of the Audit Committee qualify as financial experts under SEC rules.

Among other duties, the Board committees have the following responsibilities:

Audit Committee. This committee assists the Board with its oversight responsibility to our shareholders and the investment community regarding: (i) the integrity of our financial statements and financial reporting processes, (ii) our internal accounting systems and financial and operational controls, (iii) the qualifications and independence of our independent registered public accounting firm, (iv) the performance of our internal audit function and our independent registered public accounting firm, (v) the preparation of a report as required by the SEC to be included in this proxy statement, and (vi) our compliance and ethics programs, including our Code of Business Ethics, and legal, regulatory and risk oversight requirements.

Compensation Committee. This committee is responsible for executive officer and director compensation, including the establishment of our executive officer and director compensation philosophies, evaluating the performance of our CEO, approving CEO and executive officer compensation, and preparation of a report as required by the SEC to be included in this proxy statement. Oversight responsibilities of this committee include succession planning and compensation-related risk oversight. This committee also approves and oversees the development and evaluation of equity-based and other incentive compensation and certain other employee benefit plans of a compensatory nature.

Nominating Committee. This committee assists the Board with its responsibilities for general corporate governance, including Board organization, membership, training and evaluation. It also reviews and recommends corporate governance principles to the Board, screens and presents qualified individuals for election to the Board, and oversees the evaluation of the performance of the Board and its committees. Finally, this committee oversees matters of public policy and corporate responsibility and sustainability that affect us domestically and internationally. For additional information regarding our director nomination process, see Item of Business No. 1 – Election of Directors – Director Nomination Process.

Finance and Investment Policy Committee. This committee provides oversight of and advises the Board regarding our financial policies and financial condition to help enable us to achieve our long-range goals. It evaluates and monitors the: (i) protection and safety of our cash and investments; (ii) achievement of reasonable returns on financial assets within acceptable risk tolerance; (iii) maintenance of adequate liquidity to support our activities; (iv) assessment of the cost and availability of capital; and (v) alignment of our strategic goals and financial resources. It is responsible for ensuring we have adequate liquidity and approving certain significant contractual obligations.

The following table shows the date each committee was established, the number of meetings held in fiscal 2014 and the names of the directors serving on each committee as of February 1, 2014, our fiscal year end:

Committee	Number of Meetings During Fiscal 2014(1)	Members
Audit	7	Hatim A. Tyabji*† Russell P. Fradin Gérard R. Vittecoq†
Compensation and Human Resources	7	Russell P. Fradin* Lisa M. Caputo Kathy J. Higgins Victor
Nominating, Corporate Governance and Public Policy	3	Kathy J. Higgins Victor* Lisa M. Caputo Sanjay Khosla
Finance and Investment Policy	3	Gérard R. Vittecoq* Bradbury H. Anderson Sanjay Khosla Allen U. Lenzmeier

(1)
During fiscal 2014, each committee held three regular meetings instead of four as in prior years due to a mid-year shift in meeting dates to align the Board meeting calendar with the Company's current fiscal year.

*	Chair

†	Designated as an "audit committee financial expert" for fiscal 2014 per SEC rules.

On March 12, 2014, the Nominating Committee reviewed the Committee assignments and recommended changes to the Committee membership as presented below, including the appointment of Thomas L. Millner and David W. Kenny to their respective committees. The Board approved the recommended changes to Committee membership, effective March 13, 2014.

Committee	Members
Audit	Hatim A. Tyabji*† Russell P. Fradin† Thomas L. Millner† Gérard R. Vittecoq†
Compensation and Human Resources	Russell P. Fradin* Lisa M. Caputo Kathy J. Higgins Victor Sanjay Khosla
Nominating, Corporate Governance and Public Policy	Kathy J. Higgins Victor* Lisa M. Caputo David W. Kenny Thomas L. Millner
Finance and Investment Policy	Gérard R. Vittecoq* Bradbury H. Anderson Sanjay Khosla Allen U. Lenzmeier

*	Chair

†	Designated as an "audit committee financial expert" for fiscal 2015 per SEC rules.

Board Risk Oversight

Our Board is responsible for oversight of enterprise risk. The Board considers enterprise risk factors as critical in its review of business strategy and performance and ensures that there is an appropriate balance of risk and opportunity. Management is responsible for the day-to-day risk management processes, including assessing and taking actions necessary to manage risk incurred in connection with the operation of our business. Management reviews significant enterprise risks and our general risk management strategy with the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

In connection with the Board's oversight function, the Board committees have responsibility for reviewing and discussing with management those risk exposures either (i) specified in their charters, or (ii) identified from time to time by the committees themselves, as follows:

•
Our Audit Committee is responsible for oversight of risk associated with our financial controls and compliance activities. The Audit Committee also oversees management's processes to identify and quantify the material risks that we face. In connection with its risk oversight role, the Audit Committee meets privately with representatives of our independent registered public accounting firm, our internal audit staff and our legal staff. Our internal audit staff, who report directly to the Audit Committee at least quarterly, assists management in identifying, evaluating and implementing risk management controls and procedures to address identified risks.

•	Our Compensation Committee is responsible for oversight of risk associated with our compensation plans.

•	Our Nominating Committee is responsible for oversight of Board processes, corporate governance-related risk and activities in the public policy and social responsibility arenas.

•	Our Finance and Investment Policy Committee is responsible for oversight of risk associated with our investment portfolio and liquidity.

In connection with their oversight of compensation-related risks, Compensation Committee members periodically review the most important enterprise risks to ensure that compensation programs do not encourage risk-taking that is reasonably likely to have a material adverse effect on us. The review process identified our existing risk management framework and the key business risks that may materially affect us, reviewed all compensation plans and identified those plans that are most likely to impact these risks or introduce new risks, and balanced these risks against our existing processes and compensation program safeguards. The review process also took into account mitigating features contained within our compensation plan design, which includes elements such as:

•	metric-based pay,

•	time matching performance periods,

•	payment for outputs,

•	goal diversification,

•	stock ownership guidelines,

•	payment caps, and

•	clawbacks.

The Compensation Committee also considered additional controls outside of compensation plan design which contribute to risk mitigation, including the independence of our performance measurement teams and our internal control environment.

Based upon the process we employed, the Compensation Committee determined that our compensation programs do not encourage risk-taking that is reasonably likely to result in a material adverse effect on us.

Director Orientation and Continuing Education

Our Nominating Committee oversees the orientation and continuing education of our directors. Director orientation familiarizes directors with our strategic plans; significant financial, accounting and risk management issues; compliance programs and other controls; policies; principal officers and internal auditors and our independent registered public accounting firm. The orientation also addresses Board procedures, directors' responsibilities, our Corporate Governance Principles and our Board committee charters.

We also offer continuing education programs and provide opportunities to attend commercial director education seminars outside of the Company to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors' committee assignments.

Director Independence

Pursuant to its Corporate Governance Principles, the Board has established independence standards consistent with the requirements of the SEC and NYSE corporate governance rules, as applicable. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, each member of the Compensation Committee must meet a standard of “enhanced independence” such that the Board must consider the source of compensation of the director and whether the director is affiliated with us or one of our subsidiaries to determine whether there are any factors that would materially affect a director's ability to be independent specifically in regards to their duties as a compensation committee member. NYSE rules generally provide that no director or director nominee may be deemed independent if the director or director nominee:

— has in the past three years:

•
Received (or whose immediate family member has received as a result of service as an executive officer) more than $120,000 during any 12-month period in direct compensation from Best Buy, other than director and committee fees and certain pension payments and other deferred compensation;

•	Been an employee of Best Buy;

•	Had an immediate family member who was an executive officer of Best Buy;

•	Personally worked on (or whose immediate family member has personally worked on) our audit as a partner or an employee of our internal auditors or independent registered public accounting firm; or

•	Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee at that time included a present executive officer of Best Buy; or

— is:

•
A partner or employee of our independent registered public accounting firm, or a director whose immediate family member is a partner of such firm or is employed by such firm and personally works on our audit; or

•
An employee (or has an immediate family member who is an executive officer) of another company that has made payments to Best Buy, or received payments from Best Buy, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

Under our director independence standards described above, the Board has determined that each director who served during any part of fiscal year 2014 and each director nominee is independent, with the exception of Hubert Joly, our current CEO. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors. As part of its determination of Mr. Anderson's and Mr. Lenzmeier's independence, the Board considered their past employment relationships with us and determined that Mr. Lenzmeier could be deemed independent as of February 2012 and that Mr. Anderson could be deemed independent as of November 2013, three years after the termination of his employment arrangement with the Company. Notwithstanding their independence under NYSE rules, the Board has determined not to place Mr. Anderson or Mr. Lenzmeier on independent committees of the Board in light of their past affiliations with the Company.

Shareholder Engagement

The Company regularly engages with shareholders on a variety of topics throughout the year to ensure we are addressing their questions and concerns, to seek input and to provide perspective on Company policies and practices. We have taken several actions in recent years as a direct result of our shareholder engagement approach, including: implementation of declassification of our Board, the determination to hold the advisory vote on our executive compensation on an annual basis, adjustments to the director appointments on our Board committees, the development of our corporate social responsibility program and reporting, and the appointment of a Lead Independent Director role and later, an independent Chairman. We also continue to facilitate direct shareholder communication with management members of our Board, the ability to attend and voice opinions at our Regular Meeting of Shareholders, and the ability to easily access and obtain information regarding our Company on our website at www.investors.bestbuy.com. Please see our Executive and Director Compensation - Introduction for more information regarding actions taken as a result of shareholder feedback received on our prior year's executive compensation decisions.

Public Policy

As a leading global retailer and corporate citizen, we believe that it is important to work with policymakers on issues impacting our customers, employees, businesses, shareholders and communities. We know that collaboration helps bring about change that better serves our communities where we live and work. Our public policy work directly aligns with our aspiration to be environmentally and socially accountable for our brands and business operations worldwide. In fiscal 2014, our public policy priorities included: marketplace fairness, connectivity, financial services, jobs and economic growth, and privacy. More information about these priorities, as well as our annual political activity reports and related policies can be found at www.bby.com - select the "Advocacy" link under "About Best Buy."

Anti-Hedging and Anti-Pledging Policies

We prohibit all employees and members of the Board from hedging Company securities, including by way of forward contracts, equity swaps, collars, exchange funds or otherwise. In addition, our executive officers and Board members are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, unless approved in advance by the Compensation Committee.

Director Stock Ownership

The Compensation Committee has established stock ownership guidelines requiring our non-management directors to own, indirectly or directly, 10,000 shares. We expect that until the ownership target is met, directors will retain: (i) 50% of the net proceeds received from the exercise of a stock option in the form of Best Buy common stock; and (ii) 50% of shares (net of taxes) issued in connection with the lapse of restrictions on restricted stock awards. The ownership target does not need to be met within a certain timeframe and our directors are considered in compliance with the guidelines as long as progress towards the ownership target is being made, consistent with the expectations noted above. In further support of director stock ownership, beginning in fiscal 2014 all equity grants to directors have a holding requirement through the conclusion of each director's service on our Board. In fiscal 2014, all of our non-management directors were in compliance with the ownership guidelines.

Our stock ownership guidelines for executive officers are discussed in the Compensation Discussion and Analysis - Executive Compensation Elements - Other Compensation section.

Communications with the Board

Shareholders and interested parties who wish to contact the Board, any individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of:

Mr. Keith J. Nelsen
General Counsel and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423

Mr. Nelsen will forward all written shareholder correspondence to the appropriate director(s), except for spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Mr. Nelsen may, at his discretion, forward certain correspondence, such as customer-related inquiries, elsewhere within the Company for review and possible response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.

Corporate Governance Website

If you would like additional information about our corporate governance practices, you may view the following documents at www.investors.bestbuy.com - select the "Corporate Governance" link.

•	Amended and Restated Articles of Incorporation

•	Amended and Restated By-laws

•	Corporate Governance Principles

•	Audit Committee Charter

•	Compensation and Human Resources Committee Charter

•	Finance and Investment Policy Committee Charter

•	Nominating, Corporate Governance and Public Policy Committee Charter

•	Code of Business Ethics

•	Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan, as amended

ITEM OF BUSINESS NO. 1 — ELECTION OF DIRECTORS

General Information

Our Amended and Restated By-laws provide that our Board consist of one or more directors and that the number of directors may be increased or decreased from time to time by the affirmative vote of a majority of the directors serving at the time that the action is taken. The number of directors on our Board is reviewed and set by our Board no less often than annually. In March 2014, the Board approved the number of directors serving on the Board to be eleven members, to be effective as of the date of the Meeting, in light of the number of continuing directors and director nominees standing for re-election at the Meeting. The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.

At our 2013 Regular Meeting of Shareholders, our shareholders approved and the Company adopted amendments to our Amended and Restated By-laws to provide for the annual election of directors. This change impacts each newly appointed director immediately and each standing director upon the conclusion of his or her prior term. This year, seven directors will stand for election for a one-year term. In 2015, all directors will stand for election for a one-year term, upon the remaining directors concluding their last two-year term of service.

Director Qualification Standards

We only consider director candidates who embody the highest standards of personal and professional integrity and ethics and are committed to a culture of transparency and open communication at the Board level and throughout the Company. Successful candidates are dedicated to accountability and continuous improvement with a belief in innovation as a key business success factor. They are also actively engaged and have an innate intellectual curiosity and entrepreneurial spirit. Commitment to enhancing shareholder value and representing the interests of all shareholders is also required.

In evaluating candidates for nomination as a director, the Nominating Committee considers other criteria, including the candidate's history of achievement and superior standards, ability to think strategically, willingness to share examples based upon experience, policy-making experience, and ability to articulate a point-of-view, take tough positions, and constructively challenge management. Directors must also be committed to actively engaging in his or her Board roles, with sufficient time to carry out the duties of Board and Board committee membership. The Nominating Committee will also consider gender, ethnic and geographical diversity in evaluating candidates, along with independence and general criteria, such as an ability to provide informed and thoughtful counsel, mature judgment and listening skills.

Our Corporate Governance Principles specify that diversity on the Board be considered by the Nominating Committee in the director identification and nomination process. When considering candidates, the Nominating Committee seeks nominees with a broad range of experience from a variety of industries and professional disciplines, such as finance, academia, law and government, along with a diversity of gender, ethnicity, age and geographic location. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applied to all prospective nominees. The Board believes that diversity in the backgrounds and qualifications of Board members provides a significant mix of experience, knowledge and abilities that allows the Board to fulfill its responsibilities.

Finally, one or more of our directors must possess the education or experience required to qualify as an "audit committee financial expert" pursuant to SEC rules.

The grid below summarizes key qualifications, skills or attributes each of our directors possess that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill; rather a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography, below, describes these qualifications and relevant experience in more detail.

	Anderson	Caputo	Fradin	Higgins Victor	Joly	Kenny	Khosla	Lenzmeier	Millner	Tyabji	Vittecoq
Academia / Education		✓		✓			✓
Business Operations	✓		✓		✓	✓	✓	✓	✓	✓	✓
Chief Executive Officer	✓		✓	✓	✓	✓			✓	✓
Corporate Governance		✓		✓						✓
Customer Engagement / Marketing	✓	✓			✓	✓	✓		✓
Digital / e-Commerce					✓	✓			✓	✓
Finance			✓		✓			✓	✓	✓	✓
Government / Public Policy		✓					✓				✓
International				✓	✓		✓			✓	✓
Retail / Consumer Services	✓			✓	✓	✓	✓	✓	✓
Talent Management			✓	✓
Technology			✓		✓	✓				✓

Director Nomination Process

The Nominating Committee is responsible for screening and recommending to the full Board director candidates for nomination. The Nominating Committee often engages a third-party search firm to assist in identifying appropriate candidates to consider as additions to our Board. When the Board is seeking to fill an open director position, the Nominating Committee will also consider nominations received from our shareholders, provided that proposed candidates meet the requisite director qualification standards discussed above.

When the Board elects to add a director to the Board, the Nominating Committee will announce the search and post any additional search criteria on our website at www.investors.bestbuy.com — select the "Corporate Governance" link. Candidates recommended by shareholders, if qualified, will be considered in the same manner as any other candidate.

The Nominating Committee will then evaluate the resumes of any qualified candidates recommended by search firms or shareholders, as well as by members of the Board. All candidates are evaluated based on the qualification standards discussed above and the current and future needs of the Board.

Shareholder nominations must be accompanied by a candidate resume which addresses the extent to which the nominee meets the director qualification standards and any additional search criteria posted on our website. Nominations will be considered only if we are then seeking to fill an open director position. All nominations by shareholders should be submitted as follows:

Chair, Nominating, Corporate Governance and Public Policy Committee
c/o Mr. Keith J. Nelsen
General Counsel and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423

Voting Information

You may vote for all, some or none of the nominees for election to the Board. However, you may not vote for more individuals than the number nominated. Each of the nominees has agreed to continue serving as a director if elected. However, if any nominee becomes unwilling or unable to serve and the Board elects to fill the vacancy, the Proxy Agents named in the proxy will vote for an alternative person nominated by the Board. Our Amended and Restated Articles of Incorporation prohibit cumulative voting, which means you can vote only once for any nominee. The affirmative vote of a majority of the votes cast with respect to the director is required to elect each director nominee.

PROXY CARDS THAT ARE PROPERLY SIGNED AND RETURNED WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Board Voting Recommendation

The Board recommends that shareholders vote FOR the election of Lisa M. Caputo, Russell P. Fradin, Kathy J. Higgins Victor, Hubert Joly, David W. Kenny, Thomas L. Millner and Gérard R. Vittecoq for a term of one year. All of the nominees are currently members of the Board.

Nominees and Directors

The biographies of each of the nominees and continuing directors below includes information regarding the person's service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings during the last ten years if any, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director.

There are no family relationships among the nominees or between any nominee and any director, executive officer or person chosen to become an executive officer. There are also no material proceedings to which any director, officer, affiliate of the Company, any 5% shareholder or any associate is a party adverse to the Company or its subsidiaries or has a material interest adverse to the Company or its subsidiaries.

On March 25, 2013, we announced the appointment of Bradbury H. Anderson and Allen U. Lenzmeier as directors to our Board. Mr. Anderson and Mr. Lenzmeier were nominated by Richard M. Schulze, our founder and beneficial owner of approximately 18% of the Company. Pursuant to an agreement entered into between the Company and Mr. Schulze, Mr. Schulze is entitled to nominate two directors for appointment to our Board until he reaches the age of 75 (which will occur in January 2016). In the event either of Mr. Schulze's nominated directors resigns from the Board or are forced to leave the Board due to death, disability or serious illness, or are not elected at the applicable meeting of shareholders by the requisite percentage of shareholders for approval, Mr. Schulze will have the right to designate their successor, subject to the satisfaction of the Company’s director qualification standards and the Board’s approval, which shall not be unreasonably withheld. For more information regarding our agreement with Mr. Schulze, please see the Certain Relationships and Related Party Transactions section of this proxy statement, as well as the Current Reports on Form 8-K filed by the Company on August 26, 2012, December 14, 2012 and March 25, 2013.

Directors Nominees - Terms expire in 2015:
(Ages and Committee roles as of March 13, 2014)

Lisa M. Caputo	Best Buy Committees:		Private Directorships:
Age: 50	●	Compensation & Human Resources Committee	●	J. William Fulbright Foreign Scholarship Board
Director Since:	●	Nominating, Corporate Governance & Public Policy Committee	●	New Visions for Public Schools
December 2009			●	The Creative Coalition
			●	The Sesame Workshop
			●	WNET Channel 13
Background: Executive Vice President and Chief Marketing and Communications Officer of The Travelers Companies, Inc., a property casualty insurer (2011-present); Managing Director and Senior Banker of the Public Sector Group of the Institutional Clients Group of Citigroup, Inc. (a financial services company (2010-2011); Global Chief Marketing Officer and Executive Vice President of Citigroup, Inc. (2007-2010).

What she brings to the Board: Ms. Caputo’s position as Executive Vice President of Marketing and Communications of The Travelers Companies makes her invaluable to Best Buy’s efforts to broaden its brand, rejuvenate the customer experience and transform its marketing efforts. She also spent 11 years at Citigroup, advising three chief executive officers on topics from marketing and communications to government affairs and community relations. Ms. Caputo has an exceptional track record of enhancing corporate social responsibility and employee engagement, key components of Best Buy’s Renew Blue initiative. She has also been a senior executive at the Walt Disney Company and at the CBS Corporation, and spent more than a decade in the public sector, serving as Deputy Assistant to President Bill Clinton and Press Secretary to First Lady Hillary Rodham Clinton. Ms. Caputo’s diverse public/private background lends an important voice to the Board deliberations, particularly those that involve the Company’s Renew Blue marketing initiatives.

Education: Ms. Caputo holds degrees from Brown University.

Russell P. Fradin	Best Buy Committees:		Private Directorships:
Age: 58	●	Audit Committee	●	SunGard Data Systems Inc.
Director Since:	●	Compensation & Human Resources Committee (Chair)	●	SunGard Capital Corp.
April 2013			●	SunGard Capital Corp. II
			●	SunGard Holding Corp.
			●	SunGard Holdco LLC
Background: Chief Executive Officer and President of SunGard, a leading software and technology services company (2011-present); Chairman and Chief Executive Officer of AonHewitt, a global provider of human resources consulting and outsourcing solutions (2010-2011); Chief Executive Officer of Hewitt Associates (2006-2010); President and Chief Executive Officer of The BISYS Group, Inc., a provider of outsourcing solutions for the financial services sector (2004-2006).

What he brings to the Board: With a 20-year career running some of the country’s leading services business, Mr. Fradin is in an ideal position to offer Best Buy’s executive team insight into the company’s efforts to rejuvenate its Geek Squad services business. At the same time, Mr. Fradin’s former role leading Hewitt Consulting and, ultimately, Aon Hewitt brings to the Best Buy Board of Directors a high degree of expertise regarding the Company’s Renew Blue transformation efforts, particularly those related to streamlining operations, reducing expenses and executive compensation and retention. Earlier in his career, Mr. Fradin ran the Global Employer Services business of Automatic Data Processing, Inc., where he nearly doubled revenues, significantly improved margins and diversified that business’s operations. He began his professional career at McKinsey and Company where, over 18 years, he rose to become a senior partner, specializing in offering Fortune 500 clients advice on new product and services innovations.

Education: Mr. Fradin holds a degree from the Wharton School of the University of Pennsylvania and from Harvard University.

Kathy J. Higgins Victor	Best Buy Committees:		Private Directorships:
Age: 57	●	Compensation & Human Resources Committee	●	University of St. Thomas Board of Trustees

Director Since:	●	Nominating, Corporate Governance & Public Policy Committee (Chair)
November 1999

Background: President and Founder of Centera Corporation, an executive development and leadership coaching firm (1994-present); Senior Vice President of Human Resources at Northwest Airlines, Inc., a global commercial airline now merged with Delta Air Lines (1991-1994).

What she brings to the Board: Ms. Higgins Victor, Founder and President of Centera Corporation, an executive development and leadership coaching firm, brings unmatched leadership to Best Buy’s goal of developing and retaining the industry’s best talent. She has extensive experience in executive development, human resources and succession planning. She led the Board’s efforts to recruit Company CEO, Hubert Joly, as well as several recent directors. Ms. Higgins Victor brings a global business perspective, having held international roles with Northwest Airlines, Inc. (now Delta Air Lines), where she was responsible for executive compensation, employee benefits and labor relations. Because of her expertise in corporate governance, organizational change management and global human resources, Best Buy relies on Ms. Higgins Victor to offer insight regarding its Renew Blue goal of building foundational capabilities necessary to unlock future growth strategies. This experience comes from a 30-year career advising senior executives among Fortune 100 companies.

Education: Ms. Higgins Victor holds a degree from the University of Avila.

Hubert Joly	Public Directorships:
Age: 54	●	Ralph Lauren Corporation
Director Since:	Private Directorships:
September 2012	●	Retail Industry Leaders Association
	●	Minneapolis Institute of Arts
	●	Minnesota Business Partnership
Background: President, Chief Executive Officer and a Director of Best Buy Co., Inc. (2012-present); President and Chief Executive Officer of Carlson, Inc., a worldwide hospitality and travel company (2008-2012); President and Chief Executive Officer of Carlson Wagonlit Travel, a business travel management company (2004-2008); senior executive positions with Vivendi S.A., a French multinational media and telecommunications company (1999-2004).

What he brings to the Board: Mr. Joly has a strong reputation as a turnaround and transformation expert, having begun his corporate career leading the struggling French division of Electronic Data Systems. In his three years with EDS, the company reversed its revenue slide, going from 1.3 billion French Francs to 2.1 billion, while significantly increasing profit margin. At Vivendi Universal, he helped lead the restructuring and growth of the company’s video game business, followed by the restructuring of the company itself. Prior to joining Best Buy, Mr. Joly was Chief Executive Officer of Carlson, where he led a renaissance across all its businesses, including its restaurant and hotel divisions. Before becoming Carlson's Chief Executive Officer, he led a subsidiary unit, Carlson Wagonlit Travel, growing its sales from $8 to $25 billion in four years. Mr. Joly serves on the boards of Ralph Lauren Corp., the Retail Industry Leaders Association, the Minnesota Business Partnership and as chair of the Minneapolis Institute of Arts. He began his career with McKinsey and Company, where he was a partner.

Education: Mr. Joly is a graduate of École des Hautes Études Commerciales de Paris (HEC Paris) and of the Institut d’Etudes Politiques de Paris.

David W. Kenny	Best Buy Committees:		Private Directorships:
Age: 52	●	Nominating, Corporate Governance & Public Policy Committee	●	The Weather Company
Director Since:			●	SessionM
September 2013			●	Teach for America
			●	The Ad Council
Background: Chairman and Chief Executive Officer of The Weather Company, a leading provider of weather forecasts and information (2012-present); President of Akamai, a leading cloud platform technology company (2011-2012); Managing Partner of VivaKi, a provider of integrated strategy, technology and marketing solutions for internet-based ecommerce companies (2006-2010); Founder and Chief Executive Officer of Digitas, Inc., which was later merged with VivaKi (1997-2006).

What he brings to the Board: Mr. Kenny has an impressive track record of transforming companies, a valuable asset for Best Buy’s business imperatives. As Chairman and Chief Executive Officer of The Weather Company, which includes The Weather Channel and weather.com, Mr. Kenny has helped turn that organization into a media heavyweight that produces television programming, develops apps, publishes content and uses analytics to connect businesses to consumers through weather and climate-related content. Mr. Kenny uses those consumer centric and strategic skills to support Best Buy’s transformation efforts, including its goal of capturing online share and serving customers based on how, where, and when they want to be served. Mr. Kenny’s online leadership dates to 1997, when he founded Digitas, Inc., a provider of technology and marketing solutions for e-commerce and multi-channel companies. He has also served on the board of directors of The Corporate Executive Board, Akamai Technologies and Yahoo, where he played an essential role in that company’s transformation with the hiring of its current chief executive officer.

Education: Mr. Kenny holds degrees from the GM Institute (now Kettering University) and Harvard University.

Thomas L. "Tommy" Millner Age: 60	Best Buy Committees:		Public Directorships:
	●	Audit Committee	●	Cabela's Inc.
Director Since:	●	Nominating, Corporate Governance & Public Policy Committee	Private Directorships:
January 2014			●	Executive Committee of United States Sportmen’s Alliance
			●	Cabela's Outdoor Fund
Background: President and Chief Executive Officer of Cabela’s, Inc., a leading omni-channel retailer of hunting, fishing and camping products (2009-present); President and Chief Executive Officer of Freedom Group, Inc. and its successor company, Remington Arms Company, Inc., a firearms and ammunition manufacturer (1999-2009).

What he brings to the Board: As the President and Chief Executive Officer of Cabela’s, Inc., Mr. Millner is a prominent presence in multi-channel retail. As the Chief Executive Officer of North America’s foremost outdoors retailer, Mr. Millner brings to the Best Buy board expertise in support of the Company’s Renew Blue strategic priorities, particularly those concerning effective merchandizing and multi-channel operations. He has experience leading a specialty retailer through a transformation; when he joined Cabela’s, the company’s market capitalization hovered near $500 million; five years later, it exceeded $5 billion. Before leading that remarkable growth, Mr. Millner was President and Chief Executive Officer of Remington Arms Company. Earlier in his career he was Chief Executive Officer and President of Pilliod Cabinet and held various leadership positions at Broyhill Furniture and Thomasville Furniture. Experience gained throughout his career complements Best Buy’s strategy for enhanced personalized consumer marketing. Mr. Millner has served on many non-profit boards and is a director and member of the Executive Committee of United States Sportsmen's Alliance and a director of Cabela's Outdoor Fund.

Education: Mr. Millner holds a degree from Randolph Macon College.

Gérard R. Vittecoq	Best Buy Committees:		Private Directorships:
Age: 65	●	Audit Committee	●	Institutional Institute for Management Development Foundation
Director Since:	●	Finance & Investment Policy Committee (Chair)
September 2008			●	Ariel Compressors
			●	Vanguard Logistics Services
			●	Mantrac Group
Background: Group President and Executive Office Member of Catepillar, Inc., a manufacturer of construction and mining equipment (2004-2013); Vice President overseeing Europe-Africa-Middle East Product Development and Operations division of Catepillar, Inc. (2001-2004); Managing Director of Catepillar Belgium S.A. (1997-2001).

What he brings to the Board: Mr. Vittecoq’s global perspective and international business acumen are invaluable as the Company works to transform its business and improve operational efficiencies. As a Group President of Caterpillar, Inc., he was responsible for the development and implementation of Lean manufacturing, an effort that drove meaningful results for Caterpillar. Before he retired in 2013, Mr. Vittecoq led a strategic initiative to deliver world-class results for the company, focusing on customer expectations and driving competitive advantage, two elements crucial to Best Buy’s transformation. He is an innovator when it comes to supply chain and logistics and brings that creative, world-view thinking to Best Buy. Mr. Vittecoq serves on a variety of boards including the Swiss-American Chamber of Commerce and the Arteres Foundation of Geneva, Switzerland. He is an executive member of the World Business Council for Sustainable Development and a member of the Evian Group: Free Trade Think Tank.

Education: Mr. Vittecoq holds degrees from Ecole Superieure de Commerce in France and Laval University in Canada.

Directors Standing for Election in 2015:
(Ages and Committee roles as of March 13, 2014)

Bradbury H. Anderson	Best Buy Committees:		Public Directorships:
Age: 64	●	Finance and Investment Policy Committee	●	General Mills, Inc.
Director Since:			●	Waste Management, Inc.
March 2013			Private Directorships:
			●	Carlson Inc.
			●	Lighthaus Logic
			●	American Film Institute
			●	Minnesota Public Radio / American Public Media
Background: Chief Executive Officer of Best Buy Co., Inc. (2002-2009); President and Chief Operating Officer of Best Buy Co., Inc. (1991-2002).

What he brings to the Board: Mr. Anderson provides the perspective of a longtime Best Buy leader and an influential voice who has also shaped other highly regarded service organizations. He was Chief Executive Officer of Best Buy for seven years, having previously served as President and Chief Operating Officer. Having worked at Best Buy for more than 35 years, Mr. Anderson has deep insights into the company, its culture and its role in consumer electronics marketplace. That expertise is vital in supporting Best Buy’s mission of being the leading authority and destination for consumer electronics products and services. Mr. Anderson also serves on the board of General Mills, Inc., Carlson Inc., Lighthaus Logic, a retail customer intelligence company; and Waste Management Inc. Those companies have a strong record of leveraging their unique assets to create significant differentiation, which is one of the goals of Renew Blue.

Education: Mr. Anderson holds a degree from the University of Denver.

Sanjay Khosla	Best Buy Committees:		Public Directorships:
Age: 62	●	Compensation & Human Resources Committee	●	NIIT Ltd.
Director Since:			●	Zoetis
October 2008	●	Finance and Investment Policy Committee	Private Directorships:
			●	Del Monte Foods
			●	4C
			●	Goodman Theatre (Chicago, IL)
Background: Senior Fellow at Kellogg School of Management, Northwestern University (2013-present); Senior Advisor to Boston Consulting Group, a global management consulting firm advising on business strategy (2013-present); President of Developing Markets of Mondelcz International, a global snacking and food brands company formerly of Kraft Foods, Inc. (2012-2013); Executive Vice President and President of Developing Markets at Kraft Foods, Inc., an international food and beverage company (2007-2012); Managing Director of Fonterra Co-operative Group Ltd., a multi-national dairy company based in New Zealand (2004-2006).

What he brings to the Board: With Best Buy’s transformation underway, Mr. Khosla provides deep experience in multi-national operations and transformational leadership. His deep knowledge of branding and consumer marketing is a great benefit to Best Buy, particularly in its Renew Blue merchandising and marketing initiatives. As President, Sanjay transformed Kraft developing markets from a $5 billion business to a $16 billion business in 6 years, while improving profitability by 50%. His leadership portfolio also includes a 27-year career with Unilever PLC, where he had a range of marketing and general management positions, giving him a deep understanding of consumer shopping behaviors.

Education: Mr. Khosla holds a degree from Indian Institute of Technology.

Allen U. Lenzmeier	Best Buy Committees:		Private Directorships:
Age: 70	●	Finance and Investment Policy Committee	●	American Telecare, Inc.
Director Since:			●	Envoy Medical Corporation
March 2013			●	Boys & Girls Clubs of America, Twin Cities Chapter

			●	Micro Grants
			●	Minnesota Orchestra Association
			●	Richard M. Schulze Family Foundation
Background: Vice-Chairman of Best Buy Co., Inc. (2004-2009); President and Chief Operating Officer of Best Buy Co., Inc. (2002-2004); President of Retail Stores of Best Buy Co., Inc. (2001-2002); Executive Vice President and Chief Financial Officer of Best Buy Co., Inc. (1991-2001).

What he brings to the Board: Mr. Lenzmeier served Best Buy in various leadership capacities for more than 25 years, including President and Chief Operating Officer and President of Best Buy Retail Stores. His extensive retail experience and company knowledge are crucial to Renew Blue efforts, as are his organizational skills and expertise in operational performance and merchandising. At different points in the Company’s history, Mr. Lenzmeier played a critical role in guiding Best Buy through periods of great change, some of which are similar in scope to the current Renew Blue transformation. He currently serves on the boards of Envoy Medical Corp., a medical device company, and American TeleCare Inc., a tele-health industry company, as well as the Twin Cities branch of the Boys and Girls Clubs of America and the Minnesota Orchestra Association. He is also a trustee for the Pacer organization and previously served on the board of UTStarcom, Inc., a network solution company.

Education: Mr. Lenzmeier holds a degree from Minnesota State University.

Hatim A. Tyabji	Best Buy Committees:		Private Directorships:
Age: 69	●	Audit Committee (Chair)	●	Jasper Wireless (Chairman)
Director Since:			●	Touch Networks (Australia)
April 1998			●	Missile Defense Advocacy Alliance
(Appointed Chairman June 2012)

Background: Executive chairman of Bytemobile, Inc., a wireless Internet infrastructure provider (2001-2012); Chairman and Chief Executive Officer of Saraide, Inc., a provider of Internet and wireless data services (1998-2000); Chairman and Chief Executive Officer of VeriFone, Inc., a global transaction automation enterprise (1986-1998).

What he brings to the Board: With a decades-long record of founding, leading or revitalizing technology companies, Mr. Tyabji epitomizes Best Buy’s commitment to business transformation and highlights its focus on e-commerce. Most notably, during his time as Chairman and Chief Executive Officer of VeriFone, the company’s annual revenues grew from $31.2 million to $600 million and it merged with Hewlett-Packard in a $1.4 billion transaction. He is a visionary in combining wireless communications and the Internet and, in the late 1990s, was instrumental in leading the next phase of the mobile internet revolution, enabling the world’s leading carriers to deliver video, web and application services to billions of subscribers, with groundbreaking technologies. He continues to be active in this work as Chairman of Jasper Wireless and on the boards of Touch Networks and the Missile Defense Advocacy Alliance.

Education: Mr. Tyabji holds degrees from the College of Engineering in Poona, India, from the State University of New York, Buffalo, and from Syracuse University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the number of shares of our common stock beneficially owned at February 1, 2014 (unless otherwise indicated), by our CEO, our Chief Financial Officer ("CFO"), and our three other most highly compensated executive officers during the most recent fiscal year. The table provides similar information for each director and director nominee, all directors and executive officers as a group, and each person, or any group that we know who beneficially owns more than 5% of the outstanding shares of our common stock.

Name and Address(1)	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned
Hubert Joly, President, Chief Executive Officer and Director	479,820	(2)	*
Sharon L. McCollam, Chief Administrative Officer and Chief Financial Officer	288,151	(3)	*
Shari L. Ballard, President, International and Chief Human Resources Officer	570,237	(4)	*
Jude C. Buckley, Chief Commercial Officer	160,143	(5)	*
R. Michael Mohan, Chief Merchandising Officer	261,740	(6)	*
Hatim A. Tyabji, Chairman of the Board of Directors	156,987	(7)	*
Bradbury H. Anderson, Director	191,115	(8)	*
Lisa M. Caputo, Director	28,827	(9)	*
Russell P. Fradin, Director	6,327	(10)	*
Kathy J. Higgins Victor, Director	68,307	(11)	*
David W. Kenny, Director	2,304	(12)	*
Sanjay Khosla, Director	39,707	(13)	*
Allen U. Lenzmeier, Director	775,532	(14)	*
Thomas L. Millner, Director	791	(15)	*
Gérard R. Vittecoq, Director	40,917	(16)	*
All current directors and executive officers, as a group (17 individuals)	3,396,524	(17)	*
Richard M. Schulze, Founder and Chairman Emeritus 3033 Excelsior Blvd., Suite 525 Minneapolis, MN 55416	61,271,674	(18)	17.67%
Fidelity (FMR LLC) 82 Devonshire Street Boston, MA 02109	42,537,949	(19)	12.29%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	19,270,786	(20)	5.56%

*	Less than 1%.

(1)	The business address for all current directors and executive officers is 7601 Penn Avenue South, Richfield, Minnesota, 55423.

(2)
The figure represents: (a) 194,229 outstanding shares owned by Mr. Joly; and (b) 154,929 unvested restricted stock units subject to a time-based vesting schedule and holding requirement; and (c) 130,662 unvested shares of restricted stock subject to a time-based vesting schedule.

(3)
The figure represents: (a) 18,715 outstanding shares owned by Ms. McCollam; (b) 141,721 unvested restricted shares subject to a time-based vesting schedule; and (c) options to purchase 127,714 shares, which she could exercise within 60 days of February 1, 2014.

(4)
The figure represents: (a) 3,621 outstanding shares owned by Ms. Ballard; (b) 151,155 unvested restricted shares subject to a time-based vesting schedule; and (c) options to purchase 415,461 shares, which she could exercise within 60 days of February 1, 2014.

(5)
The figure represents: (a) 18,672 outstanding shares owned by Mr. Buckley; (b) 73,328 unvested restricted shares subject to a time-based vesting schedule; and (c) options to purchase 68,143 shares, which he could exercise within 60 days of February 1, 2014.

(6)
The figure represents: (a) 17,613 outstanding shares owned by Mr. Mohan; (b) 87,891 unvested restricted shares subject to a time-based vesting schedule; and (c) options to purchase 154,801 shares, which he could exercise within 60 days of February 1, 2014.

(7)
The figure represents: (a) 81,833 outstanding shares owned by Mr. Tyabji; (b) 12,654 unvested restricted stock units subject to a time-based vesting schedule and holding requirement; and (c) options to purchase 62,500 shares, which he could exercise within 60 days of February 1, 2014.

(8)
The figure represents: (a) 19,183 outstanding shares registered in the name of Mr. Anderson and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Anderson; (b) 95,517 outstanding shares registered in the name of Mr. Anderson's spouse and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Anderson's spouse (Mr. Anderson has disclaimed beneficial ownership of these shares); (c) 35,494 outstanding shares held in a Grantor Retained Annuity Trust registered in the name of Mr. Anderson's spouse and co-trustees, and held by them as trustees for the benefit of Mr. Anderson's spouse (Mr. Anderson has disclaimed beneficial ownership of these shares); (d) 34,594 outstanding shares owned by the Anderson Family Foundation, of which Mr. Anderson is a director; and (e) 6,327 unvested restricted stock units subject to a time-based vesting schedule and holding requirement.

(9)
The figure represents: (a) 10,000 outstanding shares owned by Ms. Caputo; (b) 6,327 unvested restricted stock units subject to a time-based vesting schedule and holding requirement; and (c) options to purchase 12,500 shares, which she could exercise within 60 days of February 1, 2014.

(10)	The figure represents: 6,327 unvested restricted stock units subject to a time-based vesting schedule and holding requirement.

(11)
The figure represents: (a) 10,730 outstanding shares owned by Ms. Higgins Victor; (b) 6,327 unvested restricted stock units subject to a time-based vesting schedule and holding requirement; and (c) options to purchase 51,250 shares, which she could exercise within 60 days of February 1, 2014.

(12)	The figure represents: 2,304 unvested restricted stock units subject to a time-based vesting schedule and holding requirement.

(13)
The figure represents: (a) 690 outstanding shares owned by Mr. Khosla; (b) 11,440 outstanding shares registered in the name of Mr. Khosla and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Khosla; (c) 6,327 unvested restricted stock units subject to a time-based vesting schedule and holding requirement; and (d) options to purchase 21,250 shares, which he could exercise within 60 days of February 1, 2014.

(14)
The figure represents: (a) 40,913 outstanding shares held in a Grantor Retained Annuity Trust registered in the name of Mr. Lenzmeier and co-trustees, and held by them as trustees for the benefit of Mr. Lenzmeier; (b) 688,292 outstanding shares registered in the name of Mr. Lenzmeier and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Lenzmeier and his spouse; (c) 6,327 unvested restricted stock units subject to a time-based vesting schedule and holding requirement; and (d) options to purchase 40,000 shares, which he could exercise within 60 days of February 1, 2014.

(15)	The figure represents: 791 unvested restricted stock units subject to a time-based vesting schedule and holding requirement.

(16)
The figure represents: (a) 13,340 outstanding shares owned by Mr. Vittecoq; (b) 6,327 unvested restricted stock units subject to a time-based vesting schedule and holding requirement; and (c) options to purchase 21,250 shares, which he could exercise within 60 days of February 1, 2014.

(17)
The figure represents: (a) outstanding shares and options described in the preceding footnotes (2) thru (16); (b) 325,909 outstanding shares owned by executive officers not named in the table; (c) 107,115 unvested restricted shares, subject to a time-based vesting schedule, owned by executive officers not named in the table; (d) 4,991 outstanding shares registered in the name of the Trustee, and held by the Trustee in connection with the Retirement Savings Plan for the benefit of other executive officers; and (e) options granted to other executive officers to purchase 196,415 shares, which they could exercise within 60 days of February 1, 2014.

(18)
Mr. Schulze is our Founder and Chairman Emeritus, but no longer a member of our Board and is not considered an executive officer. He is listed here due to his status as a beneficial owner of more than 5% of the Company. The figure represents: (a) 1,732,500 outstanding shares owned by Mr. Schulze; (b) 43,293,086 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Schulze, of which up to $150 million in aggregate value of shares have been pledged by the trust as collateral to secure a line of credit; (c) 10,425,053 outstanding shares registered in the name of Mr. Schulze and co-trustees, and held by them as trustees of Grantor Retained Annuity Trusts for the benefit of Mr. Schulze and his family; (d) 1,143,043 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Sandra Schulze Grantor Retained Annuity Trust; (e) 950,169 outstanding shares held by a limited partnership of which Mr. Schulze is the sole general partner (Mr. Schulze has disclaimed beneficial ownership of these shares except to the extent of his pecuniary interest therein); (f) 252,312 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze is the sole general partner; (g) 31,672 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze is the sole general partner; (h) 13,909 outstanding shares registered in the name of Mr. Schulze's spouse and co-trustees, and held by them as trustees of trusts for the benefit of Mr. Schulze's spouse (Mr. Schulze has disclaimed beneficial ownership of these shares); (i) 183,726 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Sandra Schulze Revocable Trust dated June 14, 2001 (Mr. Schulze has disclaimed beneficial ownership of these shares); (j) 2,061 outstanding shares held in Mr. Schulze's individual retirement account; (k) 3,166,972 outstanding shares owned by The Richard M. Schulze Family Foundation, of which Mr. Schulze is the sole director; (l) 77,171 outstanding shares registered in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Mr. Schulze; and (m) options to purchase 30,000 shares, which he could exercise within 60 days of February 1, 2014.

(19)
As reported on the owner's most recent Schedule 13G filed with the SEC on February 14, 2014. FMR LLC and certain related entities have sole voting power over 1,091,350 shares and sole dispositive power over 42,537,949 shares.

(20)
As reported on the owner's most recent Schedule 13G filed with the SEC on February 11, 2014. The Vanguard Group has sole voting dispositive power over 445,577 shares, sole dispositive power over 18,861,038 shares; and shared dispositive power of 409,748 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and shareholders who beneficially own more than 10% of our common stock file initial reports of ownership with the SEC. They must also file reports of changes in ownership with the SEC. In addition, they are required by SEC regulations to provide us copies of all Section 16(a) reports that they file with the SEC. Based solely on a review of such Section 16(a) reports, management and the Board believe our directors, executive officers and shareholders who beneficially own more than 10% of our common stock complied with the Section 16(a) filing requirements during the fiscal year ended February 1, 2014, except that on December 12, 2013, an amended Form 4 was filed to correct the number of stock options granted on December 10, 2012 to Sharon L. McCollam, which were underreported due to an administrative error.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have a written Related Party Transactions Policy that prohibits our participation in material related party transactions with officers, directors, controlling persons and other insiders unless the transaction provides us with a demonstrable incremental benefit and the terms are competitive with terms available from unaffiliated third parties.

Pursuant to our Related Party Transactions Policy, if a related party transaction (as defined by SEC rules and the policy) involving an amount greater than $120,000 is proposed, members of the Audit Committee who have no financial interest in the transaction review the transaction to determine whether the necessary incremental benefit is present and whether the transaction should be recommended to the Board for approval. Members of the Board who have no financial interest in the transaction then review and, if appropriate, approve the transaction. In addition, ongoing related party transactions are reviewed annually by the Audit Committee and the Board to ensure that such transactions continue to provide the necessary incremental benefit to us and have competitive terms. Each of the transactions discussed below were approved by the Audit Committee in February 2014 and the Board in March 2014, in accordance with our Related Party Transactions Policy.

We do not have any credit arrangements between our officers, directors, controlling persons and other insiders.

Richard M. Schulze

On March 25, 2013, we entered into a letter agreement with Mr. Schulze pursuant to which, among other things, Mr. Schulze was named to the lifetime honorary title of "Founder and Chairman Emeritus" of the Company, although he is not an executive and no longer a member of our Board. Under this letter agreement, we agreed to compensate Mr. Schulze in an amount not to exceed $2.125 million in connection with his preparation and ongoing consultation with regard to a business plan for Best Buy. We agreed to pay this sum in quarterly installments beginning on the three month anniversary of the signing of the letter agreement. In addition, we agreed to compensate Mr. Schulze an annual base salary of $150,000, and to provide lifetime medical benefits for him, his spouse and his eligible dependents in accordance with our plans, practices, programs and policies in effect generally for our executives and their dependents. We also agreed to provide office space and administrative support, and to reimburse Mr. Schulze for his costs and out of pocket expenses incurred in the performance of his duties as Chairman Emeritus. Mr. Schulze is also entitled, under the letter agreement, to nominate two directors for appointment to the Board of Directors. Messrs. Anderson and Lenzmeier have been elected to the Board and have been nominated for election for two-year terms to the Board at the Meeting. The letter agreement has an initial term which will last until Mr. Schulze reaches the age of 75 (which will occur in January 2016), except as specifically described above.

We leased two of our U.S. Best Buy former store locations from Mr. Schulze. We entered into both real estate leases with Mr. Schulze prior to 1990, and the Board approved the leases (with Mr. Schulze not voting). The Board relied on one or more of its members who had no financial interest in the properties to review market comparisons, look into alternative rental agreements and negotiate with Mr. Schulze. At the time of entering into these leases, the Board determined that they were in our best interest and had terms that were competitive with terms available from unaffiliated third parties. We closed both stores in May 2012; however, we continued to pay rent for both locations. During fiscal 2014, we paid aggregate rents of approximately $938,000 for the two store locations leased from Mr. Schulze. In March 2014, with Board approval, we entered into a lease termination agreement for one of the store locations, in which we agreed to pay a termination fee of approximately $800,000 in exchange for a release from our future rent and other obligations under the lease (which totaled approximately $3,000,000). The remaining store location lease includes escalation clauses and, depending upon our exercise of successive renewal options, runs through 2018. We are looking into options for use of the space or subtenancy of the remaining store location to mitigate our costs.

We purchase certain store fixtures from Phoenix Fixtures, Inc. ("Phoenix"), a company owned by Mr. Schulze's brother, Robert Schulze. Fixture contracts are submitted through a competitive bidding process in which Phoenix is free to participate. Payments made to Phoenix are pursuant to contracts awarded following the competitive bidding process. In light of Mr. Schulze's relationship with Phoenix, the Board reviewed our transactions with Phoenix and determined that the transactions were on fair terms to us and that Phoenix provides advantages with respect to service and delivery as compared with its competitors. Accordingly, the Board approved the transactions and our continued business dealings with Phoenix. The total amount paid to Phoenix during fiscal 2014 was approximately $5.6 million USD and $202,000 CAD, compared to approximately $7.5 million USD and $387,000 CAD paid in fiscal 2013. All transactions with Phoenix during fiscal 2014 were subject to the competitive bidding process discussed above to ensure fair prices and terms.

Susan S. Hoff, Mr. Schulze's daughter, was the Founder, Chairperson and Chief Executive Officer of the Best Buy Foundation (formerly known as The Best Buy Children's Foundation), for which she served as principal executive officer since the inception of the foundation. In June 2014, Ms. Hoff left the Company. In conjunction with her departure, Ms. Hoff received a severance package that was negotiated based on her past positions and term of service with us. During fiscal 2014, Ms. Hoff received approximately $764,000 in total cash compensation, including her base salary up until her termination and her severance payment following her termination. Also during fiscal 2014, Ms. Hoff was awarded options to purchase 6,867 shares of Best Buy common stock at an exercise price of $23.66 per share, 2,389 shares of time-based restricted stock, and 2,124 shares of performance-based restricted stock. The stock options expire in June 2016 and the stock options and time-based restricted stock became fully vested upon her termination. Ms. Hoff forfeited her performance shares at the time of her termination.

Fidelity

FMR LLC ("Fidelity") filed an amended Schedule 13G in February 2014, stating that it holds 12.294% of the Company's common stock. As a result of beneficially owning more than 5% of our common stock, Fidelity is currently considered a “related party” under our Related Party Transactions Policy. Certain affiliates of Fidelity provide services to us in connection with the record keeping and administration of our stock plans (including the Employee Stock Purchase Plan and the Long-Term Incentive Plan). We paid these entities approximately $599,000 for these services for fiscal 2014. The administrative services contracts were initially entered into prior to Fidelity's Schedule 13G filing and 5% holder status. The contracts were negotiated at arm's length and there is no indication that the Company or Fidelity received preferential treatment as a result of the relationship.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

In fiscal 2014, the Audit Committee was comprised of three members. The Audit Committee acts under a written charter adopted and approved by the Board. The Audit Committee's charter is posted on our website at www.investors.bestbuy.com - select the "Corporate Governance" link. All members of the Audit Committee meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. In addition, the Board has determined that two of the three members of the Audit Committee who served during fiscal 2014 are "audit committee financial experts" for purposes of SEC rules. No member of the Audit Committee serves on the audit committee of more than three public companies.

During fiscal 2014, Mr. Tyabji continued to serve as Chair of the Audit Committee. Mr. Lenzmeier resigned from the Audit Committee following the Regular Meeting of Shareholders in June 2013, and Mr. Fradin was appointed as a member of the Audit Committee, effective June 20, 2013. Mr. Millner was appointed to the Audit Committee on March 13, 2014, and has been deemed an "audit committee financial expert" for purposes of SEC rules. As Mr. Millner did not serve on the Audit Committee during fiscal 2014, he has not signed off on this Audit Committee Report for that time period.

Committee Meetings

The Audit Committee met seven times, including four times via conference call, during fiscal 2014. The Audit Committee schedules its meetings to ensure it has sufficient time to devote appropriate attention to all of its tasks. The Audit Committee meetings include regular executive sessions with our independent registered public accounting firm, Deloitte & Touche LLP ("D&T"), our internal auditors and management. The Audit Committee also discusses with our internal auditors and D&T the overall scope and plans for their respective audits.

Recommendation Regarding Financial Statements

The Audit Committee, on behalf of the Board, reviewed and discussed with both management and D&T our annual audited consolidated financial statements for the fiscal year ended February 1, 2014, and our quarterly operating results for each quarter in such fiscal year, along with the related significant accounting and disclosure issues. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 "The Auditor's Communication with Audit Committees."

The Audit Committee reviewed and discussed with D&T its independence from us and our management. As part of that review, the Audit Committee received from D&T the written disclosures and the letter required by applicable rules of the Public Company Accounting Oversight Board regarding the independent accountant's communications with audit committees concerning independence. In addition, the Audit Committee reviewed all services provided by and the amount of fees paid to D&T in fiscal 2014. In reliance on the reviews and discussions with management and D&T, the Audit Committee believes that the services provided by D&T were compatible with, and did not impair, its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our annual audited consolidated financial statements be included in our Annual Report on Form 10-K for the period ended February 1, 2014, as filed with the SEC.

Pre-Approval Policy

Consistent with SEC rules regarding auditor independence, the Audit Committee is responsible for appointing, setting fees for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility and in accordance with the Securities Exchange Act of 1934, it is the policy of the Audit Committee to pre-approve all permissible services provided by our independent registered public accounting firm except for minor audit-related engagements which in the aggregate do not exceed 5% of the fees we pay to our independent registered public accounting firm during a fiscal year.

Each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, statutory audits, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

Tax services include compliance and other non-advisory services performed by the independent registered public accounting firm when it is most efficient and effective to use such firm as the tax service provider.

As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.

AUDIT COMMITTEE

Hatim A. Tyabji (Chair)
Russell P. Fradin
Gérard R. Vittecoq

ITEM OF BUSINESS NO. 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE "AUDIT COMMITTEE REPORT"

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. As part of this oversight, the Audit Committee considers the firm’s independence, qualifications, performance, and whether the independent registered public accounting firm should be rotated, as well as the impact of such a rotation. The Audit Committee appointed Deloitte & Touche LLP ("D&T") as our independent registered public accounting firm for the fiscal year ending February 1, 2014. D&T has been retained as our independent registered public accounting firm since fiscal 2006. We will ask shareholders to ratify the appointment of D&T as our independent registered public accounting firm at the Meeting. Representatives of D&T are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Services and Fees

The Audit Committee is responsible for the audit fee negotiations associated with the retention of our independent registered public accounting firm. For the fiscal years ended February 1, 2014, and February 2, 2013, D&T served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for services rendered by D&T during fiscal 2014 and fiscal 2013, respectively. The fees listed below were pre-approved by our Audit Committee pursuant to the Audit Committee's pre-approval policy as described in the Audit Committee Report:

Service Type	Fiscal 2014	Fiscal 2013
Audit Fees(1)	$3,079,000	$3,826,000
Audit-Related Fees(2)	1,108,000	2,460,000
Tax Fees(3)	268,000	570,000
Total Fees	$4,455,000	$6,856,000

(1)
Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal years ended February 1, 2014, and February 2, 2013; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; consultations on accounting matters; and SEC registration statements.

(2)
Consists primarily of fees for statutory audit filings, as well as the audits of our retirement savings plans and foundations. Includes fees of $1,477,000 incurred for fiscal 2013 for statutory audits of Best Buy Europe, which we sold on June 26, 2013.

(3)	Consists primarily of tax compliance services based on time and materials.

It is our policy that our independent registered public accounting firm be engaged to provide primarily audit and audit-related services. However, pursuant to the policy, in certain circumstances and using stringent standards in its evaluation, the Audit Committee may authorize our independent registered public accounting firm to provide tax services when it determines that D&T is the most efficient and effective tax service provider.

Board Voting Recommendation

The members of the Audit Committee and the Board believe that the continued retention of D&T to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and our shareholders. The Board recommends that shareholders vote FOR the proposal to ratify the appointment of D&T as our independent registered public accounting firm for the fiscal year ending January 31, 2015.

The affirmative vote of a majority of the voting power of the shares present and entitled to vote at the Meeting is required to ratify D&T as our independent registered accounting firm.

Although ratification is not required pursuant to our By-laws or otherwise, the Board is submitting the selection of D&T to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm. If the appointment of D&T were not to be ratified by the shareholders, the Audit Committee would not be required to appoint another independent registered public accounting firm, but would give consideration to an unfavorable vote. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

The Compensation Discussion and Analysis below describes how the Compensation Committee of the Board ultimately decided to compensate the following individuals, all of whom are considered Named Executive Officers ("NEOs") of the Company under the SEC rules for fiscal 2014 (the titles below are as of February 1, 2014, the last day of fiscal 2014):

•	Hubert Joly, President and Chief Executive Officer;

•	Sharon L. McCollam, Chief Administrative Officer and Chief Financial Officer;

•	Shari L. Ballard, President, International and Chief Human Resources Officer;

•	Jude C. Buckley, Chief Commercial Officer; and

•	R. Michael Mohan, Chief Merchandising Officer.

Mr. Joly was appointed as our President and CEO in September 2012, and Ms. McCollam joined us as our Chief Administrative Officer and Chief Financial Officer in December 2012. In September 2013, upon the departure of our former Chief Human Resources Officer, Ms. Ballard assumed the responsibilities of the human resources function in addition to her responsibilities as President, International. In April 2014, Ms. Ballard assumed responsibility for all of our domestic retail operations and transitioned her international responsibilities to other executives. Mr. Buckley and Mr. Mohan became executive officers, and eligible to be considered NEOs, upon their promotions to Chief Commercial Officer and Chief Merchandising Officer, respectively, in January 2014.

Consideration of Last Year's “Say on Pay” Vote

At our Regular Meeting of Shareholders in June 2013, 83% of our shareholders voted for our “Say on Pay” proposal, which was a significant increase from the level of support we received in 2012 (when 38% of shareholders voted for our "Say on Pay" proposal) while navigating a series of unplanned leadership transitions.

We believe the level of support we received from shareholders last year was driven in part by the heightened shareholder outreach we conducted prior to our 2013 Regular Meeting of Shareholders. Throughout the year, we reached out to the majority of our top 50 shareholders (including a majority of our top 20 shareholders) offering to discuss any concerns regarding executive compensation practices and other governance issues. As a result of these outreach efforts, Compensation Committee members and senior management engaged in extended direct conversations with shareholders, including the majority of our top 20 shareholders, to answer their questions and provide commentary on the compensation decisions made during the year. We also provided additional disclosure to shareholders in the form of our Chairman’s letter submitted with our proxy statement and in our supplemental proxy filing in June 2013. Further, as discussed in the Corporate Governance at Best Buy — Shareholder Engagement section, we regularly engage with our shareholders throughout the year regarding their various priorities and we welcome their feedback on our practices and policies.

Shareholder feedback received during the outreach process was supportive of the decisions necessary to recruit the new CEO and CFO in the prior year and the Company’s increased focus on performance-based pay going forward. As discussed in greater detail below, in addition to considering last year's "Say on Pay" results, the Compensation Committee incorporated this direct shareholder feedback into our fiscal 2014 compensation decisions. In fiscal 2014, we emphasized continued delayering of our organization to optimize the performance of our executive team and further aligning pay with consistent business performance metrics applicable to all executives.

This focus resulted in the Compensation Committee increasing the performance share component of our CEO's long-term incentive award to 50% (from one third) and maintaining relative total shareholder return as the sole basis for measurement. The Compensation Committee also linked officer short-term incentive metrics to our current key Company Renew Blue strategy. Further, we continued to enhance our officer and non-officer incentive plans to be market-based and performance-driven and generally consistent across the officer population.

Summary of Executive Compensation Practices

Pay for Performance

✓	We tie pay to performance by setting clear financial goals and putting a majority of compensation at risk based on goal achievement and absolute and relative changes in our stock price.

✓	We have multiple performance targets that differ for the long-term and short-term plans.

✓	We use performance equity (50% for the CEO and one third for the other NEOs) as a large portion of our long-term incentive program and total compensation opportunity.

Risk Mitigators

✓	We review peer group market data when making executive compensation decisions.

✓	We have share ownership and trading guidelines for executive officers and Board members.

✓	We have anti-hedging and anti-pledging policies and clawback provisions to mitigate risk and discourage perverse behaviors.

✓	We have robust processes to identify risk.

Shareholder Engagement

✓	We have a shareholder engagement program that covers, among other things, executive compensation issues.

✓	We take investor concerns and input back to the Compensation Committee, which then takes the findings into account when reviewing executive compensation programs and policies.

✓	Our Compensation Committee uses an outside independent compensation consulting firm that performs no other services for the Company.

Prohibited Practices

✗	We do not reprice underwater options or stock appreciation rights without shareholder approval.

✗	We do not have tax gross-ups on change-in-control provisions.

✗	We do not have supplemental executive retirement plans that provide extra benefits to the NEOs.

✗	We do not pay dividends or dividend equivalents on unearned performance shares.

As stated in the Proxy Summary section, fiscal 2014 was the first full year of our Renew Blue transformation. In 2014, we made significant progress in this transformation, including:

•	Enhancing how we serve our customers and building key foundational capabilities for the future;

•	Strengthening our management team and improving employee engagement;

•
Partnering with two of our top vendors to develop and launch 1,400 Samsung and 600 Windows “stores-within-a-store,” in a win-win-win arrangement that is benefiting our customers, our vendors and our shareholders; and

•	Making progress in stabilizing our top-line despite industry softness, delivering cost reductions above our original target, and strengthening our balance sheet.

Key Fiscal 2014 Compensation Decisions

Our key compensation decisions for fiscal 2014, as explained in further detail within our Compensation Discussion and Analysis, are summarized here:

•
Base Salaries: We made no change to the existing NEOs' base salaries (Mr. Joly, and Mses. McCollam and Ballard). They remained at their fiscal 2013 levels. The new NEOs (Messrs. Buckley and Mohan) received salary increases due to increased responsibilities.

•
Short-Term Incentives: We made no change to the short-term incentive plan target payout percentages, other than an increase for Mr. Mohan in conjunction with his expanded role and responsibilities. Above-target performance resulted in payouts of 107% of target for our NEOs.

•
Long-Term Incentives: Our long-term incentive program changes were limited to an increased target and one-time award for Mr. Mohan in conjunction with his expanded role and responsibilities and a change in the CEO’s mix. The CEO’s long-term incentive mix was adjusted to place a greater emphasis on performance shares. Replacing the prior year’s one-third split, Mr. Joly's fiscal 2014 long-term incentive award consisted of 50% performance-based restricted shares, 20% stock options and 30% time-based restricted shares. Grants for all NEOs, except the CEO, consisted of one third performance-based restricted shares, one third stock options and one third time-based restricted shares.

•
Other Compensation: The NEOs continue to receive the same employee benefits, perquisites and other rewards generally offered to our U.S.-based officers. We do not provide special pension benefits or other non-performance-based entitlements to the NEOs that are inconsistent with our compensation philosophy.

Preview of Key Fiscal 2015 Compensation Decisions

•	Base Salaries: In fiscal 2015, we intend for base salaries to remain consistent with prior year levels.

•	Short-Term Incentives: The same metrics and weighting as used in fiscal 2014 will be used in 2015. Short-term incentive plan target payout percentages will remain consistent with prior levels.

•	Long-Term Incentives: For fiscal 2015, the long-term incentive program will continue to use the same structure as fiscal 2014. Long-term incentive plan awards will remain consistent with prior levels.

•	Other Compensation: NEOs will continue to receive the same employee benefits, perquisites and other rewards generally offered to our U.S.-based officers.

Compensation Discussion and Analysis

Compensation Philosophy, Objectives and Policies

The Company’s compensation philosophy is to align executive compensation with shareholders’ interests. To achieve this, the Compensation Committee works to ensure that base salaries are market competitive, and short- and long-term incentives are heavily weighted toward Company performance and are consistent with market practice.
We implement these objectives by using programs that are designed to align employee interests with Company goals and create a common vision of success without undue risk.

The following executive compensation policies and practices were in effect during fiscal 2014:

•
Pay-for-performance. We tie pay to performance. The majority of executive pay is not guaranteed and tied to performance metrics designed to drive shareholder value. If performance goals are not attained, no compensation is paid.

•
Mitigate undue risk. We mitigate undue risk, including utilizing caps on incentive award payments and vesting periods on potential equity payments, clawback provisions, restrictive covenants and multiple performance metrics. The Compensation Committee annually reviews our compensation risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•
Independent Compensation Committee and Committee Consultant. The Compensation Committee is comprised solely of independent directors. The Compensation Committee's independent compensation consultant is retained directly by the Compensation Committee and performs no other consulting or other services for the Company.

•	Shareholder engagement. We routinely engage with shareholders regarding executive compensation and related issues.

•
Re-pricing of stock options. Under the terms of both our existing and proposed Omnibus Plans, a stock option may not, without the approval of our shareholders, be: (i) amended to reduce its initial exercise price (except for adjustments in the case of a stock split or similar event); (ii) canceled and replaced by a stock option having a lower exercise price or (iii) cancelled and replaced with cash or other award payments.

•
Stock ownership and trading policies. We have stock ownership guidelines for our executive officers, including the NEOs. As of the end of fiscal 2014, each NEO was in compliance with the guidelines. We prohibit all employees, including the NEOs, and members of the Board from hedging Company securities. In addition, our executive officers and Board members are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, unless approved in advance by the Compensation Committee.

•
NEOs' benefits. Our executive officers, including the NEOs, generally receive the same employee benefits as other officers. We do not have an executive retirement plan that provides extra benefits to the NEOs.

Governance

The following table summarizes the roles of each of the key participants in the executive compensation decision-making process for our NEOs.

Key Participant
Compensation Committee
Role in Decision-Making Process
Establishes our compensation objectives.

Determines, approves and oversees executive compensation, including the design, competitiveness and effectiveness of our compensation programs. Also oversees the development, evaluation and approval of incentive compensation, equity-based pay and other material employee benefit plans for all employees, including the NEOs.

The Compensation Committee's charter is available on our website at www.investors.bestbuy.com — select the "Corporate Governance" link.

Compensation Committee's Independent Compensation Consultant
Role in Decision-Making Process
Reviews the recommendations of management with the Compensation Committee to ensure that the recommendations are aligned with our objectives and are reasonable when compared to our peer market for executive and director talent.

Assists in the design of the variable incentive plans, the determination of the overall compensation mix, the selection of performance metrics and the setting of the performance goals and ranges.

Assists in the setting of CEO compensation opportunity.

Reviews the results of the risk assessment with the Compensation Committee and identifies key takeaways.

Provides perspective on market practice.

The Compensation Committee has sole discretion and adequate funding to engage consultants in connection with compensation-related matters. Frederic W. Cook & Co., Inc. has served as the Compensation Committee's independent compensation consultant since the fall of 2012.

CEO
Role in Decision-Making Process
Creates and presents recommendations to the Compensation Committee for our other executive officers and provides his perspective. Does not participate in or otherwise influence recommendations regarding his own compensation.

Human Resources ("HR")
Role in Decision-Making Process
Provides the Compensation Committee with market analytics in support of the CEO's recommendations for our executive officers, other than the CEO. Management does not make recommendations on CEO compensation. As necessary, HR engages outside consultants to assist with its analytics and recommendations.

Finance
Role in Decision-Making Process
Provides the Compensation Committee with financial analytics in support of the short- and long-term program design and target setting.

Compensation Consultant Independence

The Compensation Committee reviewed the independence of Frederic W. Cook & Co., Inc. under the six factors promulgated by the SEC and incorporated into the NYSE listing standards for listed companies. Based on its review and information provided by Frederic W. Cook & Co., Inc. regarding the provision of its services, fees, policies and procedures, presence (if any) of any conflicts of interests, ownership of Best Buy stock, and other relevant factors, the Compensation Committee concluded that the work of Frederic W. Cook & Co., Inc. has not raised any conflicts of interest and it is deemed an independent consultant.

Factors in Decision-Making

Market Competitive Data. For fiscal 2014, each element of compensation and the level of total direct compensation for our NEOs was considered against market benchmarks and views of individual performance. Our Compensation Committee reviewed publicly available compensation data for our peer group of companies, Fortune 100 and survey data. We used available information and monitored actions taken by our peer group to evaluate market trends and to assess the long-term incentive and overall competitiveness of our executive compensation levels. We did not, however, seek to establish any specific element of compensation or total direct compensation that falls within a prescribed range relative to our peer group of companies or the Fortune 100.

Change in Peer Group for Fiscal 2013 and 2014. We review our peer group annually. The Compensation Committee strives to ensure that our peer group is an accurate reflection of our business strategy, represents the labor market for executive talent and includes external perspectives. Beginning in fiscal 2013 and continuing in fiscal 2014, the Compensation Committee prioritized criteria for potential peers, including the following:

•	Business strategy: combination of retailers, e-commerce retailers, digital companies, global companies and iconic brands;

•	Size: revenue and/or market capitalization similar to us;

•	Current peers: preference, but not obligation, toward consistency in an effort to maintain reliability from year to year in the results of our compensation analysis; and

•	Labor market consideration: companies that listed us as a peer.

For fiscal 2013 and fiscal 2014, our peer group included the following companies:

Amazon.com, Inc.	L Brands, Inc.	Staples, Inc.
Apple Inc.	Lowe's Companies Inc.	Target Corporation
Costco Wholesale Corporation	Macy’s, Inc.	Time Warner Cable Inc.
Dell Inc.	Microsoft Corporation	Wal-Mart Stores, Inc.
DIRECTV, Inc.	Nike, Inc.	Walgreen Co.
eBay Inc.	Nordstrom, Inc.	The Walt Disney Company
Google Inc.	Office Depot, Inc.	Yahoo! Inc.
The Home Depot, Inc.	Sears Holding Corporation

At the time of the analysis, relative to the 23 companies, the Company was competitive on revenue and earnings measures.

Executive Compensation Elements

Overview. Our NEOs' compensation in fiscal 2014 included the following ongoing elements (for additional details on specific awards, see the discussion below and the Compensation of Executive Officers - Summary Compensation Table section):

Compensation Component	Key Characteristics	Purpose	Principal Fiscal 2014 Actions
Base Salary	Cash. Reviewed annually and adjusted if and when appropriate.	Provide competitive, fixed compensation to attract and retain executive talent.	Base compensation increases limited to a 13% and 19% market adjustment upon role changes for Messrs. Buckley and Mohan, respectively.
Short-Term Incentive ("STI")	Cash. Variable compensation component. Performance-based award opportunity. Payable based on financial metrics.	Create a strong financial incentive for achieving or exceeding Company goals.
Financial metrics for fiscal 2014 included enterprise comparable sales, enterprise operating income, North America cost take-out, U.S. digital revenue growth and U.S. net promoter score.
The NEOs received payouts equal to 107% of target.

Long-Term Incentive ("LTI")	Performance-based restricted shares, stock options and time-based restricted shares.	Create a strong financial incentive for increasing shareholder value and encourage a significant equity stake in the Company and promote retention.	LTI changes limited to a change in the CEO’s mix (increasing the weight on performance shares to 50%) and an increased target and one-time award for Mr. Mohan based on increased responsibilities.
Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans.	Plans are part of our broad-based employee benefits program.	The NEOs continue to participate in generally the same benefits as our other employees.
Executive Benefits	Annual executive physical exam, supplemental long-term disability insurance, and tax planning/preparation services.	Provide competitive benefits to promote the health, well-being and financial security of our executive officers.	No material changes were made to the NEOs' benefits in fiscal 2014.

Fiscal 2014 Pay Mix. The Compensation Committee emphasizes variable performance-based pay when setting the target pay mix for our executive officers, but does not establish a set pay mix for them. The target pay mix for fiscal 2014 for our CEO and other NEOs, on average, is shown below. Actual salary levels, STI awards (discussed in further detail in the Short-Term Incentive section) and LTI awards (discussed in further detail in the Long-Term Incentive section) vary based on the market analysis described above. About 90% of the CEO’s pay, and on average, 80% of the other NEOs’ pay is variable.

Each element in the pay mix is discussed below and shown in the Summary Compensation Table as found in the Compensation of Executive Officers section.

Base Salary

In March 2013, the Compensation Committee reviewed the total compensation for each NEO, including their base salaries. Based on the assessment of each officer relative to market data, the Compensation Committee approved base salary increases for Messrs. Buckley and Mohan. Mr. Buckley’s increase was due to his expanded responsibilities assumed upon his appointment to lead the Connectivity Business Group. Mr. Mohan’s increase was to acknowledge expanded responsibilities upon his appointment to lead the Home Business Group. Together, their business groups represent about 94% of domestic revenue. The other NEO salaries remained the same.

Name	Fiscal 2014 Annual Base Salary	Fiscal 2013 Annual Base Salary	Percent Change
Mr. Joly	$1,175,000	$1,175,000	0%
Ms. McCollam	$925,000	$925,000	0%
Ms. Ballard	$700,000	$700,000	0%
Mr. Buckley	$525,000	$465,000	13%
Mr. Mohan	$500,000	$420,000	19%

Short-Term Incentive

Our executive compensation programs are designed to ensure that a significant percentage of total compensation is linked to Company performance. For fiscal 2014, the NEOs were eligible for performance-based, short-term incentive cash awards pursuant to our fiscal 2014 STI.

The fiscal 2014 STI is structured as a “plan within a plan,” pursuant to the 2011 shareholder approved Executive Short-Term Incentive Plan (“Executive STI Plan”). The Executive STI Plan sets the maximum award pool for the CEO and three other NEOs (excluding the CFO) at 5% of adjusted net earnings. Individual allocations of that pool are set annually. Specific performance goals are established such that the maximum payout potential does not exceed the maximum award pool or the individual allocations.
Fiscal 2014 STI Performance Criteria. In January 2013, the Compensation Committee approved the performance criteria in the form of metrics, and in March 2013, the Compensation Committee approved the target performance levels for each metric for the fiscal 2014 STI. The performance metrics were designed to support our fiscal 2014 Renew Blue priorities, specifically centering on operating income, stabilizing comparable sales (which historically were declining), online revenue growth, cost reductions and customer experience. The weighting of the priorities placed the greatest emphasis on overall profit and top line revenue growth while also giving significant weight to Renew Blue strategic priorities. The metrics were:

STI Metric	Metric Weighting	Definition
Compensable Enterprise Operating Income	50%. Served as the minimum threshold for STI awards to be paid
Non-GAAP operating income from continuing operations as reported in the Company’s Annual Report on Form 10-K, adjusted for the impacts of: (1) unbudgeted changes in laws, regulations or accounting principles; (2) currency fluctuations from budgeted foreign exchange rates; and (3) unbudgeted mergers, acquisitions or divestures.

Enterprise Comparable Store Sales	20%	Enterprise revenue at websites, stores, and call centers operating for at least 14 full months, compared to revenue from similar channels open at least 14 full months in the prior fiscal year.
Renew Blue Priorities:	30%
North America Cost Takeout	10%	Total selling, general and administrative expense and cost of goods sold reduction initiatives approved and executed during the year, measured as an annualized value.
Domestic Online Revenue Growth	10%	Total fiscal 2014 domestic online revenue less fiscal 2013 domestic online revenue divided by total fiscal 2013 domestic online revenue.
U.S. Net Promoter Score	10%
Customer experience metric in which customers are asked how likely they are to recommend Best Buy to a friend, colleague or family member; the percent of those likely to recommend less the percent of those unlikely to recommend is Net Promoter Score.

Determination of Fiscal 2014 STI Target Payout. The Compensation Committee reviewed the target payout percentages for our NEOs under the fiscal 2014 STI plan as part of their review of the NEOs’ total fiscal 2014 target compensation. The Compensation Committee generally applies a tiered approach in determining the potential target payout ranging from 75% to 200% of eligible base salary based on each NEO's base salary as of the 15th day of each fiscal month. The specific target payout percentage for each NEO is determined based on external market data for equivalent roles, with emphasis placed on job value and internal pay equity among the NEOs.

For fiscal 2014, the tiered target payouts were 75% to 200% of salary, which remained the same as in fiscal 2013 for all NEOs except for Mr. Mohan, who received an increase in conjunction with his expanded roles and responsibilities. For each of the metrics, the NEOs could earn zero to two times their weighted target payout percentage for that metric, making the maximum fiscal 2014 STI payout 2.0 times their target payout percentage.

The following chart shows actual fiscal 2014 performance compared to the minimum, target and maximum goals:

Metric ($ in millions)	Minimum	Target	Max	Actual Result	Metric Score
Compensable Enterprise Operating Income (50%)(1)(2)	$1,136	$1,236	$1,539	$1,217	0.90
Enterprise Comparable Store Sales (20%)(3)	(1.0%)	0.0%	2.0%	(0.8%)	0.60
Renew Blue Priorities (30%):
North America Cost Take Out (10%)	$250	$300	$350	$580	2.00
U.S. Digital Revenue Growth (10%)	7.6%	10.0%	15.0%	19.8%	2.00
U.S. Net Promoter Score (10%)	32.5	34.0	37.0	34.1	1.00
Blended Score:					1.07

(1)
Actual performance for this metric had to be above the minimum threshold in order for STI payments to be made. A result lower than the minimum threshold would have resulted in an overall blended score of zero, and no STI payments.

(2)
The non-GAAP operating income from continuing operations of $1,171 million in our fiscal 2014 Annual Report on Form 10-K was adjusted for differences from budgeted foreign exchange rates and adjusted to include the impact of Best Buy Europe prior to the sale on June 26, 2013, to determine Compensable Enterprise Operating Income.

(3)	The goal of setting the target for this metric at 0.0% was to halt the historical decline into negative comparable store sales over the last several years.

The following chart shows fiscal 2014 STI payments as a dollar value and percent of salary:

Name	Target Payout Percentage	Annual Target Payout Value, based on Salary	Fiscal 2014 STI Payment	Fiscal 2014 STI Payment, as a Percentage of Salary
Mr. Joly	200%	$2,350,000	$2,514,500	214%
Ms. McCollam	150%	$1,387,500	$1,484,625	161%
Ms. Ballard	125%	$875,000	$936,250	134%
Mr. Buckley	75%	$390,000	$417,300	80%
Mr. Mohan	75%	$375,000	$401,250	80%

Fiscal 2015 STI Performance Criteria. In January 2014, the Compensation Committee approved the performance criteria in the form of metrics for the fiscal 2015 STI, and in March 2014, the Compensation Committee approved the target performance levels for each metric. The same metrics and weightings as used in fiscal 2014 will be used in fiscal 2015, as listed below:

•	Compensable Enterprise Operating Income - 50%

•	Enterprise Comparable Store Sales - 20%

•	Renew Blue Priorities - 30%

Long-Term Incentive

Awards of equity-based LTI compensation to our executive officers encourage a strong ownership stake in the Company and enhance the alignment of interests of the NEOs and our shareholders. All equity-based LTI incentive awards for our NEOs and directors must be approved by the Compensation Committee. During fiscal 2014, we made long-term incentive awards to our NEOs pursuant to our LTI Program, which was approved by the Compensation Committee in March 2013. LTI awards were made under our 2004 Omnibus Stock and Incentive Plan and were granted in April 2013.
The fiscal 2014 LTI featured a mix of performance shares, stock options and time-based restricted shares.
This results in a balanced portfolio of compensation rewards consisting of, for the CEO, 50% performance-based restricted shares (to reward performance), 20% stock options (to reward share price appreciation) and 30% time-based restricted shares (to promote retention), as shown below. The mix for the other NEOs was one third performance shares, one third stock options, and one third time-based restricted shares, also as shown below.

Form of Fiscal 2014 LTI Award. The performance shares are earned based on our Total Shareholder Return ("TSR") relative to the S&P 500 Index over a three-year period. TSR was used based on its prevalence in the market place and its direct link to shareholder value creation. The S&P 500 was used as a proxy for overall market performance. The metric for this is as follows:

Performance Level	Performance Achieved	Payout Percentages(1)
Below Threshold	Less than 30th percentile rank TSR	0%
At Threshold	30th percentile rank TSR	50-99%
At Target	50th percentile rank TSR	100-149%
At Maximum	70th or greater percentile rank TSR	150%

(1)	The payout percentage will be equal to a percentage interpolated on a linear basis for performance levels achieved in between threshold and target and target and maximum.

The NEOs receive a LTI grant once per year at a regularly scheduled Compensation Committee meeting, historically in the spring. In fiscal 2014, the prior month’s average trading price was used to convert the award dollar value to a number of units to prevent daily stock price volatility from materially impacting share usage.

The non-qualified stock options have a term of ten years and become exercisable over a three-year period at the rate of one third per year, beginning one year from the date of grant, subject to being employed on the vesting date. The exercise price for such options is equal to the closing price of our common stock on the grant date, as quoted on the NYSE. The time-based restricted shares also vest in equal installments of one third on the three successive anniversaries of the grant date. The number of restricted shares is determined using roughly a 3:1 (options to restricted shares) ratio. The final number of performance shares that are actually issued will not be known until performance has been measured following the performance period (which goes from April 1, 2013 through March 31, 2016).

Under the terms of both the current and proposed Omnibus Plans, we may not grant stock options at a discount to fair market value. Unless otherwise determined by the Compensation Committee, "fair market value" as of a given date is the closing price of our common stock as quoted on the NYSE on such date or, if the shares were not traded on that date, the most recent preceding date when the shares were traded.

Determination of Fiscal 2014 LTI Award Amounts. In March 2013, the Compensation Committee approved the executive leadership’s fiscal 2014 compensation, which included a LTI increase for Mr. Mohan in light of his increased responsibilities. The other NEOs' LTI targets were maintained at the same levels as the prior year.

LTI award amounts are determined based upon analysis of external market data, with overall compensation mix and external market data for equivalent roles being key factors in the determination of the award made to each NEO. The fiscal 2014 LTI awards for each NEO are set forth below:

Annual Fiscal 2014 Award Details
Name	# of Stock Options	# of Restricted Shares	Target # of Performance Shares	Grant Date Value
Mr. Joly	250,358	130,662	193,584	$10,167,573
Ms. McCollam	193,133	67,198	59,735	$4,674,587
Ms. Ballard	57,225	19,910	17,699	$1,384,242
Mr. Buckley	47,687	16,592	14,749	$1,154,205
Mr. Mohan	47,687	16,592	14,749	$1,154,205

In addition, based on market competitive analysis, Mr. Mohan received a one-time supplemental long-term incentive equity award in March 2013 consisting of the following to recognize the expansion in his role from the Customer Solutions Group to the Home Business Group:

One-Time Award Details
Name	# of Stock Options	# of Restricted Shares	Target # of Performance Shares(1)	Grant Date Value
Mr. Mohan	105,990	34,542	31, 038	$2,000,043

(1)	The performance period for this award aligns with the performance period of our fiscal 2013 long-term incentive awards (running from October 1, 2012 through September 30, 2015).

Fiscal 2015 LTI Program Design. For fiscal 2015, the LTI program will continue to use the same structure as fiscal 2014, with rewards consisting of:

•	For the CEO, 50% performance-based restricted shares (using TSR as the performance metric), 20% stock options and 30% time-based restricted shares.

•	For the other NEOs: one third performance shares (using TSR as the performance metric), one third stock options and one third time-based restricted shares.

Best Buy Mobile Cash-Based Long-Term Performance Incentive Plan. In December 2012, as a result of our purchase of Carphone Warehouse Group plc’s interest in the Best Buy Mobile profit share agreement, the Company effectively terminated the Best Buy Mobile Performance Incentive Plan (the “Mobile PIP”). The Mobile PIP was a multi-year cash-based plan, with awards based on the Economic Value Added created by Best Buy Mobile, which was originally scheduled to expire in March 2013. As part of the Mobile PIP termination, the Company entered into a termination agreement with Mr. Buckley, as disclosed in the Company's Annual Report on Form 10-K, under which the Company agreed to a settlement with Mr. Buckley regarding the final performance period. The settlement amount was based on historical and forecasted performance under the Mobile PIP and was paid to Mr. Buckley in March 2013 (provided he remained employed by the Company through that date). Additional information regarding the LTI awards granted to the NEOs in fiscal 2014 is included under the heading Compensation of Executive Officers - Grants of Plan-Based Awards.

Other Compensation

Benefits. Our executive officers, including our NEOs, are generally offered the same employee benefits offered to all U.S.-based officers, as summarized in the following table:

Benefit	All Full-Time U.S.-Based Employees	Executive Officers
Accidental Death & Dismemberment	•	•
Business Travel & Accident	•	•
— Executive Business Travel & Accident		•
Deferred Compensation Plan(1)	•	•
Employee Discount	•	•
Employee Stock Purchase Plan	•	•
Health Insurance	•	•
— Executive Physical Exam		•
Life Insurance	•	•
Long-Term Disability	•	•
— Executive Long-Term Disability		•
Retirement Savings Plan	•	•
Severance Plan	•	•
Short-Term Disability	•	•
Tax Planning and Preparation		•

(1)
Only highly compensated employees and directors are eligible to participate in the Deferred Compensation Plan, as described in the Compensation of Executive Officers - Non-Qualified Deferred Compensation - Deferred Compensation Plan section.

We provide the executive benefits noted above to compete for executive talent and to promote the health, well-being and financial security of our NEOs. A description of executive benefits, and the costs associated with providing them for the NEOs, are reflected in the "All Other Compensation" column of the Summary Compensation Table as found in the Compensation of Executive Officers section.

Severance Plan. We have a severance plan that complies with the applicable provisions of the Employee Retirement Income Security Act ("ERISA"). The purpose of the severance plan is to provide financial assistance to employees while they seek other employment, in exchange for a release of any claims. Although there are differences in benefits depending on the employee's job level, the basic elements of the plan are comparable for all eligible employees. The plan generally covers all full-time and part-

time U.S. employees of Best Buy Co., Inc. and Best Buy Stores, L.P. and their respective direct and indirect U.S.-domiciled subsidiaries, including the NEOs, except for those subject to a separate severance agreement or specifically excluded.

The plan covers involuntary terminations due to job elimination and discontinuation, office closing, reduction in force, business restructuring and other circumstances as we determine. Eligible terminated employees receive a severance payment ranging from six months to two years of base salary, with basic employee benefits such as medical, dental and life insurance continued for an equivalent period. Except as modified or replaced by individual employment agreements, the NEOs (other than Mr. Joly and Ms. McCollam who have employment agreements) are eligible for the following severance benefits:

•
Messrs. Buckley and Mohan, at an enterprise senior vice president level, are eligible for 18 months of salary, a payment of $10,000 in lieu of outplacement and other tax and financial planning assistance, and 18 months of Company-paid COBRA;

•
Ms. Ballard, at an enterprise executive vice president level, is eligible for two years of salary, a payment of $25,000 in lieu of outplacement and other tax and financial planning assistance, and a payment of 150% of the cost of 24 months of basic employee benefits such as medical, dental and life insurance.

See Compensation of Executive Officers - Potential Payments Upon Termination or Change-in-Control for more information regarding potential payments following an involuntary termination and for the severance provisions of Mr. Joly's and Ms. McCollam's employment agreements.

Stock Ownership, Tax and Other Policies

Executive Stock Ownership Guidelines. The Compensation Committee has established stock ownership guidelines to promote the alignment of officer and shareholder interests and to encourage behaviors that have a positive influence on stock price appreciation and total shareholder return. Under the guidelines, we expect our NEOs to acquire ownership of a fixed number of shares, based on their position. The stock ownership expectation generally remains effective for as long as the officer holds the position.

In addition to shares personally owned by each officer, the following forms of stock ownership count toward the ownership target:

•	Equivalent shares owned in the Best Buy Stock Fund within our Retirement Savings Plan;

•	50% of non-vested shares subject to performance conditions granted under our LTI program;

•	50% of non-vested shares subject to time-based conditions granted under our LTI program; and

•	50% of the intrinsic value of vested stock options granted under our LTI program.

We require that until the ownership target is met, NEOs will retain: (i) 50% of the net proceeds received from the exercise of a stock option in the form of Best Buy common stock; (ii) 50% of vested time-based restricted shares (net of taxes); and (iii) 50% of all performance shares (net of taxes) issued. The ownership target does not need to be met within a certain time frame, and our NEOs are considered in compliance with the guidelines as long as progress towards the ownership target is being made consistent with the expectations noted above.

The ownership targets and current ownership levels for our NEOs are shown below.

Name	Ownership Target	Current Ownership Using Guidelines
Mr. Joly	140,000 shares	548,145 shares
Ms. McCollam	55,000 shares	229,559 shares
Ms. Ballard	55,000 shares	96,652 shares
Mr. Buckley	15,000 shares	124,646 shares
Mr. Mohan	15,000 shares	86,271 shares

In fiscal 2014, all NEOs were in compliance with the ownership guidelines.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and each of our three most highly compensated executive officers (other than the chief financial officer), unless the compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. We believe that it is important to continue to be able to take available Company tax deductions with respect to the compensation paid to our NEOs. We do not, however, make compensation decisions based solely on the availability of a deduction under Section 162(m).

Clawback and Restrictive Covenant Provisions. Our senior management performance awards have typically included clawback provisions, particularly where it has been difficult to match the period of an employee's influence on business results. We may exercise our rights under such provisions if other strategies to mitigate unjust rewards are difficult to achieve. In September 2010, we adopted a new Clawback Policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, with final policy language to be determined after the SEC adopts related rules. The Clawback Policy also expanded our prior policy to cover all executive officer incentive award agreements. In addition to the clawback provisions, we include confidentiality, non-compete, non-solicitation and in select situations, non-disparagement provisions.

Prohibition on Hedging and Pledging Company Securities. We prohibit all employees, including NEOs, and members of the Board from hedging Company securities, including by way of forward contracts, equity swaps, collars, exchange funds or otherwise. In addition, our executive officers and Board members are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, unless approved in advance by the Compensation Committee.

Compensation and Human Resources Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, and in this proxy statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

Russell P. Fradin (Chair)
Lisa M. Caputo
Kathy J. Higgins Victor

Compensation of Executive Officers

Summary Compensation Table

The table below summarizes the total compensation earned by each of our NEOs during fiscal 2014 and the three preceding fiscal years. Fiscal 2013 was an 11-month fiscal year due to a change adopted by the Board changing our fiscal year-end to the Saturday closest to the end of January. Since the table below only includes 11 months of data for fiscal 2013 due to this change, fiscal 2011 has also been included, where applicable, in order to provide three complete fiscal years of data as required by the SEC.

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Hubert Joly(5) President and Chief Executive Officer	2014	$1,175,000	$—		$8,167,213	(6)	$2,000,360	$2,514,500	$24,146	$13,881,219
	2013	492,596	3,500,000		11,801,306		3,750,002	—	6,788	19,550,692
Sharon L. McCollam(7) Chief Administrative Officer and Chief Financial Officer	2014	$925,000	$—		$3,131,454	(6)	$1,543,133	$1,484,625	$215,221	$7,299,433
	2013	142,308	731,250		2,666,672		1,333,334	—	38,618	4,912,182
Shari L. Ballard President, International and Chief Human Resources Officer	2014	$700,000	$—		$927,819	(6)	$457,228	$936,250	$17,131	$3,038,428
	2013	646,154	500,000		2,307,793		226,911	—	8,512	3,689,370
	2012	713,462	—		2,087,692		517,850	420,000	56,961	3,795,965
	2011	680,770	—		—		864,835	298,958	14,928	1,859,491
Jude C. Buckley(8) Chief Commercial Officer	2014	$519,231	$3,713,190	(9)	$773,186	(6)	$381,019	$417,300	$276,659	$6,080,585

R. Michael Mohan(10) Chief Merchandising Officer	2014	$498,462	$—		$2,106,552	(6)	$1,047,696	$401,250	$14,581	$4,068,541

(1)
These amounts are before any deferrals under the Deferred Compensation Plan. We do not provide guaranteed, above-market or preferential earnings on compensation deferred under the Deferred Compensation Plan. The investment options available for notional investment of deferred compensation are similar to those available under the Retirement Savings Plan and can be found, along with additional information about deferred amounts, in the Non-Qualified Deferred Compensation section.

(2)
These amounts reflect the aggregate grant date fair value for stock-based awards granted to our NEOs for all fiscal years reflected. The fiscal 2014 amounts are explained in greater detail under the heading Grants of Plan-Based Awards. The amounts reported have not been adjusted to eliminate service-based forfeiture assumptions. The other assumptions used in calculating these amounts are set forth in Note 8, Shareholders' Equity, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014.

(3)
These amounts reflect STI payments made for all fiscal years shown. The fiscal 2014 STI plan is described in the section Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive.

(4)	For fiscal 2014, these amounts include All Other Compensation as described in the following table:

Name	Retirement Plan Contribution(a)	Life Insurance Premiums(b)	Long-Term Disability Insurance Premiums(c)	Other		Total
Mr. Joly	$5,407	$2,929	$4,511	$11,299	(d)	$24,146
Ms. McCollam	4,270	2,437	800	207,714	(e)	215,221
Ms. Ballard	10,150	1,658	5,323			17,131
Mr. Buckley	—	585	2,508	273,566	(f)	276,659
Mr. Mohan	10,569	978	1,774	1,260	(g)	14,581

(a)	These amounts reflect our matching contributions to the NEOs' Retirement Savings Plan accounts.

(b)	These amounts reflect the portions of premiums paid by us for life insurance coverage exceeding $50,000.

(c)	These amounts reflect the portions of premiums paid by us for supplemental executive long-term disability insurance.

(d)
The amount includes: expenses associated with travel to France for Mr. Joly's green card ($10,850), green card fees ($405) and imputed income related to supplemental executive long-term disability insurance ($44).

(e)
The amount includes the following Company-paid items pursuant to the relocation provisions of Ms. McCollam's employment agreement: temporary housing ($119,321), a tax gross-up related to the temporary housing ($76,090), airfare for Ms. McCollam and her spouse between their home in San Francisco and Minneapolis ($8,140), a tax gross-up related to the airfare ($3,773) and the cost of shipping personal goods ($390).

(f)
The amount includes: a Company-paid executive physical ($9,253), United States social security taxes remitted ($264,303) to rectify an oversight by Carphone Warehouse Group plc, the entity which administered Mr. Buckley's payroll at the time, in withholding and paying these taxes on behalf of Mr. Buckley and the Company from 2009 to 2011 and imputed income related to supplemental executive long-term disability insurance ($10).

(g)	The amount reflected is a lump-sum payout of accrued vacation time.

(5)	Mr. Joly joined the Company during fiscal 2013 (September 4, 2012).

(6)
For each NEO, the amount reflected includes the grant date fair value of: 1) one or more time-based restricted share awards (described in greater detail in the Grants of Plan-Based Awards section) and 2) one or more performance-based share awards (valued at the probable outcome of the award as of the grant date) that will be earned depending on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over a three-year period (also described in greater detail in the Grants of Plan-Based Awards section). The maximum value of the performance-based share awards as of the grant date, assuming the highest level of performance conditions, is noted in the following table:

Name	Probable Grant Date Fair Value of Performance-Based Awards (reflected in Stock Awards Column)	Target Performance Grant in Shares	Maximum Performance Grant in Shares	Maximum Grant Date Fair Value of Performance-Based Award	Grant Date Fair Value of Time-Based Awards (reflected in Stock Awards Column)		Stock Awards Column Total
Mr. Joly	$5,195,795	193,584	290,376	$7,793,692	$2,971,418		$8,167,213
Ms. McCollam	1,603,287	59,735	89,603	2,404,931	1,528,167		3,131,454
Ms. Ballard	475,041	17,699	26,549	712,562	452,778		927,819
Mr. Buckley	395,863	14,749	22,124	593,795	377,323		773,186
Mr. Mohan*	666,696	31,038	46,557	1,000,044	1,043,993	}	2,106,552
	395,863	14,749	22,124	593,795

*	Mr. Mohan received two performance-based share awards during fiscal 2014 as discussed under the heading: Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive.

(7)	Ms. McCollam joined the Company during fiscal 2013 (December 10, 2012).

(8)	Mr. Buckley became eligible to be an NEO during fiscal 2014 due to his promotion to Chief Commercial Officer in January 2014.

(9)
The amount represents a settlement payment related to the termination of the Mobile PIP that Mr. Buckley participated in (as described in greater detail under the heading Compensation Discussion and Analysis - Executive Compensation Elements - Best Buy Mobile Cash-Based Long-Term Performance Incentive Plan). The settlement payment amount was based on historical and forecasted performance under the Mobile PIP and was paid to Mr. Buckley in March 2013 (provided he remained employed by the Company through that date).

(10)	Mr. Mohan became eligible to be an NEO during fiscal 2014 due to his promotion to Chief Merchandising Officer in January 2014.

Grants of Plan-Based Awards

The table below summarizes the grants made to each of our NEOs during fiscal 2014 under the Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan and Best Buy Co., Inc. Short-Term Incentive Plan:

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)
												Grant Date Fair Value of Stock and Option Awards ($)(2)

			Estimated Future Payouts Under			Estimated Future Payouts Under
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Joly	—		$587,500	$2,350,000	$4,700,000	—	—	—	—	—	$—	$—
	4/16/2013	(3)	—	—	—	—	—	—	—	250,358	23.66	2,000,360
	4/16/2013	(4)	—	—	—	—	—	—	130,662	—	—	2,971,418
	4/16/2013	(5)	—	—	—	96,792	193,584	290,376	—	—	—	5,195,795
Ms. McCollam			346,875	1,387,500	2,775,001	—	—	—	—	—	—	—
	4/16/2013	(3)	—	—	—	—	—	—	—	193,133	23.66	1,543,133
	4/16/2013	(4)	—	—	—	—	—	—	67,198	—	—	1,528,167
	4/16/2013	(5)	—	—	—	29,868	59,735	89,603	—	—	—	1,603,287
Ms. Ballard	—		218,750	875,000	1,750,000	—	—	—	—	—	—	—
	4/16/2013	(3)	—	—	—	—	—	—	—	57,225	23.66	457,228
	4/16/2013	(4)	—	—	—	—	—	—	19,910	—	—	452,778
	4/16/2013	(5)	—	—	—	8,850	17,699	26,549	—	—	—	475,041
Mr. Buckley	—		97,500	390,000	780,000	—	—	—	—	—	—	—
	4/16/2013	(3)	—	—	—	—	—	—	—	47,687	23.66	381,019
	4/16/2013	(4)	—	—	—	—	—	—	16,592	—	—	377,323
	4/16/2013	(5)	—	—	—	7,375	14,749	22,124	—	—	—	395,863
Mr. Mohan	—		93,750	375,000	750,000	—	—	—	—	—	—	—
	4/16/2013	(3)	—	—	—	—	—	—	—	47,687	23.66	381,019
	4/16/2013	(4)	—	—	—	—	—	—	16,592	—	—	377,323
	4/16/2013	(5)	—	—	—	7,375	14,749	22,124	—	—	—	395,863
	3/11/2013	(3)	—	—	—	—	—	—	—	105,990	20.08	666,677
	3/11/2013	(4)	—	—	—	—	—	—	34,542	—	—	666,670
	3/11/2013	(6)	—	—	—	15,519	31,038	46,557	—	—	—	666,696

(1)
These amounts reflect the potential threshold, target and maximum payout for each NEO under our fiscal 2014 STI, which is described in greater detail under the heading Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive. The actual payout to each NEO for fiscal 2014 is provided in the following sections: Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive and the Summary Compensation Table.

(2)
These amounts reflect the aggregate grant date fair value. The amounts reported have not been adjusted to eliminate service-based forfeiture assumptions. The other assumptions used in calculating these amounts are set forth in Note 8, Shareholders' Equity, to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014. The value reflected for any performance-based restricted share awards is the value at the grant date of the probable outcome of the award.

(3)
The amounts reflect non-qualified stock options, as discussed under the heading Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive, that have a term of ten years and become exercisable in three equal installments of one third each on each of the first three anniversaries of the grant date provided the NEO has been continually employed with us through those dates. The option exercise price is equal to the closing price of our common stock on the grant date, as quoted on the NYSE.

(4)
The amounts reflect time-based restricted shares, as discussed under the heading Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive, which will vest in three equal installments of one third each on each of the first three anniversaries of the grant date, provided the NEO has been continually employed with us through those dates.

(5)
The amounts reflect performance-based shares, as discussed under the heading Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive, that, if earned, will vest at or between the threshold (50% of target) and maximum (150% of target) levels depending on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on April 1, 2013 and ending on March 31, 2016 (the "Performance Period"). For any performance-based restricted shares that vest, the NEO is also entitled to a cash payment equal to the dividends that were paid during the Performance Period.

(6)
The amount reflects performance-based shares, as discussed under the heading Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive, that, if earned, will vest at or between the threshold (50% of target) and maximum (150% of target) levels depending on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. Mr. Mohan is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of performance-based restricted shares he held as of the close of business on the record date for each declared dividend, which shall be credited to him as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the performance-based restricted shares on which such dividend equivalents were credited have become earned, vested and payable.

Outstanding Equity Awards at Fiscal Year-End

The following table provides a summary of the NEOs equity-based awards outstanding as of the end of fiscal 2014:

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mr. Joly	4/16/2013		250,358(3)	$23.66	4/15/2023	130,662(4)	$3,075,783	290,376(5)	$6,835,451
	9/4/2012		350,468(6)	18.02	9/3/2022	193,663(7)	4,558,827	309,242(8)	7,279,557
Ms. McCollam	4/16/2013		193,133(3)	23.66	4/15/2023	67,198(4)	1,581,841	89,603(5)	2,109,255
	12/10/2012	127,714(3)	255,428(3)	12.39	12/9/2022	74,524(9)	1,754,294	224,152(10)	5,276,538
Ms. Ballard	4/16/2013		57,225(3)	23.66	4/15/2023	19,910(4)	468,681	26,549(5)	624,963
	1/16/2013	3,694(3)	7,390(3)	14.67	1/15/2023	1,852(4)	43,596
	9/19/2012	3,694(3)	7,390(3)	17.94	9/18/2022	1,852(4)	43,596	17,075(11)
	6/21/2012					51,335(12)	1,208,426
	6/20/2012	3,694(3)	7,390(3)	20.31	6/19/2022	1,852(4)	43,596
	4/18/2012	2,778(3)	5,556(3)	22.06	4/17/2022	1,852(4)	43,596
	2/1/2012	7,500(13)	7,500(13)	24.18	1/31/2022	834(14)	19,632
	9/21/2011	7,500(13)	7,500(13)	24.12	9/20/2021	834(14)	19,632
	6/20/2011	7,500(13)	7,500(13)	31.54	6/19/2021	834(14)	19,632
	4/6/2011	10,000(13)	10,000(13)	29.75	4/5/2021	70,000(15)	1,647,800
	1/12/2011	15,000(13)	5,000(13)	35.67	1/11/2021
	9/20/2010	15,000(13)	5,000(13)	38.32	9/19/2020
	6/23/2010	12,422(13)	4,141(13)	36.63	6/22/2020
	4/7/2010	12,422(13)	4,141(13)	44.20	4/6/2020
	1/13/2010	16,563(13)		39.73	1/12/2020
	9/17/2009	16,563(13)		37.59	9/16/2019
	6/23/2009	32,125(13)		32.98	6/22/2019
	10/31/2008	66,250(13)		26.88	10/30/2018
	10/18/2007	66,200(13)		47.84	10/17/2017
	10/23/2006	66,200(13)		55.46	10/22/2016
	11/8/2005	30,005(13)		46.80	11/7/2015
	10/11/2004	19,350(13)		36.73	10/10/2014
Mr. Buckley	4/16/2013		47,687(3)	23.66	4/15/2023	16,592(4)	390,576	22,124(5)	520,799
	1/16/2013	68,143(3)	136,286(3)	14.67	1/15/2023	56,736(4)	1,335,565	141,243(16)
Mr. Mohan	4/16/2013		47,687(3)	23.66	4/15/2023	16,592(4)	390,576	22,124(5)	520,799
	3/11/2013		105,990(3)	20.08	3/10/2023	34,542(4)	813,119	47,237(17)
	1/16/2013	1,330(3)	2,660(3)	14.67	1/15/2023	667(4)	15,701
	9/19/2012	1,330(3)	2,660(3)	17.94	9/18/2022	667(4)	15,701	6,146(18)
	6/21/2012					11,089(12)	261,035
	6/20/2012	1,330(3)	2,660(3)	20.31		667(4)	15,701
	4/18/2012	1,000(3)	2,000(3)	22.06		667(4)	15,701
	2/1/2012	1,250(13)	3,750(13)	24.18
	9/21/2011	2,500(13)	2,500(13)	24.12
	6/20/2011	2,500(13)	2,500(13)	31.54
	4/6/2011	2,500(13)	2,500(13)	29.75		23,000(15)	541,420
	1/12/2011	3,750(13)	1,250(13)	35.67
	9/20/2010	3,750(13)	1,250(13)	38.32
	6/23/2010	3,750(13)	1,250(13)	36.63
	4/7/2010	4,687(13)	1,563(13)	44.20
	1/13/2010	6,250(13)		39.73
	9/17/2009	6,250(13)		37.59
	6/23/2009	12,500(13)		32.98
	10/31/2008	18,333(13)		26.88
	8/5/2008	20,000(13)		41.19
	10/18/2007	4,878(13)		47.84
	10/23/2006	5,025(13)		55.46
	11/8/2005	5,858(13)		46.80
	10/11/2004	9,450(13)		36.73

(1)	For a better understanding of the equity-based awards included in this table, we have provided the grant date of each award.

(2)	These amounts were determined based on the closing price of Best Buy common stock on January 31, 2014, the last trading day in fiscal 2014. The closing price quoted on the NYSE was $23.54.

(3)
The amount reflects non-qualified stock options that become exercisable over a three-year period at the rate of one third per year, beginning one year from the grant date provided the NEO has been continually employed with us through those dates.

(4)
The amount reflects time-based restricted shares that vest over a three-year period at the rate of one third per year, beginning one year from the grant date provided the NEO has been continually employed with us through those dates.

(5)
The amount reflects outstanding performance-based restricted shares assuming a maximum payout (150% of the target grant). The number of shares ultimately earned will be based on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on April 1, 2013 and ending on March 31, 2016. As of the end of fiscal 2014, performance was above the maximum payout level for these shares.

(6)
The amount reflects non-qualified stock options that become exercisable in four equal installments of 25% each, with the first 25% installment vesting on the grant date and the remaining three installments vesting on each of the next three anniversaries of the grant date, provided Mr. Joly has been continually employed with us through those dates.

(7)
The amount reflects time-based restricted stock units (184,980 restricted stock units remaining from original grant and 8,683 restricted stock units accrued as dividend equivalents) which vest in 36 equal monthly installments (on the fourth day of each month) starting one month from the grant date, provided Mr. Joly has been continually employed with us through those dates.

(8)
The amount reflects outstanding performance-based restricted shares assuming a maximum payout (150% of the target grant, or 299,859 shares) plus accrued dividend equivalents as of fiscal year-end (9,383 shares). The number of shares ultimately earned will be based on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. As of the end of fiscal 2014, performance was between the target and maximum payout levels. Dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance.

(9)
The amount reflects time-based restricted shares (71,743 shares remaining from original grant and 2,781 accrued dividend equivalent shares) that vest over a three-year period at the rate of one third per year, beginning one year from the grant date provided Ms. McCollam has been continually employed with us through those dates.

(10)
The amount reflects outstanding performance-based restricted shares assuming a maximum payout (150% of the target grant, or 218,819 shares) plus accrued dividend equivalents as of fiscal year-end (5,333 shares). The number of shares ultimately earned will be based on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. As of the end of fiscal 2014, performance was between the target and maximum payout levels. Dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance.

(11)
The amount reflects outstanding performance-based restricted shares assuming a maximum payout (150% of the target grant, or 16,668 shares) plus accrued dividend equivalents as of fiscal year-end (407 shares). The number of shares ultimately earned will be based on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. As of the end of fiscal 2014, performance was between the target and maximum payout levels. Dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance.

(12)
The amount reflects time-based restricted shares which vest in four equal installments of 25% each, with the first 25% installment vesting on the grant date and the remaining three installments vesting on each of the next three anniversaries of the grant date, provided the NEO has been continually employed with us through those dates.

(13)
The amounts reflect non-qualified stock options that become exercisable over a four-year period at the rate of 25% per year, beginning one year from the grant date provided the NEO has been continually employed with us through those dates.

(14)
The amount reflects time-based restricted shares which will vest in equal installments over a four-year period at the rate of 25% per year, beginning one year from the grant date provided the NEO has been continually employed with us through those dates.

(15)	The amount reflects time-based restricted shares which will vest in full three years from the grant date, provided the NEO has been continually employed with us through that date.

(16)
The amount reflects outstanding performance-based restricted shares assuming a maximum payout (150% of the target grant, or 139,211 shares) plus accrued dividend equivalents as of fiscal year-end (2,032 shares). The number of shares ultimately earned will be based on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. As of the end of fiscal 2014, performance was between the target and maximum payout levels. Dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance.

(17)
The amount reflects outstanding performance-based restricted shares assuming a maximum payout (150% of the target grant, or 46,557 shares) plus accrued dividend equivalents as of fiscal year-end (680 shares). The number of shares ultimately earned will be based on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. As of the end of fiscal 2014, performance was between the target and maximum payout levels. Dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance.

(18)
The amount reflects outstanding performance-based restricted shares assuming a maximum payout (150% of the target grant, or 6,000 shares) plus accrued dividend equivalents as of fiscal year-end (146 shares). The number of shares ultimately earned will be based on the performance of our stock's total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on October 1, 2012 and ending on September 30, 2015. As of the end of fiscal 2014, performance was between the target and maximum payout levels. Dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance.

Option Exercises and Stock Vested

The table below provides a summary of the value realized in connection with stock option awards exercised and stock awards vested for our NEOs during fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Mr. Joly	350,467(3)	$6,654,492	117,027(4)	$3,602,503
Ms. McCollam	—	—	37,024(5)	1,537,993
Ms. Ballard	32,325(6)	109,330	30,622(7)	830,975
Mr. Buckley	—	—	28,368(8)	761,113
Mr. Mohan	—	—	6,876(9)	177,937

(1)	Value based on market value of Best Buy common stock at the time of exercise, minus the exercise cost.

(2)	Value based on the closing market price of Best Buy common stock on the vesting date.

(3)	On September 6, 2013, Mr. Joly exercised options to purchase 350,467 shares at an exercise price of $18.02 and a market price of $37.01.

(4)
The amount represents: (a) the partial vesting of Mr. Joly's September 4, 2012 time-based restricted stock unit grant which vested in 12 equal installments of 9,249 restricted stock units on the fourth day of each month in fiscal 2014 (for a total of 110,988 restricted stock units) and (b) 6,039 additional vested rsstricted stock units earned as dividend equivalents relative to the vested portion of the September 4, 2012 grant. The vested restricted stock units are payable to Mr. Joly in the form of shares of our common stock (one share per unit). Issuance of the shares to Mr. Joly is deferred until after his separation from the Company, per the terms of the award agreement.

(5)
On December 10, 2013, the first one-third installment (35,871 shares) of Ms. McCollam's December 10, 2012 time-based restricted share award vested. Additionally on the same date, 1,153 shares earned as dividend equivalents relative to the vested portion of the December 10, 2012 grant vested.

(6)
On October 21, 2013, Ms. Ballard exercised options to purchase 32,325 shares at an exercise price of $39.59. 29,325 of these options were exercised at a market price of $43.00 and the remaining 3,000 options were exercised at a market price of $42.68.

(7)
The amount represents: (a) the partial vesting of four time-based restricted share awards granted under our fiscal 2013 LTI Program: (1) one third (926 shares) of the April 18, 2012 grant vested on April 18, 2013, (2) one third (926 shares) of the June 20, 2012 grant vested on June 20, 2013, (3) one third (926 shares) of the September 19, 2012 grant vested on September 19, 2013 and (4) one third (926 shares) of the January 16, 2013 grant vested on January 16, 2014; (b) the partial vesting of three time-based restricted share awards granted under our fiscal 2012 LTI Program: (1) 25% (417 shares) of the June 20, 2011 grant vested on June 20, 2013, (2) 25% (417 shares) of the September 21, 2011 grant vested on September 21, 2013 and (3) 25% (417 shares) of the February 1, 2012 grant vested on February 1, 2014; and (c) the 25% (25,667 shares) of the June 21, 2012 time-based restricted share "Continuity" award which vested on June 21, 2013.

(8)	On January 16, 2014, the first one-third installment (28,368 shares) of Mr. Buckley's January 16, 2013 time-based restricted share award vested.

(9)
The amount represents: (a) the partial vesting of four time-based restricted share awards granted under our fiscal 2013 LTI Program: (1) one third (333 shares) of the April 18, 2012 grant vested on April 18, 2013, (2) one third (333 shares) of the June 20, 2012 grant vested on June 20, 2013, (3) one third (333 shares) of the September 19, 2012 grant vested on September 19, 2013 and (4) one third (333 shares) of the January 16, 2013 grant vested on January 16, 2014 and (b) the 25% (5,544 shares) of the June 21, 2012 time-based restricted share "Continuity" award which vested on June 21, 2013.

Non-Qualified Deferred Compensation

The following table shows the account balances at February 1, 2014, and the contributions and earnings during fiscal 2014, for participating NEOs under the Best Buy Co., Inc. Fifth Amended and Restated Deferred Compensation Plan, as amended ("Deferred Compensation Plan") which is described in greater detail below the table. The table also includes the value of restricted stock units that have vested but, as of the end of fiscal 2014, have not been issued to Mr. Joly as shares pursuant to the terms of his award agreement.

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Mr. Joly	$3,602,503	(1)	$—	$141,990	(2)	$—	$3,647,052	(3)
Ms. McCollam	—		—	—		—	—
Ms. Ballard	—		—	230,648		—	1,776,656	(4)
Mr. Buckley	—		—	—		—	—
Mr. Mohan	—		—	19,533		—	120,954	(5)

(1)
This amount reflects the value of the portion of Mr. Joly's September 4, 2012 restricted stock unit award (110,988 units) which vested during fiscal 2014. The 110,988 vested units are payable to Mr. Joly in the form of shares of our common stock (one share per unit). The shares will be issued to Mr. Joly within six months following his separation from the Company.

(2)
This amount reflects the value of the vested dividend equivalents earned by Mr. Joly relative to the restricted stock units that vested during fiscal 2014 (see footnote (1)). The dividend equivalents are in the form of additional restricted stock units (6,039 units) which are payable to Mr. Joly in the form of shares of our common stock (one share per unit). The shares will be issued to Mr. Joly within six months following his separation from the Company.

(3)
This amount reflects the end of fiscal year value of all vested restricted stock units and related dividend equivalents from Mr. Joly's September 4, 2012 award (in total, 147,984 units and 6,946 dividend equivalent units), calculated based on the closing price of our common stock ($23.54) as quoted on the NYSE on January 31, 2014, the last business day in fiscal 2014. The entire amount has been previously reported in the “Stock Awards” column of the Summary Compensation Table.

(4)	This amount includes $859,369 which has previously been reported as either "Salary" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(5)	No portion of this amount has been previously reported in the Summary Compensation Table.

Deferred Compensation Plan. The Company's Deferred Compensation Plan is unfunded and unsecured. We believe the plan provides a tax-deferred retirement savings vehicle that plays an important role in attracting and retaining executive talent. The Deferred Compensation Plan allows highly compensated employees, including the NEOs, to defer:

•	Up to 75% of base salary; and

•	Up to 100% of a cash bonus (earned and paid in the same year) and short-term incentive compensation (earned and paid in different years), as applicable.

Amounts deferred under and contributed to the Deferred Compensation Plan are credited or charged with the performance of investment options selected by the participants. The investment options are notional and do not represent actual investments, but rather serve as a measurement of performance. The options available under the Deferred Compensation Plan and their one-year annualized average rates of return as of the end of fiscal 2014, were as follows:

Investment	Rate of Return(1)
NVIT Money Market	—%
PIMCO VIT Total Return	(0.40)%
PIMCO VIT High-Yield Bond	5.33%
Fidelity VIP II Asset Manager	13.01%
Vanguard VIF Diversified Value	19.32%
Vanguard VIF Equity Index	21.29%
MFS VIT Growth Series	27.24%
Franklin VIPT Small Cap Value Securities	21.28%
Wells Fargo Advantage VT Small Cap Growth	40.72%
Vanguard VIF International	11.36%

(1)	Rate of return is net of investment management fees, fund expenses or administrative charges, as applicable.

Participants who elect to defer compensation under the Deferred Compensation Plan also select when the deferred amounts will be distributed to them. Distributions may be made in a specific year, or at a specified time that begins on or after the participant's retirement. Distributions are paid in a lump sum or in quarterly installments, depending on the participant's election at the time of deferral. However, if a participant's employment ends prior to retirement, a distribution is made promptly in a lump sum or in quarterly installments, depending on their initial election and account balance.

Prior to 2004, the Deferred Compensation Plan provided employer-matching contributions. Since January 1, 2004, we do not provide employer-matching contributions for amounts deferred under the plan. Participants are fully vested in their contributions and employer contributions.

Potential Payments Upon Termination or Change-in-Control

Cash Payments. Upon involuntary termination due to job elimination and discontinuation, office closing, reduction in force, business restructuring and other circumstances as we determine at our discretion, our NEOs (other than Mr. Joly and Ms. McCollam, who have employment agreements) are eligible for 18 months to two years of salary and a payment of 18 months up to 150% of the cost of 24 months of basic employee benefits such as medical, dental and life insurance, pursuant to the terms of our severance plan and each NEO's role level classification. For more details on the severance plan, see Compensation Discussion and Analysis – Executive Compensation Elements – Other Compensation – Severance Plan.

Mr. Joly and Ms. McCollam's employment agreements entitle them to participate in the Company's Severance Plan but also provide enhanced benefits under certain termination scenarios. They both receive an enhanced severance offering upon involuntary termination without Cause or voluntary termination for Good Reason within 12 months following (or in anticipation of) a change-of-control equal to (a) two times the sum of their base salary plus target bonus and (b) a pro-rata annual bonus payment, dependent on actual performance under the Company's STI Plan for the fiscal year in which the termination occurs. Additionally, they are both eligible for severance payments if they are terminated involuntarily without Cause or if they terminate their employment voluntarily for Good Reason (outside of a change-of-control) as detailed in the tables that follow.

Non-qualified stock options. The following chart illustrates the treatment of stock options under various termination scenarios:

Termination Event	Vested Stock Options(1)	Unvested Stock Options
Voluntary termination without Good Reason(2)
Stock options granted under our LTI Program are exercisable for a 60-day period following the termination date.

Sign-on stock options granted to Mr. Joly and Ms. McCollam in fiscal 2013 (on September 4, 2012 and December 10, 2012, respectively) (the "Sign-On Stock Options") are exercisable for a 90-day period following the termination date.
All stock options are immediately and irrevocably forfeited.
Voluntary termination for Good Reason
Stock options granted under our LTI Program are exercisable for a 60-day period following the termination date.

Mr. Joly and Ms. McCollam's Sign-On Stock Options are exercisable for a two-year period following the termination date.
Stock options granted under our LTI Program are immediately and irrevocably forfeited. Mr. Joly and Ms. McCollam's Sign-On Stock Options vest 100%.
Involuntary termination, for Cause	Not exercisable.	All stock options are immediately and irrevocably forfeited.
Involuntary termination without Cause
Stock options granted under our LTI Program are exercisable for a 60-day period following the termination date.

Mr. Joly and Ms. McCollam's Sign-On Stock Options are exercisable for a two-year period following the termination date.
Stock options granted under our LTI Program are immediately and irrevocably forfeited. Mr. Joly and Ms. McCollam's Sign-On Stock Options vest 100%.
Involuntary termination without Cause or voluntary termination for Good Reason within 12 months following a change-of-control
Stock options granted under our LTI Program are exercisable for a 60-day period following the termination date.

Mr. Joly and Ms. McCollam's Sign-On Stock Options are exercisable for a two-year period following the termination date.

Stock options granted under our LTI Program vest 100%.

Mr. Joly and Ms. McCollam's Sign-On Stock Options vest 100% following any involuntary termination without Cause or voluntary termination with Good Reason.

Death or disability	Generally exercisable for a one-year period.	All stock options vest 100%.
Qualified Retirement(3)	Generally exercisable for a one- to three-year period depending on the terms and conditions of the respective award agreement.	Stock options granted under our LTI Program vest 100%.

(1)	Under no circumstances may stock options be exercised after their expiration dates.

(2)
As generally defined in our employment and award agreements, Good Reason is usually deemed to exist if the Company makes a material adverse change to the NEO's title, responsibilities or salary or requires the NEO to work more than 50 miles from the corporate office location in Richfield, MN (except for temporary business-related travel).

(3)
Qualified Retirement is defined in our employment and award agreements as: retirement by an employee, including our NEOs, on or after their 60th birthday, so long as they have been employed continuously for at least the five-year period immediately preceding their retirement date.

Restricted share awards. The following chart illustrates, for all restricted share awards outstanding as of the end of fiscal 2014, all scenarios in which accelerated vesting occurs.

Description of Restricted Share Award	Termination Scenarios where Accelerated Vesting Applies
The time-based restricted share awards granted to eligible NEOs under the fiscal 2012 LTI Program (only Ms. Ballard)	Vest 100% upon qualified retirement, death or disability, or involuntary termination without Cause or voluntary termination with Good Reason within 12 months following a change-of-control.
The time-based restricted share awards granted under the fiscal 2014 LTI Program (to all of our NEOs) and fiscal 2013 LTI Program (to all of our NEOs, except Mr. Joly and Ms. McCollam)	No accelerated vesting.
The performance-based restricted share awards granted under the fiscal 2014 LTI Program (to all NEOs) (the "Fiscal 2014 Performance Shares") and fiscal 2013 LTI Program (to all of our NEOs except Mr. Joly and Ms. McCollam) (the "Fiscal 2013 Performance Shares")

Deemed earned on a pro-rata basis (number of days employed through termination / total number of days in performance period) based on the level of performance achieved as of the termination date in the following scenarios: death or disability, involuntary termination without Cause and voluntary termination for Good Reason.

Deemed earned based on the level of performance achieved or target, whichever is greater, upon a change-of-control. Shares deemed earned remain subject to forfeiture, recovery and transfer restrictions through the end of the performance period. Issuance of earned shares is also subject to the NEO's continued employment through the end of the performance period.

Mr. Joly's fiscal 2013 buy-out awards:
- Time-based restricted stock units granted on September 4, 2012	Vest 100% upon death or disability, involuntary termination without Cause or voluntary termination for Good Reason.
- Performance-based restricted stock units granted on September 4, 2012
Deemed earned on a pro-rata basis (number of days employed through termination / total number of days in performance period) based on the level of performance achieved as of the termination date in the following scenarios: death or disability, involuntary termination without Cause and voluntary termination for Good Reason.

Deemed earned based on the level of performance achieved or target, whichever is greater, upon a change-of-control. Issuance of earned shares is subject to Mr. Joly's continued employment through the end of the performance period. If Mr. Joly is terminated involuntarily without Cause or voluntarily for Good Reason within two years of the change-of-control, a pro-rata portion (number of days employed through termination / total number of days in performance period) of the earned shares will be issued to Mr. Joly.

Ms. McCollam's fiscal 2013 sign-on awards:
- Time-based restricted share award granted on December 10, 2012 (together with Mr. Joly's buy-out time-based restricted stock units, the "Sign-On Time-Based Shares")	Same terms as Mr. Joly's September 4, 2012 grant.
- Performance-based restricted share award granted on December 10, 2012 (together with Mr. Joly's buy-out performance-based restricted stock units, the "Sign-On Performance Shares")	Same terms as Mr. Joly's September 4, 2012 grant.
Time-based restricted share awards granted to eligible NEOs (Ms. Ballard and Mr. Mohan) employed as of June 21, 2012 (the "Continuity Awards")
Vest 100% upon qualified retirement, death or disability, involuntary termination without Cause, or involuntary termination without Cause or voluntary termination for Good Reason within 12 months following a change-of-control.

Time-based restricted share awards granted to eligible NEOs (Ms. Ballard and Mr. Mohan) employed as of April 6, 2011 (the "Retention Awards")
Vest 100% upon death or disability or involuntary termination without Cause or voluntary termination for Good Reason within 12 months following a change-of-control; vest on pro-rata basis (one third of shares vest for each completed fiscal year into the restricted period) upon involuntary termination without Cause.

Restrictive Covenants. As further described in Compensation Discussion and Analysis – Executive Compensation Elements – Other Compensation – Clawback and Restrictive Covenant Provisions, our executive officer long-term incentive award agreements generally include confidentiality, non-compete, non-solicitation and in select situations, non-disparagement provisions as generally described below:

Confidentiality. Award recipients agree to maintain the confidentiality of Best Buy’s “confidential information” and to use such information for the exclusive benefit of Best Buy. This obligation has the appropriate application to the post-termination period.

Non-Compete. Award recipients agree not to engage in “competitive activity” for a period of one year following the earlier of termination of employment for any reason, or the last scheduled award vesting date.

Non-Solicitation. Award recipients agree not to solicit Company employees for employment or parties with which we do business from engaging such business for a period of one year following the earlier of termination of employment for any reason, or the last scheduled award vesting date.

Financial Restatement Due to Fraud or Misconduct. See Compensation Discussion and Analysis – Executive Compensation Elements – Other Compensation – Clawback and Restrictive Covenant Provisions.

Non-Disparagement. A non-disparagement provision is included in specific circumstances.

Upon violation of a restrictive covenant, unexercised options and unvested shares related to the respective award agreement under which they were issued are canceled and forfeited, and likewise, the related issued shares (or their fair market value, as measured on the option exercise date or share vesting date) must be returned to the Company. Additionally, the Company may seek injunctive or other appropriate equitable relief.

Fiscal 2015 Treatment of Unvested Equity Changes. In January 2014, the Compensation Committee approved the following changes to the treatment of unvested equity awards upon the occurrence of certain events. These changes will be applied to awards granted in fiscal 2015 and going forward, unless otherwise agreed upon.

Termination Event	Unearned Performance Shares	Unvested Stock Options	Unvested Time-Based Restricted Shares
Qualified Retirement	Measure performance at end of performance period and prorate award as of retirement date.	Continue to vest according to normal vesting terms (instead of accelerating vesting) with three years to exercise vested options.	Continue to vest according to normal vesting terms.
Death	No change.	No change.	100% accelerated vesting.
Disability	No change.	No change.	100% accelerated vesting.
Involuntary termination without Cause	Measure performance at end of performance period (instead of at termination date) and prorate award as of termination date.	No change.	No change.

The tables below provide for each NEO, as of the end of fiscal 2014, the potential severance amount and the value of in-the-money stock options and restricted share awards (as detailed in the Outstanding Equity Awards at Fiscal Year-End section) under each of the applicable scenarios described above, calculated based on the closing price of our common stock as quoted on the NYSE on January 31, 2014, the last business day in fiscal 2014. Retirement is excluded from the tables below as none of our NEOs met the requirements for qualified retirement as of the end of fiscal 2014. Voluntary termination without Good Reason and involuntary termination for Cause are also excluded as none of our NEOs qualify for potential payments under these scenarios.

Voluntary Termination for Good Reason

Name	Cash Payments		Stock Options(1)	Time-Based Restricted Shares(2)	Performance-Based Shares(3)	Total
Mr. Joly	$2,399,644	(4)	$1,934,583	$4,558,822	$5,542,035	$14,435,084
Ms. McCollam	4,625,000	(5)	2,848,022	1,754,279	2,313,388	11,540,689
Ms. Ballard	—		—	—	297,421	297,421
Mr. Buckley	—		—	—	1,701,216	1,701,216
Mr. Mohan	—		—	—	483,468	483,468

(1)
Mr. Joly and Ms. McCollam's unvested Sign-On Stock Options vest 100% if they voluntarily terminate their employment for Good Reason. Unvested stock options granted to our other NEOs under our LTI program do not vest under these circumstances.

(2)
Mr. Joly and Ms. McCollam's unvested Sign-On Time-Based Shares vest 100% if they voluntarily terminate their employment for Good Reason. Unvested time-based restricted shares granted to our other NEOs under our LTI program do not vest under these circumstances.

(3)
All outstanding performance-based restricted share awards vest on a pro-rata basis to the extent that the performance goals have been attained through the termination date if the NEO terminates their employment voluntarily for Good Reason. If the Compensation Committee deems that performance goals have been achieved and has determined the number of shares earned, the actual number of shares that would vest is calculated based on the number of days the NEO was employed through termination over the total number of days in the performance period. On the last day of fiscal 2014, the Fiscal 2014 Performance Shares were trending at a 150% payout for all NEOs. Mr. Joly and Ms. McCollam's Sign-On Performance Shares and the rest of the NEOs' Fiscal 2013 Performance Shares were trending at a 129% payout.

(4)
The amount reflects a severance payment pursuant to Mr. Joly's employment agreement, equal to 24 months of base salary and 150% of the cost of 24 months of COBRA health coverage and group life insurance based on the cost of coverage in place at the time of termination.

(5)	The amount reflects a severance payment pursuant to Ms. McCollam's employment agreement, equal to 24 months of base salary plus two times her target STI bonus payment (150% of base salary).

Involuntary Termination without Cause

Name	Cash Payments		Stock Options(1)	Time-Based Restricted Shares		Performance-Based Shares(2)	Total
Mr. Joly	$2,399,644	(3)	$1,934,583	$4,558,822	(4)	$5,542,035	$14,435,084
Ms. McCollam	4,625,000	(5)	2,848,022	1,754,279	(4)	2,313,388	11,540,689
Ms. Ballard	—	(6)	—	2,856,226	(7)	297,421	3,153,647
Mr. Buckley	—	(6)	—	—		1,701,216	1,701,216
Mr. Mohan	—	(6)	—	802,455	(7)	483,468	1,285,923

(1)
Mr. Joly and Ms. McCollam's unvested Sign-On Stock Options vest 100% if they are involuntarily terminated without Cause. Unvested stock options granted to our other NEOs under our LTI program do not vest under these circumstances.

(2)
All outstanding performance-based restricted share awards vest on a pro-rata basis to the extent that the performance goals have been attained through the termination date if the NEO is terminated involuntarily without Cause. If the Compensation Committee deems that performance goals have been achieved and has determined the number of shares earned, the actual number of shares that would vest is calculated based on the number of days the NEO was employed through termination over the total number of days in the performance period. On the last day of fiscal 2014, the Fiscal 2014 Performance Shares were trending at a 150% payout for all NEOs. Mr. Joly and Ms. McCollam's Sign-On Performance Shares and the rest of the NEOs' Fiscal 2013 Performance Shares were trending at a 129% payout.

(3)
The amount reflects a severance payment pursuant to Mr. Joly's employment agreement and includes 24 months of base salary and 150% of the cost of 24 months of COBRA health coverage and group life insurance based on the cost of coverage in place at the time of termination.

(4)	The amounts reflect the unvested portion of Mr. Joly and Ms. McCollam's Sign-On Time-Based Shares, which vest 100% if they are terminated involuntarily without Cause.

(5)	The amount reflects a severance payment pursuant to Ms. McCollam's employment agreement, equal to 24 months of base salary plus two times her target STI bonus payment (150% of base salary).

(6)
Pursuant to our Severance Plan, these NEOs are eligible for cash severance, as detailed above under the heading Cash Payments, if they are involuntarily terminated as a result of job elimination, reduction in force or business restructuring (or other circumstances at our discretion). Since the applicability of the Severance Plan is more narrow than is implied by the table name "involuntary termination without Cause", the severance payments the NEOs are eligible for under those limited circumstances (Ms. Ballard: $1,426,552; Mr. Buckley: $807,879; and Mr. Mohan: $773,949) are not included in the table.

(7)
The amounts represent the unvested portions of the following awards granted to these NEOs: (1) the Retention Awards granted on April 6, 2011 which, upon involuntary termination without Cause, vest on a pro-rata basis determinable by the number of fiscal year-ends that have passed at the time of termination and (2) the Continuity Awards granted on June 21, 2012 which fully vest upon involuntary termination without Cause.

Change-of-Control

Name	Cash Payments		Stock Options(1)	Time-Based Restricted Shares		Performance-Based Shares		Total(2)
Mr. Joly	$9,614,144	(3)	$1,934,583	$4,558,822	(4)	$14,756,639	(5)	$30,864,188
Ms. McCollam	6,124,505	(3)	2,848,022	1,754,279	(4)	6,701,037	(6)	17,427,843
Ms. Ballard	—		139,026	2,915,123	(7)	974,745	(8)	4,028,894
Mr. Buckley	—		1,208,857	—		5,012,341	(8)	6,221,198
Mr. Mohan	—		416,767	802,455	(9)	1,609,855	(8)	2,829,077

(1)	All unvested stock options granted to our NEOs fully vest upon involuntary termination without Cause or voluntary termination for Good Reason within 12 months following a change-of-control.

(2)
The totals reflect the greatest possible value each NEO could realize upon a change-of-control. However, as explained in the other footnotes to this table, a significant portion of the total amount is only realizable if the NEO is terminated following a change-of-control.

(3)
The amounts reflect cash severance payments pursuant to Mr. Joly and Ms. McCollam's employment agreements. In the event Mr. Joly or Ms. McCollam voluntarily terminate their employment for Good Reason or are involuntarily terminated without Cause in anticipation of or within 12 months following a change-of-control, they are entitled to an enhanced severance offering of: (1) two times the sum of base salary plus target annual bonus; (2) a pro-rata annual bonus for the fiscal year in which such termination occurs based on actual performance (for fiscal 2014 payouts, see Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive), and (3) 150% of the cost of 24 months of COBRA health coverage and group life insurance based on the cost of coverage in place at the time of termination.

(4)
The amounts reflect the unvested portion of Mr. Joly and Ms. McCollam's Sign-On Time-Based Shares. While the Sign-On Time-Based Shares do not have accelerated vesting due to change-of-control, if Mr. Joly or Ms. McCollam are terminated involuntarily without Cause or voluntarily for Good Reason (regardless of whether the termination follows a change-of control) their unvested Sign-On Time-Based Shares vest 100%.

(5)
The amount reflects the value of the portion of Mr. Joly 's Sign-On Performance Shares and Fiscal 2014 Performance Shares that would be deemed earned upon a change-of-control (which in both instances is the greater of the target number of shares or the number of shares resulting from our actual performance) based on our performance as of the end of fiscal 2014. On the last day of fiscal 2014, the Sign-On Performance Shares were trending at a 129% payout ($7,921,188) and the Fiscal 2014 Performance Shares were trending at a 150% payout ($6,835,451). Issuance of the earned Sign-On Performance Shares is subject to Mr. Joly remaining employed with the Company through the end of the performance period. If Mr. Joly terminates his employment voluntarily for Good Reason or is involuntarily terminated without Cause following a change-of-control, the earned Sign-On Performance Shares would be pro-rated to Mr. Joly's termination date. The value of the Sign-On Performance Shares adjusted for such a termination (as of our fiscal year-end) is $3,725,490.

(6)
The amount reflects the value of the portion of Ms. McCollam's Sign-On Performance Shares and Fiscal 2014 Performance Shares that would be deemed earned upon a change-of-control (which in both instances is the greater of the target number of shares or the number of shares resulting from our actual performance) based on our performance as of the end of fiscal 2014. On the last day of fiscal 2014, the Sign-On Performance Shares were trending at a 129% payout ($4,591,794) and the Fiscal 2014 Performance Shares were trending at a 150% payout ($2,109,243). Issuance of the earned Sign-On Performance Shares is subject to Ms. McCollam remaining employed with the Company through the end of the performance period. If Ms. McCollam terminates her employment voluntarily for Good Reason or is involuntarily terminated without Cause following a change-of-control, the earned Sign-On Performance Shares would be pro-rated to Ms. McCollam's termination date. The value of the Sign-On Performance Shares adjusted for such a termination (as of our fiscal year-end) is $1,752,849.

(7)
The amount represents the unvested portions of the following awards granted to Ms. Ballard: (1) the time-based restricted shares granted under our fiscal 2012 LTI Program; (2) the Retention Awards granted on April 6, 2011, and (3) the Continuity Awards granted on June 21, 2012, all of which fully vest upon involuntary termination without Cause or voluntary termination for Good Reason within 12 months following a change-of-control.

(8)
The amount reflects the value of the portion of the NEO's Fiscal 2013 Performance Shares and Fiscal 2014 Performance Shares that would be deemed earned upon a change-of-control (which in both instances is the greater of the target number of shares or the number of shares resulting from our actual performance) based on our performance as of the end of fiscal 2014. On the last day of fiscal 2014, the Fiscal 2013 Performance Shares were trending at a 129% payout and the Fiscal 2014 Performance Shares were trending at a 150% payout. Issuance of the earned Sign-On Performance Shares is subject to the NEO remaining employed with the Company through the end of the performance period.

(9)
The amount represents the unvested portions of the following awards granted to Mr. Mohan: (1) the Retention Award granted on April 6, 2011, and (2) the Continuity Award granted on June 21, 2012, both of which fully vest upon involuntary termination without Cause or voluntary termination for Good Reason within 12 months following a change-of-control.

Death or Disability

Name	Cash Payments	Stock Options(1)	Time-Based Restricted Shares		Performance-Based Shares(2)	Total
Mr. Joly	$—	$1,934,583	$4,558,822	(3)	$5,542,035	$12,035,440
Ms. McCollam	—	2,848,022	1,754,279	(3)	2,313,388	6,915,689
Ms. Ballard	—	139,026	2,915,123	(4)	297,421	3,351,570
Mr. Buckley	—	1,208,857	—		1,701,216	2,910,073
Mr. Mohan	—	416,767	802,455	(5)	483,468	1,702,690

(1)	All outstanding unvested stock options fully vest upon death or disability.

(2)
All outstanding performance-based restricted share awards vest on a pro-rata basis to the extent that the performance goals have been attained through the date of the NEO's death or termination due to disability. If the Compensation Committee deems that performance goals have been achieved and has determined the number of shares earned, the actual number of shares that would vest is calculated based on the number of days the NEO was employed through termination over the total number of days in the performance period. On the last day of fiscal 2014, the Fiscal 2014 Performance Shares were trending at a 150% payout for all NEOs. Mr. Joly and Ms. McCollam's Sign-On Performance Shares and the rest of the NEOs' fiscal 2013 Performance Shares were trending at a 129% payout.

(3)	The amounts represent Mr. Joly and Ms. McCollam's unvested Sign-On Time-Based Shares, which fully vest upon death or disability.

(4)
The amount represents the unvested portions of the following awards granted to Ms. Ballard: (1) time-based restricted shares granted under our fiscal 2012 LTI Program; (2) the Retention Award granted on April 6, 2011, and (3) the Continuity Award granted on June 21, 2012, all of which fully vest upon death or disability.

(5)
The amount represents the unvested portions of the following awards granted to Mr. Mohan: (1) the Retention Award granted on April 6, 2011, and (2) the Continuity Award granted on June 21, 2012, both of which fully vest upon death or disability.

Director Compensation

Overview of Director Compensation

Each year, the Compensation Committee reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board's duties, and to fairly compensate directors for their service. As part of their analysis, the Compensation Committee considers the total value of the compensation as compared with director compensation at other Fortune 100 companies and our peer group of companies, which is described in Compensation Discussion and Analysis – Factors in Decision-Making. In June 2013, the Compensation Committee approved the fiscal 2014 compensation for non-management directors, as detailed below.

Cash Compensation

The fiscal 2014 cash compensation for our non-management directors consisted of the following annual retainers which, with the exception of two committee chair retainers, remained unchanged from fiscal 2013:

	Annual Amount	Change from fiscal 2013
Annual retainer	$75,000	No change
Annual Chairman Premium retainer	75,000	No change
Annual committee chair retainer - Audit	20,000	Increased by $5,000
Annual committee chair retainer - Compensation & Human Resources	15,000	No change
Annual committee chair retainer - Nominating	15,000	Increased by $5,000
Annual committee chair retainer - Finance and Investment Policy	10,000	No change

All annual retainers for non-management directors who serve on the Board or as chair of a committee for only a portion of a fiscal year are prorated. All annual retainers are paid in quarterly installments.

Director Equity Awards

For fiscal 2014, the Compensation Committee decided, in order to align with current market practices, to move away from granting unrestricted shares to non-management directors and instead move to granting full value awards that translate into restricted stock units which vest in full one-year from the date of grant and must be held until the director leaves the Board. As a result, on June 19, 2013, the Compensation Committee approved a value-based equity award of $175,000 for all of the then-serving directors, which resulted in each then-serving director receiving 6,327 restricted stock units. On the same date, the Compensation Committee approved the Chairman Premium Equity award with the same restrictions and conditions as the regular director awards and also valued at $175,000, resulting in an additional 6,327 restricted stock units granted to Mr. Tyabji in addition to his regular director award.

The Compensation Committee also considers equity grants for new directors at the time they are appointed to the Board. Because annual director equity awards were approved in June 2013, the Compensation Committee approved prorated fiscal 2014 grants for new directors, Messrs. Kenny and Millner, in September 2013 and January 2014, respectively.

The Compensation Committee also approved a grant for retiring director, Mr. James, on June 27, 2013. Mr. James received a grant of 6,327 unrestricted shares in recognition of his fiscal 2014 service on the Board prior to his retirement.

Director Compensation

The following table summarizes the compensation earned during fiscal 2014 by our non-management directors:

Name(1)	Fees Earned or Paid In Cash	Stock Awards(2)	Total
Bradbury M. Anderson(3)	$64,698	$175,005	$239,703
Lisa M. Caputo	75,000	175,005	250,005
Russell P. Fradin(4)	69,292	175,005	244,297
Kathy J. Higgins Victor(5)	90,000	175,005	265,005
Ronald James(6)	34,000	176,144	210,144
David W. Kenny(7)	26,458	87,506	113,964
Sanjay Khosla	75,000	175,005	250,005
Allen U. Lenzmeier(8)	64,698	175,005	239,703
Thomas L. Millner(9)	4,121	29,156	33,277
Matthew H. Paull(10)	17,280	—	17,280
Hatim A. Tyabji(11)	170,000	350,010	520,010
Gérard R. Vittecoq(12)	82,995	175,005	258,000

(1)	Mr. Joly, our only management director during fiscal 2014, did not receive any compensation for his service as a director.

(2)	These amounts reflect the aggregate grant date fair value for shares of our stock granted to our directors during fiscal 2014.

(3)	Mr. Anderson joined the Board on March 25, 2013.

(4)	Mr. Fradin joined the Board on April 17, 2013. He was appointed as chair of the Compensation Committee on June 20, 2013.

(5)	Ms. Higgins Victor is chair of the Nominating Committee.

(6)	Mr. James retired from the Board on June 20, 2013. Prior to his retirement, he was chair of the Compensation Committee.

(7)	Mr. Kenny joined the Board on September 27, 2013.

(8)	Mr. Lenzmeier joined the Board on March 25, 2013.

(9)	Mr. Millner joined the Board on January 13, 2014.

(10)	Mr. Paull retired from the Board on April 17, 2013.

(11)
As our Chairman, Mr. Tyabji receives a Chairman Premium retainer and Chairman Premium equity award in addition to the standard non-management director compensation. Mr. Tyabji is also chair of the Audit Committee.

(12)	Mr. Vittecoq was appointed as chair of the Finance and Investment Policy Committee on April 17, 2013.

Director Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines requiring our non-management directors to own, indirectly or directly, 10,000 shares. We expect that until the ownership target is met, directors will retain: (i) 50% of the net proceeds received from the exercise of a stock option in the form of Best Buy common stock; and (ii) 50% of shares (net of taxes) issued in connection with the lapse of restrictions on restricted share awards. The ownership target does not need to be met within a certain timeframe and our directors are considered in compliance with the guidelines as long as progress towards the ownership target is being made, consistent with the expectations noted above. In further support of director stock ownership, equity grants for directors beginning in fiscal 2014 have a holding requirement through the conclusion of each director's service on our Board. In fiscal 2014, all of our non-management directors were in compliance with the ownership guidelines, either by meeting the ownership target or by making progress towards the ownership target.

Our stock ownership guidelines for executive officers are discussed in the Compensation Discussion and Analysis - Executive Compensation Elements - Other Compensation section.

Deferred Compensation Plan

Each calendar year, we offer our directors the opportunity to defer up to 100% of their annual and committee chair retainers under the Deferred Compensation Plan which is described in Compensation of Executive Officers – Non-Qualified Deferred Compensation Plan. No Company contributions or matching contributions are made for the benefit of directors under the Deferred Compensation Plan.

Other Benefits

We reimburse all directors for travel and other necessary business expenses incurred in performance of their services for us. In addition, all directors are covered under a directors' and officers' indemnity insurance policy.

ITEM OF BUSINESS NO. 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders with an opportunity to cast an advisory vote, a "Say on Pay," regarding the fiscal 2014 compensation of our NEOs, as described in the Executive and Director Compensation section of this proxy statement.

In June 2011, in consideration of the results of the fiscal 2011 advisory vote on the frequency of "Say on Pay" votes, the Board determined to hold such votes on an annual basis until the next vote on the frequency of "Say on Pay" votes. Accordingly, the next "Say on Pay" vote will be held at the Company's 2014 Regular Meeting of Shareholders.

Information about the Advisory Vote to Approve Named Executive Officer Compensation

The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company's NEOs, as defined in the Introduction to the Executive and Director Compensation — Compensation Discussion and Analysis section of this proxy statement. While the advisory vote to approve named executive officer compensation is not binding on us, it will provide useful information to our Board and the Compensation Committee regarding our shareholders' views of our executive compensation philosophy, policies and practices. The Compensation Committee values our shareholders' opinions and will take the results of the vote into consideration when determining the future compensation arrangements for our NEOs. To the extent there are significant negative "Say on Pay" advisory votes, we plan to consult directly with shareholders to better understand the concerns that influenced the vote and consider constructive feedback in making future decisions about our executive compensation program.

As detailed in our CD&A, we believe our fiscal 2014 executive compensation program reflects market appropriate practices and balances risk and reward in relation to our overall business strategy and ongoing business transformation.

Our executive compensation program is focused on pay-for-performance and seeks to mitigate risks related to compensation in order to further align management's interests with shareholders' interests in long-term value creation.

Accordingly, we ask that our shareholders cast an advisory vote to approve the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended February 1, 2014, as described in the Executive and Director Compensation — Compensation Discussion and Analysis section and the compensation tables and related material disclosed in the Company's proxy statement for its 2014 Regular Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Board Voting Recommendation

Our Board recommends an advisory vote FOR approval of the fiscal 2014 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules.

The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required for advisory approval of our NEO compensation.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ITEM OF BUSINESS NO. 4 — APPROVAL OF OUR 2014 OMNIBUS INCENTIVE PLAN

General Information

On April 21, 2014, the Board adopted, subject to shareholder approval, the Best Buy Co., Inc. 2014 Omnibus Incentive Plan (the "2014 Plan"). The purpose of the 2014 Plan is to promote the interests of Best Buy and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors and directors who we expect will contribute to our growth and financial performance for the benefit of our shareholders. Upon adoption by shareholders, the 2014 Plan will replace the 2004 Omnibus Stock and Incentive Plan (the “2004 Plan”), which is scheduled to expire June 23, 2014.

We expect to make equity-based awards under the 2014 Plan at an annual rate of 1.33% to 1.66% of our outstanding common stock based on our current assumptions and compensation strategies. Approval of the 2014 Plan and termination of the 2004 Plan will result in Best Buy's overhang (the sum of plan shares in reserve plus plan shares outstanding, as a percentage of the sum of basic common shares outstanding, plan shares in reserve plus plan shares outstanding) increasing less than 1% from the current overhang, that is, from 12.6% to 13.3%, as shown below:

Overhang under existing 2004 Plan	12.6%
Overhang assuming approval of the 2014 Plan	13.3%

The 2014 Plan, if approved, would provide a reserve of 22,500,000 shares of our common stock that would be available for issuance. Each stock option granted would count for one share and each “full value award” would count for two. A full value award is any award other than a stock option, stock appreciation right or similar award, the value of which is based solely on an increase in the value of the shares after the date of grant of such award. A grant of restricted stock is an example of a full value award. We expect the reserve to be sufficient to cover awards granted in fiscal 2015 and 2016.

The proposed 2014 Plan:

•	prohibits re-pricing of “underwater” stock options and stock appreciation rights;

•	prohibits dividend equivalents on stock options and unearned performance awards;

•
does not permit “liberal share counting” methods, such as adding back shares available for issuance under the 2014 Plan that were used to pay the exercise price of, or withholding taxes on, stock options; and

•	does not permit the use of liberal change of control definitions, such as those permitting acceleration of equity awards prior to consummation of the change of control transaction.

Our 2004 Plan supported our compensation program by including a combination of stock options with time-based vesting, and restricted stock with both time-based and performance-based vesting. Our proposed 2014 Plan is consistent with this compensation program.

The Board believes that the continuation of long-term incentive compensation is essential in attracting, retaining and motivating individuals to enhance the likelihood of our future success. In addition, a plan that permits awards with more flexible terms is essential to allowing us to align incentive compensation with increases in shareholder value. The flexibility of the 2014 Plan is consistent with our 2004 Plan in the types and specific terms of awards, allowing future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the 2014 Plan will permit us to award short-term and long-term incentives that achieve these goals.

Approval of this Item 4 will constitute approval of the 2014 Plan itself and approval of the material terms of the 2014 Plan relating to tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), including performance measures, permissible adjustments, and maximum individual limits, as discussed in more detail below.

The following is a summary of the material terms of the 2014 Plan and is qualified in its entirety by reference to the 2014 Plan, a copy of which is attached as Appendix B to this proxy statement, which may be obtained from us free of charge upon written request, and is also available on our Web site at www.investors.bestbuy.com - select the "Corporate Governance" link.

Summary of the 2014 Omnibus Plan

Administration

The Compensation Committee will administer the 2014 Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2014 Plan. The Compensation Committee may delegate the authority to grant awards to one or more officer or director, subject to any terms, conditions or limitations the Compensation Committee may impose. However, the Compensation Committee may not delegate such authority with respect to awards granted to officers subject to Section 16 of the Exchange Act or if such delegation would cause the 2014 Plan not to comply with the requirements of Section 162(m) or applicable law or regulation. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2014 Plan may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the 2014 Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability or the lapse of any restrictions relating to any outstanding award. The Compensation Committee has authority to interpret the 2014 Plan, and establish rules and regulations for the administration of the 2014 Plan. In addition, the Board may exercise the powers of the Compensation Committee at any time, except with respect to the grant of awards to our executive officers.

Eligible Participants

Any employee, officer, consultant, advisor or director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the 2014 Plan. As of the date of this proxy statement, approximately 140,000 employees, officers and directors were eligible as a class to be selected by the Compensation Committee to receive awards under the 2014 Plan.

Shares Available For Awards and Other Limits on Awards

The number of shares of common stock that may be issued under all stock-based awards made under the 2014 Plan will be equal to (i) 22,500,000, plus (ii) any shares subject to any award outstanding under the 2004 Plan that, after February 1, 2014, are not purchased, or are forfeited or reacquired by the Company, or otherwise not delivered to the participant due to termination or cancellation, less (iii) any shares subject to awards granted under the 2004 Plan after February 1, 2014. The number of shares available for awards under the 2014 Plan will be reduced by two shares for each share covered by a “full value award”. A full value award is any award other than a stock option, stock appreciation right or similar award, the value of which is based solely on an increase in the value of the shares after the date of grant of such award.

Certain awards under the 2014 Plan are subject to the following limitations:

•
The maximum number of shares subject to any stock options, stock appreciation rights or performance awards denominated in shares granted to any one person in any calendar year may not exceed 2,500,000.

•	The maximum value of performance awards denominated in cash granted to any one person in any calendar year may not exceed $10,000,000.

The purpose of the foregoing limitations are to ensure that awards intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) are fully deductible under that tax provision.

•
A maximum of 22,500,000 shares will be available for granting incentive stock options under the 2014 Plan, subject to the provisions of Section 422 or 424 of the Internal Revenue Code or any successor provision.

The maximum value of awards denominated in shares granted to any non-employee director in any calendar year may not exceed $500,000 in aggregate value in any calendar year (as determined in accordance with applicable financial accounting rules); provided, that the forgoing does not apply to any election by a director to receive an award in lieu of cash retainers or fees.

•
The Compensation Committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2014 Plan.

If any shares subject to any award, or to which an award relates, granted under the 2004 Plan and the 2014 Plan are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, such shares will again be available for future awards under the 2014 Plan. Any shares subject to an award granted under either plan (a) used to pay the exercise price of stock options via a “net exercise” or otherwise, (b) withheld or tendered to pay tax withholding obligations with respect to stock options or stock appreciation rights, (c) subject to a stock appreciation right that are not issued when such right is settled, and (d) repurchased using stock option exercise proceeds will not be available for future issuance under the 2014 Plan.

Types of Awards and Terms and Conditions

The 2014 Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights ("SARs");

•	restricted stock and restricted stock units;

•	performance awards of cash, stock or property;

•	dividend equivalents; and

•	other stock-based awards (which may be payable in shares, cash, or other forms).

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2014 Plan or any other compensation plan. Awards can be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock or other securities, or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR except if the award is in substitution for an award previously granted by an entity acquired by us. The fair market value of a share will be the closing price of one share as reported on the NYSE as of the applicable date, unless otherwise determined by the Compensation Committee. The term of awards will not be longer than ten years (except that award agreements may provide, to the extent consistent with Section 409A of the Internal Revenue Code, in the event the exercise of the award is tolled not more than 30 days because the exercise would otherwise violate applicable law or any Company policy).

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. Except as otherwise determined by the Compensation Committee or as provided in an award agreement, upon a holder’s termination of employment or resignation or removal as a director during the applicable restriction period, all shares of restricted stock and all restricted stock units held by such person at such time shall be forfeited and reacquired by us; provided, however, that the Compensation Committee may, when it finds that a waiver would be in our best interests, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units. Rights to dividends or dividend equivalent amounts during the restricted period are discussed below.

Performance Awards. Performance awards granted under the 2014 Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m). Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. The Compensation Committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m). Performance goals must be based solely on one or more of the following business criteria:

•	Economic value added (EVA);

•	Sales or revenue;

•	Costs or expenses;

•	Net profit after tax;

•	Gross profit;

•	Income (including without limitation operating income, pre-tax income and income attributable to the Company);

•	Cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof);

•
Earnings before interest and taxes (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales);

•	Earnings per share (EPS) basic or diluted;

•	Earnings per share from continuing operations;

•
Returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR));

•	Margins (including one or more of gross, operating and net income margin);

•	Ratios (including one or more of price-to-earnings, debt-to-assets, debt-to-net assets and rations regarding liquidity, solvency, fiscal capability, productivity or risk);

•	Budget comparisons;

•	Unit volume;

•	Stock price;

•	Net working capital;

•	Value creation;

•	Market share;

•	Market capitalization;

•	Workforce satisfaction and diversity goals;

•	Employee retention;

•	Customer satisfaction;

•	Implementation or completion of key projects; and

•	Strategic plan development and implementation.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures, and may be applied at individual or organizational levels. The limits on awards intended to represent "qualified performance-based compensation" within the meaning of Section 162(m) were described above under the section titled Shares Available For Awards and Other Limits on Awards.

Dividend Equivalents. Dividend equivalents entitle holders to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of dividends paid by us to our shareholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents may not be awarded with respect to grants of options, stock appreciation rights or any other awards the value of which is based solely on an increase in the value of shares after the grant date. Dividend equivalents may not be paid on performance awards prior to the date on which all conditions or restrictions relating to such award (or portion thereof to which the dividend equivalent relates) have been satisfied. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee.

Stock Awards. The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the 2014 Plan limitations.

Other Stock-Based Awards. The Compensation Committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our shares of common stock. Any shares of our common stock delivered pursuant to a purchase right must be purchased for consideration having a value equal to at least 100% of the fair market value of the shares on the date the purchase right is granted. Subject to limited exceptions described in the 2014 Plan, the term of any such award may not exceed ten years.

Duration, Termination and Amendment. If approved, unless discontinued or terminated by the Board, the 2014 Plan will expire on April 21, 2024. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2014 Plan prior to expiration may extend beyond the end of such period through the award's normal expiration date. No performance award awards intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) shall be made under the 2014 Plan after the first shareholder meeting to occur in the fifth year following the year in which shareholders approved the performance goals described above unless and until the performance goals or the 2014 Plan are re-approved by the shareholders.

The Board and, pursuant to the delegation of its authority, the Compensation Committee may amend, alter or discontinue the 2014 Plan at any time, although prior shareholder approval must be obtained for any action that would increase the number of shares of our common stock available, increase the award limits under the 2014 Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or expand the class of persons eligible to receive awards under the 2014 Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of the NYSE or any other securities exchange applicable to us. Any amendment to the 2014 Plan, or any outstanding award, is subject to compliance with all applicable laws, rules and policies of any applicable governmental entity or securities exchange, including any required approval.

The Compensation Committee may amend or terminate any outstanding award, but (except as provided below with respect to certain corporate transactions) not without the consent of any award recipient or beneficiary if such action would materially and adversely affect the rights of the holder of the award.

Corporate Transactions

Upon any reorganization, merger, consolidation, split-up, spin-off, take-over bid, or any other similar corporate transaction, the Compensation Committee or the Board may, in its discretion, provide for any of the following:

•
Termination of any award, whether or not vested, in exchange for the amount of cash and/or property that would have been received upon the exercise of the award or the realization of the award holder’s rights or the replacement of the award with other rights or property in the discretion of the Compensation Committee or the Board;

•	Assumption or substitution of any award by the successor or survivor corporation, with appropriate adjustment to the number and kind of shares and exercise price;

•	Subject to the limitations provided below, acceleration of the exercisability or the vesting of any award, notwithstanding the terms in any award agreement; or

•	Prevention of additional vesting or exercisability of any award after a specified date.

Notwithstanding the Compensation Committee's discretion described above, no award agreement may contain a change in control definition that would accelerate the exercisability or the lapse of restrictions of any award upon only the announcement or shareholder approval (rather than the consummation of) any reorganization, merger, consolidation, split-up, spin-off, combination, or any other similar corporate transaction.

Prohibition on Repricing Awards

Without the approval of our shareholders, (a) no option or SAR may be amended to reduce its exercise or grant price, (b) no option or SAR may be cancelled and replaced with an option or SAR having a lower exercise price and (c) no option or SAR may be cancelled or repurchased for cash or other securities, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2014 Plan.

Transferability of Awards

Unless otherwise provided by the Compensation Committee, awards under the 2014 Plan (other than fully vested and unrestricted shares) may only be transferred by will or by the laws of descent and distribution, and no award (other than fully vested and unrestricted shares) may be pledged, alienated, attached or otherwise encumbered. Any exception permitted by the Committee shall be for no value and in accordance with the rules of Form S-8. The Compensation Committee may allow award recipients to designate a beneficiary or beneficiaries to exercise the rights of the award recipient and receive any property distributable with respect to any award in the event of an award recipient’s death.

Clawback and Recoupment

All awards granted under the 2014 Plan will be subject to forfeiture or other penalties in accordance with our clawback and recoupment policy.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Restricted Stock and Unrestricted Stock Awards. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. In contrast, unrestricted stock grants are taxable at grant. An award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain (or loss) generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to: (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the 2014 Plan are "qualified performance-based compensation" within the meaning of Section 162(m), we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2014 Plan.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the 2014 Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state income tax obligations.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2014 Plan. In addition, the Compensation Committee in its discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2014 Plan were to be approved by the shareholders. The closing price of a share of our common stock as reported on the NYSE on April 21, 2014, was $24.12.

Equity Compensation Plan Information

The following table provides information about Best Buy common stock that may be issued under our existing equity compensation plans as of February 1, 2014.

The table does not include information about our proposed Plan which is being submitted for shareholder approval at the Meeting. If the 2014 Plan was to be approved by our shareholders, the 2004 Plan will be terminated, and no further awards will be made pursuant to it.

Plan Category	Securities to be Issued upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price per Share of Outstanding Options and Rights(1) (b)	Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Equity compensation plans approved by security holders	23,738,232(3)	$36.38	23,974,493

(1)	Includes weighted-average exercise price of outstanding stock options only.

(2)	Includes 4,907,102 shares of our common stock which have been reserved for issuance under our 2008 and 2003 Employee Stock Purchase Plans.

(3)
Includes grants of stock options and market-based and performance-based restricted stock under our 1994 Full-Time Non-Qualified Stock Option Plan, as amended; our 1997 Directors' Non-Qualified Stock Option Plan, as amended; our 1997 Employee Non-Qualified Stock Option Plan, as amended; and our 2004 Omnibus Stock and Incentive Plan, as amended.

Board Voting Recommendation
Upon the recommendation of management, the Board adopted the Best Buy Co., Inc. 2014 Omnibus Incentive Plan and recommends to the shareholders that they vote FOR the approval of the 2014 Plan.

The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the Best Buy Co., Inc. 2014 Omnibus Incentive Plan.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" THE APPROVAL OF THE BEST BUY CO., INC. 2014 OMNIBUS INCENTIVE PLAN.

OTHER BUSINESS

Management and the Board are not aware of any other item of business that will be addressed at the Meeting. If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.

PROPOSALS FOR THE NEXT REGULAR MEETING OF SHAREHOLDERS

Any shareholder proposal intended to be presented for consideration at our 2015 Regular Meeting of Shareholders and to be included in our proxy statement for that meeting must be received by our Secretary no later than December 30, 2014, at our principal executive office, addressed as follows:

Mr. Keith J. Nelsen
General Counsel and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423

In accordance with our By-laws, any shareholder proposal, including any director nominations, received and intended to be presented for consideration at our 2015 Regular Meeting of Shareholders, though not included in our proxy statement for that meeting, must be received by our Secretary at the address set forth above no more than 150 days and no less than 120 days before the anniversary of the prior year's regular meeting of shareholders. Accordingly, such proposals will be considered untimely if received before January 11, 2015, or after February 10, 2015. Any such shareholder proposal must also comply with the procedural requirements of our By-laws. The advance notice requirement in our Amended and Restated By-laws supersedes the notice period in Rule 14a-4(c)(1) of the federal proxy rules regarding discretionary proxy voting authority with respect to shareholder business.

By Order of the Board of Directors

Keith J. Nelsen
April 29, 2014	Secretary

Forward-Looking and Cautionary Statements:

This proxy material contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “outlook,” “plan,” “project,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, changes in consumer preferences, credit market constraints, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, natural or man-made disasters, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, the Company's ability to react to a disaster recovery situation, the impact of labor markets and new product introductions on overall profitability, failure to achieve anticipated benefits of announced transactions, integration challenges relating to new ventures and unanticipated costs associated with previously announced or future restructuring activities. A further list and description of these risks, uncertainties and other matters can be found in the company's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Best Buy's Annual Report on Form 10-K filed with the SEC on March 28, 2014. Best Buy cautions that the foregoing list of important factors is not complete, and any forward-looking statements speak only as of the date they are made. Best Buy assumes no obligation to update any forward-looking statement that it may make.

APPENDIX A
Approved by the Board September 2013

BEST BUY CO., INC.

AUDIT COMMITTEE

CHARTER

Purpose

The Audit Committee ("Committee") of Best Buy Co., Inc. ("Company") is appointed by the Board of Directors ("Board") to discharge the Board's responsibilities relating to oversight of the following: 1) the integrity of the Company's financial statements and financial reporting processes, 2) the Company's internal accounting systems, financial and operational controls, 3) the qualifications and independence of the independent auditor, 4) the performance of the Company's Internal Audit function and the independent auditor, 5) the preparation of a report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement, and 6)  the Company’s compliance with its ethics programs, including the its Code of Business Ethics, and legal and regulatory requirements. In so doing, the Committee will maintain free and open communication between the Board, the independent auditor, Internal Auditors and management of the Company.

Committee Membership

The Committee will be composed of at least three directors, each of whom shall meet the independence and experience requirements of the SEC as defined by the New York Stock Exchange (“NYSE”) listing standards. All Committee members will be financially literate and will have sufficient knowledge of financial matters to enable them to carry out the responsibilities of the Committee. At least one member of the Committee will be designated as the "financial expert" with accounting or related financial management expertise as defined by SEC rules and NYSE listing standards. In addition, members of the Committee may not accept any consulting, advisory, or other compensatory fee from the Company (other than in their capacity as a member of the Board or one or more of the Board's committees) and may not be affiliated persons of the Company or its subsidiaries. The Committee members and Chairperson will be appointed by the Board pursuant to the recommendations of the nominating committee of the Board and may be removed by the Board in its discretion. No Committee member will simultaneously serve on the audit committees of more than two other public companies. The Committee will have authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee will meet on a regularly scheduled basis and at such additional times as circumstances require. All Committee members are expected to attend each meeting, in person or via tele- or video-conference. Two of the Committee members will comprise a quorum. The Committee may request that other Board members, or officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee. The Committee may exclude from its meetings any persons it deems inappropriate. The Committee shall have the right to meet in executive session (without management present) with any of the outside counsel, consultants, experts or other advisors it deems necessary to retain. If practicable, meeting agendas will be prepared in advance of the meeting and distributed to members, along with appropriate briefing materials. During the meeting, a record of the meeting minutes shall be taken. In lieu of a meeting, action may be taken by a majority vote of the Committee members via written consent or written action. Minutes and written actions will be filed with the Company’s books and records.

Committee Authority

The Committee will have the authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

•	Obtain full access to all relevant records, property and personnel of the Company.

•	Retain, at the Company’s expense outside counsel or other experts and advisors as it determines necessary.

•
Approve appropriate compensation for the independent auditor or any other registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attestation services for the Company.

•	Approve appropriate compensation at the Company’s expense for any advisers engaged by the Committee for the purpose of carrying out its duties, and ordinary administrative expenses of the Committee.

Committee Responsibility

The following represent the primary recurring duties of the Committee in carrying out its oversight responsibilities:

A.	Independent Auditor

1.
The Committee will be directly responsible for the appointment (subject, as applicable, to shareholder ratification), termination, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. The Committee will, at least annually, evaluate the independent auditor's qualifications, performance and independence, taking into account the opinions of management and its internal auditors. Such evaluation will include the review and evaluation of the experience and qualifications of the senior members of the independent auditor team. The conclusions regarding the independent auditor evaluation will be presented to the Board.

2.
The Committee will ensure the rotation of the lead audit partner and other audit partners as professional standards dictate, and consider whether there should be regular rotation of the audit firm itself.

3.
The Committee will pre-approve all audit and non-audit services provided by the independent auditor unless such services are considered de-minimus audit‑related services as defined by the SEC and acceptable under the Company's independent auditor policy. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the Committee at its next scheduled meeting.

4.	At least annually, the Committee will obtain and review a report by the independent auditor describing:

a.	The firm's internal quality control procedures.

b.	Any material issues raised by:

(i)	The most recent internal quality control review, reviews performed by the Public Company Accounting Oversight Board (“PCAOB”) or SEC, or any other peer review of the firm,

(ii)	Any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and

(iii)	Any steps taken to deal with any such issues.

c.	All relationships between the independent auditor and the Company to assess the auditor's independence under Rule 3526 of the PCAOB.

5.
The Committee will establish for the Company clear hiring policies for employees or former employees of the independent auditor that meet applicable listing standards as well as federal rules and regulations.

B.	Audit Processes and Reporting

1.
The Committee will meet with the internal auditors, the independent auditors and appropriate management of the Company to review the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee will also meet with these groups to discuss the adequacy and effectiveness of the Company's accounting, financial and other internal controls. Further, the Committee will meet separately with management, its internal auditors and the independent auditor periodically, to discuss the results of their examinations and whether there were any audit problems or difficulties encountered during their work or with management's responses.

2.	The Committee will review:

a.
Reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

b.	Management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year.

c.
All required communications between the independent auditor and the Company, such as the management letter or accounting adjustments that were noted or proposed by the independent auditor, but were not adopted or reflected.

d.
At their discretion, any material communications between the independent auditor’s audit team and the independent auditor's national office regarding auditing or accounting issues presented by the engagement.

e.	The Internal Audit function including; the Internal Audit charter, significant audit results, budgeting and staffing.

3.
The Committee will discuss with the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures that may have a material impact on the Company’s financial statements.

4.
The Committee will review the interim financial statements with management and the independent auditor prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. Further, the Committee will review and discuss with management and the independent auditor earnings press releases, including the use, if any, of "pro-forma" or "adjusted" non-GAAP information, as well as earnings guidance provided to analysts and rating agencies. The Chairperson or a designee of the Committee may represent the entire Committee for purposes of these reviews.

5.
The Committee will review with management and the independent auditor the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, to be included in the Company's Annual Reports on Form 10-K. The Committee will also review with management and the independent auditor their judgments about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Additionally, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. Following completion of the annual audit, the Committee will review the independent auditor's recommendations to management as well as the results of procedures performed.

6.	The Committee will prepare its report to be included in the Company's annual proxy statements, as required by SEC regulations.

7.
The Committee will review disclosures made by the Company’s Chief Executive Officer and Chief Financial Officer during the Forms 10-K and 10-Q certification processes about significant deficiencies, if any, in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

C.	Legal and Ethical Compliance

1.
The Committee will establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In addition, if appropriate, the Committee will periodically receive Company attorneys' reports of evidence of material violations of securities laws, or breaches of fiduciary duty.

2.
The Committee will evaluate the Company's policies and procedures to assess, monitor and manage legal and ethical compliance programs, including the Company’s Code of Business Ethics and Related Party Transactions Policy. The Committee will also review material related party transactions.

3.
The Committee will also discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

The Committee will also undertake such additional activities as the Committee may from time to time determine or as may otherwise be required by law, the company’s articles or by-laws or directive of the Board.

The Committee will make regular reports to the Board and will recommend any proposed actions to the Board for approval as necessary. Specifically, the Committee will review with the Board any material issues brought to the Committee by management under the procedures developed by the Committee pursuant to Section 301(m)(4) of the Sarbanes Oxley Act of 2002. The Committee will review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the SEC.

The Committee will at least annually evaluate its own performance to determine whether it is functioning effectively.

The primary responsibility of the Committee is to oversee the Company's financial reporting process and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditor is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and with the objective of assessing whether the Company's accounting and financial reporting practices are in accordance with all requirements and are of the highest quality.

APPENDIX B

BEST BUY CO., INC.
2014 OMNIBUS INCENTIVE PLAN

Section 1.	Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.
Section 2.    Definitions

As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)“Board” shall mean the Board of Directors of the Company.

(e)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)“Committee” shall mean the Compensation and Human Resources Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b‑3 and an “outside director” within the meaning of Section 162(m).

(g)“Company” shall mean Best Buy Co., Inc., a Minnesota corporation, and any successor corporation.

(h)“Director” shall mean a member of the Board.

(i)“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j)“Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate.

(k)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

(m)“Full Value Award” shall mean any Award other than an Option, Stock Appreciation Right or similar Award, the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)“Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t)“Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

•	economic value added (EVA);

•	sales or revenue;

•	costs or expenses;

•	net profit after tax;

•	gross profit;

•	income (including without limitation operating income, pre-tax income and income attributable to the Company);

•	cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof);

•
earnings (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;

•	earnings per share (EPS) (basic or diluted);

•	earnings per share from continuing operations;

•
returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR));

•	margins (including one or more of gross, operating and net income margin);

•	ratios (including one or more of price-to-earnings, debt-to-assets, debt-to-net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk);

•	budget comparisons;

•	unit volume;

•	stock price;

•	net working capital;

•	value creation;

•	market share;

•	market capitalization;

•	workforce satisfaction and diversity goals;

•	employee retention;

•	customer satisfaction;

•	implementation or completion of key projects;

•	strategic plan development and implementation.

Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the

Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.
(u)“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v)“Plan” shall mean the Best Buy Co., Inc. 2014 Omnibus Incentive Plan, as amended from time to time.

(w)“Prior Plan” shall mean the Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan, as amended from time to time.

(x)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(y)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(aa)“Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(bb)    “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(cc)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)    “Share” or “Shares” shall mean a share or shares of common stock, $.10 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ee)    “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ff)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(gg)    “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3.    Administration

(a)    Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (subject to the limitations in Section 6(a)(iii)(A)), other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6(h)(ix); (ix)  interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-United States jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)    Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m), applicable exchange rules or applicable corporate law.

(c)    Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m); and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of the New York Stock Exchange or any other securities exchange applicable to the Company) may grant Awards to Directors who are not also employees of the Company or an Affiliate.

(d)    Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. To the full extent permitted by law, the provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4.    Shares Available for Awards

(a)    Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal:

(i)	22,500,000 Shares, plus

(ii)
any Shares subject to any outstanding award under the Prior Plan that, after February 1, 2014, are not purchased or are forfeited or reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation or Shares covered by an Award that are settled in cash), or otherwise not delivered to the Participant due to termination or cancellation of such award, less

(iii)
any Shares subject to any award issued under the Prior Plan after February 1, 2014. On and after stockholder approval of this Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. When determining the Shares added to and subtracted from the aggregate reserve under paragraphs (ii) and (iii) above, the number of Shares added or subtracted shall be also determined in accordance with the Share counting rules described in Section 4(b) below (including, for avoidance of doubt, the fungibility ratio and Share recycling rules).
(b)    Counting Shares. For purposes of this Section 4, except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For purposes of determining the number of Shares covered on the date of grant by a Stock Appreciation Right that is to be settled in Shares, the aggregate number of Shares with respect to which the Stock Appreciation Right is to be exercised shall be counted against the number of Shares available for Awards under the Plan (without regard to the number of actual Shares issued upon settlement). With respect to any Full Value Award, the number of Shares available for Awards under the Plan shall be reduced by 2 Shares for each Share covered by the Full Value Award. Notwithstanding the foregoing, the following special rules shall apply with respect to share counting under the Plan:

(i)
If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation or Shares covered by an Award that are settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)
Notwithstanding anything to the contrary in this Section 4(b), the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (C) Shares covered by a Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)
Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)    Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)    Award Limitations Under the Plan.

(i)
Section 162(m) Limitation for Performance Awards Denominated in Shares. No Eligible Person may be granted any Stock Options, Stock Appreciation Rights or Performance Awards denominated in Shares, for more than 2,500,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(ii)
Section 162(m) Limitation for Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash to any Participant in the aggregate in any calendar year shall be $10,000,000 in value. This limitation contained in this Section 4(d)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 4(d)(i). The limitation contained in this Section 4(d)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other shareholder-approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(iii)
Limitation on Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $500,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Section 5.    Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6.     Awards

(a)Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)
Option Term. The term of each Option shall be fixed by the Committee at the time but shall not be longer than 10 years from the date of grant. Notwithstanding the foregoing, the Committee may provide in the terms of an Option (either at grant or by subsequent modification) that, to the extent consistent with Section 409A, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of not more than thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(iii)
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)
Promissory Notes. Notwithstanding the foregoing, the Committee may accept a promissory note as consideration only if the acceptance of such note does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002.

(B)
Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)	The aggregate number of Shares that may be issued under all Incentive Stock Options under the Plan shall be 22,500,000.

(B)
The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(C)
All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board and the date this Plan was approved by the shareholders of the Company.

(D)
Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(E)
The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(F)
Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitations described in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(e).

(ii)
Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)
Forfeiture. Except as otherwise determined by the Committee or as provided in an Award Agreement, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

(i)
Timing of Designations; Duration of Performance Periods. For each Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

(ii)
Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Performance Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(iii)
Payment of Performance Awards. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis, subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with a Performance Award, but may not exercise discretion to increase such amount.

(e)Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award, and (ii) no dividend or Dividend Equivalent payments shall be made to a Participant with respect to any Performance Award or other Award subject to performance-based vesting conditions prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the dividend or Dividend Equivalent relates) have been satisfied.

(f)Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g)Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(g) shall contain a purchase right or an option-like exercise feature. The consideration paid by the Participant may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, promissory notes (subject to the limitations in 6(a)(iii)(A)), other securities, other Awards or other property or any combination thereof, as the Committee shall determine.

(h)General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)
Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)
Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)	Term of Awards. Subject to Section 6(a)(ii), Section 6(a)(iv)(C), and Section 6(b), the term of each Award shall be for a period not to exceed 10 years from the date of grant.

(v)
Limits on Transfer of Awards. Except as otherwise provided by the Committee in its discretion and subject to such additional terms and conditions as it determines, no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. If the Committee does permit the transfer of an Award other than a fully vested and unrestricted Share, such transfer shall be for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(vi)
Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii)
Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units, Performance Award or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Options or Stock Appreciation Rights for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

(viii)
Acceleration of Vesting or Exercisability. Neither the Committee nor an Award Agreement shall accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a change in control of the Company unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such change-in-control event.

(ix)
Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control of the Company or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or effective control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.Amendment and Termination; Corrections

(a)Amendments to the Plan and Awards.
The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty, prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(i)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii)	increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)	increase the number of shares or value subject to the limitations contained in Section 4(d) of the Plan or otherwise cause Section 162(m) to become unavailable with respect to the Plan;

(iv)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(h)(vii) of the Plan; or

(v)
permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan.

(b)Corporate Transactions. In the event of any reorganization, merger, consolidation, split up, spin off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)
either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)
that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)
that subject to Section 6(h)(viii), the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

(c)Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy minimum statutory withholding requirements) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
Section 9.General Provisions

(a)No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d)No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(f)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Company’s clawback policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.
Section 11.Effective Date of the Plan

The Plan was adopted by the Board on April 21, 2014. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on June 10, 2014, and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.
Section 12.Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on April 21, 2024 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that no Performance Award shall be made under the Plan after the first shareholder meeting to occur in the fifth year following the year in which shareholders approved the Performance Goals unless and until the Performance Goals or the Plan is re-approved by the shareholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

*** Exercise Your *Right* to Vote ***

BEST BUY CO., INC.

M74606-P46179

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 14, 2014
Date: June 10, 2014 **Time:** 9:30 a.m. Central Time
Location: Best Buy Corporate Campus-Theater
7601 Penn Avenue South
Richfield, MN 55423

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com*, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com,* or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* *www.proxyvote.com*
2) *BY TELEPHONE:* *1-800-579-1639*
3) *BY E-MAIL*:* *sendmaterial@proxyvote.com*

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 27, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

SCAN TO
VIEW MATERIALS & VOTE

Vote By Internet: Go to *www.proxyvote.com* or from a smart phone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote In Person: You can vote these shares in person at the meeting by requesting a ballot from the Inspector of Elections.

Shareholder Meeting Registration: To attend the meeting in person, go to the "request meeting admission" link at *www.proxyvote.com*

M74607-P46179

Voting Items

This Proxy, when properly executed and returned to Best Buy, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4, if properly presented at the Meeting. In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting.

1. Election of Directors

   Nominees:

   1a) Lisa M. Caputo

   1b) Russell P. Fradin

   1c) Kathy J. Higgins Victor

   1d) Hubert Joly

   1e) David W. Kenny

   1f) Thomas L. Millner

   1g) Gérard R. Vittecoq

3. To approve in a non-binding advisory vote our named executive officer compensation.

4. To approve the 2014 Omnibus Incentive Plan.

5. In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting.

M74608-P46179

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting in person, go to the " request meeting admission " link at *www.proxyvote.com*.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M74604-P46179 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BEST BUY CO., INC.

This Proxy, when properly executed and returned to Best Buy, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4, if properly presented at the Meeting. In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a) Lisa M. Caputo	☐	☐	☐
1b) Russell P. Fradin	☐	☐	☐
1c) Kathy J. Higgins Victor	☐	☐	☐
1d) Hubert Joly	☐	☐	☐
1e) David W. Kenny	☐	☐	☐
1f) Thomas L. Millner	☐	☐	☐
1g) Gérard R. Vittecoq	☐	☐	☐

For comments, check the box to the right, and note on the reverse side. ☐

	For	**Against**	**Abstain**
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015.	☐	☐	☐
3. To approve in a non-binding advisory vote our named executive officer compensation.	☐	☐	☐
4. To approve the 2014 Omnibus Incentive Plan.	☐	☐	☐
5. In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting.			

	Yes	**No**
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

If you vote by mail, please date and sign exactly as your name appears and return this card promptly in the accompanying postage-paid envelope. If shares are held by joint tenants or as community property, both shareholders must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BEST BUY CO., INC.

REGULAR MEETING OF SHAREHOLDERS

Dear Best Buy Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week. Please note voting deadlines on the reverse side of this proxy card.

Vote by Internet:	Go to *www.proxyvote.com* and follow the prompts.
Vote by Telephone:	Call 1-800-690-6903 if you are in the U.S. or Canada, and follow the prompts.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

M74605-P46179

PROXY — BEST BUY CO., INC. — PROXY

7601 Penn Avenue South, Richfield, Minnesota 55423

This Proxy is Solicited
on Behalf of the Board of Directors
for use at the Regular Meeting of Shareholders to be held on
June 10, 2014

The undersigned appoint(s) Hatim A. Tyabji and/or Keith J. Nelsen, each with the power of substitution, as his or her proxies ("Proxy Agents") to vote as directed on the reverse side of this proxy card, all the shares of common stock of Best Buy Co., Inc. held of record by the undersigned as of April 14, 2014, at the Regular Meeting of Shareholders (the "Meeting") to be held on Tuesday, June 10, 2014, at 9:30 a.m. Central Time at the Best Buy Corporate Campus - Theater, 7601 Penn Avenue South, Richfield, Minnesota 55423, or any postponement or adjournment of the Meeting. The undersigned acknowledges receipt of the Notice of 2014 Regular Meeting of Shareholders and the related Proxy Statement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXY AGENTS WILL VOTE FOR PROPOSALS 1, 2, 3, AND 4, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ADJOURNMENT OF THE MEETING AND ANY OTHER MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

Comments: ____

____

(If you noted comments above, please mark corresponding box on the reverse side.)